AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998
                                              REGISTRATION NO. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                              THE PROVIDENT BANK
            (Exact name of registrant as specified in its charter)
          Ohio                                        31-0412725
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                                         (I.R.S. EMPLOYER IDENTIFICATION NO.)
                            ONE EAST FOURTH STREET
                            CINCINNATI, OHIO 45202
                                (513) 579-2000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                             MARK E. MAGEE, ESQ.
                              THE PROVIDENT BANK
                            ONE EAST FOURTH STREET
                            CINCINNATI, OHIO 45202
                                (513) 579-2000
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                               WITH A COPY TO:
     JAMES R. WHITAKER, ESQ.                 MICHAEL P. BRAUN, ESQ.
     KEATING, MUETHING & KLEKAMP, P.L.L.     BROWN & WOOD LLP
     1800 PROVIDENT TOWER                    ONE WORLD TRADE CENTER
     ONE EAST FOURTH STREET                  NEW YORK, NEW  YORK  10048-0557
     CINCINNATI, OHIO 45202

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time on or after the effective date of the registration statement, as determined by market conditions.

                        ---------------------------

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /
     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, PLEASE CHECK THE FOLLOWING BOX. /X/
     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING./ /____________
     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING./ /____________
     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX./ /

                       CALCULATION OF REGISTRATION FEE


                                                          Proposed        Proposed
                                          Amount          Maximum          Maximum        Amount of
       Title of Each Class of             to be        Offering Price     Aggregate     Registration
     Securities to Be Registered        Registered     Per Unit/(1)/      Offering           Fee
                                                                          Price/(1)/
Asset Backed Notes and Asset Backed
Certificates/(2)//(3)/  . . . . . .   $1,149,873,000        100%       $1,149,873,000    $340,416.06


/(1)/     Estimated for the purpose of calculating the registration fee.
/(2)/ Not specified as to each class of Asset Backed Securities to be registered pursuant to General Instruction II.D of Form S-3.
/(3)/ $149,873,000 in securities are being carried forward and $45,416.06 of the filing fee is associated with the securities being carried forward and was previously paid with the earlier registration statement.

     PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO REGISTRANT'S REGISTRATION STATEMENT NO. 333-35275 AS PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED JANUARY 30, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________, 199__)

                             $___________________
                                (APPROXIMATE)

          HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199_-_

                              THE PROVIDENT BANK
                        TRANSFEROR AND MASTER SERVICER

     Each Home Equity Loan Asset Backed Certificate, Series 199_-_ (collectively, the "Certificates") will represent an undivided interest in the Provident Home Equity Loan Trust 199_-_ (the "Trust Fund") to be formed pursuant to a Pooling and Servicing Agreement between The Provident Bank
("Provident"), as  Transferor and Master Servicer and (                 ), as
Trustee.  The property of the  Trust Fund will include a pool of  (adjustable rate) home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by either first and second deeds of trust or mortgages on one- to four-family residential properties. See "Index of Defined Terms" on Page (S-56) of this Prospectus Supplement and on Page (85) of the Prospectus for the location of the definitions of certain capitalized terms.
     The aggregate undivided interest in the Trust Fund represented by the Certificates will, as of ____________, 199_ (the "Cut-Off Date"), represent approximately __% of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust Fund not represented by the Certificates (the "Transferor Interest") will initially be equal to $_________________, which as of the Cut-Off Date is _% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.
     Distributions of principal and interest on the Certificates will be made on the __________th day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a "Distribution Date"), commencing ___________, 199_. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein under "Summary-- Collections"), distributions with respect to interest and principal calculated as set forth under "Summary--Interest," "Summary--Principal Payments from Principal Collections" and "Description of the Certificates-- Distributions on the Certificates" herein. The Certificates are not guaranteed by Provident or any affiliate thereof. (However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein under "Summary--The Policy") on each Distribution Date pursuant to the terms of a financial guaranty insurance policy (the "Policy") to be issued by
                                  (INSURER)
     There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "Risk Factors" herein and in the Prospectus.
     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER
          "RISK FACTORS" ON PAGE S-16 HEREIN AND ON PAGE (12) IN THE
                           ACCOMPANYING PROSPECTUS.


      THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO
                NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF
           PROVIDENT, THE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT
                 TO THE EXTENT PROVIDED HEREIN.  NEITHER THE
                   CERTIFICATES NOR THE MORTGAGE LOANS ARE
                        INSURED OR GUARANTEED BY ANY
                             GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              Price to    Underwriting   Proceeds to
                                                             Public (1)    Discount(2)  Provident (3)
Per Certificate . . . . . . . . . . . . . . . . . . . . .               %             %              %
Total . . . . . . . . . . . . . . . . . . . . . . . . . .  $             $              $


(1)  Plus accrued interest, if any, from _______________, 199_.
(2) Provident has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.
(3)  Before deducting expenses, estimated to be $_______________.
     The Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL Bank, soci t anonyme, and the Euroclear System on or about ______________, 199_ (the "Closing Date"). The Certificates will be offered in Europe and the United States of America.

                                (UNDERWRITER)
_____________, 199_
     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CLASS A CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
     The Certificates offered hereby constitute part of a separate series of Home Equity Loan Asset Backed Certificates being offered by The Provident Bank from time to time pursuant to its Prospectus dated _______________, 199__. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at _____________, telephone:_________, facsimile number:_____________, attention:__________.


                                   SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on Page S-56 of this Prospectus Supplement and on Page 85 of the Prospectus for the location of the definitions of certain capitalized terms.

Trust Fund          Provident  Home  Equity  Loan  Trust 199_-_  (the  "Trust
                    Fund") will be formed pursuant to a pooling and servicing
                    agreement   (the  "Agreement")   to   be  dated   as   of
                    ______________, 199_  (the  "Cut-Off Date")  between  The
                    Provident Bank ("Provident"),  as transferor and servicer
                    (together  with  any  successor  in  such  capacity,  the
                    "Transferor" and the "Master Servicer", respectively) and
                    (                    ), as trustee  (the "Trustee").  The
                    property  of the  Trust  Fund will  include:   a  pool of
                    (adjustable rate) home equity revolving credit line loans
                    made or to be made  in the future (the "Mortgage Loans"),
                    under  certain  home  equity revolving  credit  line loan
                    agreements (the "Credit Line  Agreements") and secured by
                    either   first  or   second   mortgages  on   residential
                    properties that  are one- to  four-family properties (the
                    "Mortgaged  Properties"); the  collections in  respect of
                    the  Mortgage  Loans  received  after  the  Cut-Off  Date
                    (exclusive of payments in respect of accrued interest due
                    on or prior to the Cut-Off Date); property that secured a
                    Mortgage Loan  which has been acquired  by foreclosure or
                    deed   in  lieu  of   foreclosure;  an   irrevocable  and
                    unconditional limited financial guaranty insurance policy
                    (the "Policy");  rights  under certain  hazard  insurance
                    policies covering  the Mortgaged Properties;  and certain
                    other   property,   as   described   more   fully   under
                    "Description of the Certificates--General" herein.

                    The Trust Fund property will include the unpaid principal balance of each Mortgage Loan as of the Cut-Off Date (the "Cut-Off Date Principal Balance") plus any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreement (the "Additional Balances") during the life of the Trust Fund. With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The aggregate Cut-Off Date Principal Balance of the Mortgage Loans is $____________________ (the "Cut-Off Date Pool Balance").
                    The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan (as defined herein under "Description of the Certificates-- Distributions on the Certificates") after final recovery of related Liquidation Proceeds (as defined herein under "Description of the Certificates--Allocations and Collections") shall be zero.

Securities Offered       Each   of  the   Home  Equity   Loan  Asset   Backed
                         Certificates,  Series  199_-_  offered  hereby  (the
                         "Certificates") represents an undivided interest  in
                         the Trust  Fund.   Each  Certificate represents  the
                         right  to  receive  payments  of  interest  at   the
                         variable  rate  described  below  (the  "Certificate
                         Rate"),  payable monthly, and  payments of principal
                         at such time and to the extent provided herein under
                         "Description  of the  Certificates--Distributions on
                         the Certificates".  The aggregate undivided interest
                         in the Trust Fund represented by the Certificates as
                         of the Closing Date will equal
                         $__________________    (the    "Original    Invested
                         Amount"), which  represents __% of the  Cut-Off Date
                         Pool Balance.   The "Original  Certificate Principal
                         Balance" will equal  $__________________.  Following
                         the Closing Date, the "Invested Amount" with respect
                         to any date will be  an amount equal to the Original
                         Invested Amount  minus (i)  the  amount of  Investor
                         Principal  Collections  (as  defined   herein  under
                         "Summary--Collections")  previously  distributed  to
                         Certificateholders,  and minus (ii)  an amount equal
                         to the product  of the Investor Floating  Allocation
                         Percentage and the Liquidation Loss Amounts (each as
                         defined herein under  "Summary--Collections").   The
                         Transferor will own the remaining undivided interest
                         (the "Transferor  Interest") in the  Mortgage Loans,
                         which  is  equal  to  the  Pool  Balance  minus  the
                         Invested  Amount and  will initially  equal approxi-
                         mately  __% of the  Cut-Off Date Pool  Balance.  The
                         Transferor,  as of  any  date is  the  owner of  the
                         Transferor   Interest   which  initially   will   be
                         Provident.

                         The Certificates will be issued pursuant to the Agreement. The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "Description of the Certificates" herein.

Removal of Certain
Mortgage Loans;
Additional Balances      In order to permit the Transferor to remove Mortgage
                         Loans from the Trust Fund at such times, if  any, as
                         the overcollateralization exceeds the level required
                         to maintain the ratings on the Certificates, on  any
                         Distribution Date the Transferor  may, but shall not
                         be obligated to, remove from the  Trust Fund certain
                         Mortgage    Loans    without     notice    to    the
                         Certificateholders.  The Transferor is  permitted to
                         designate   the  Mortgage   Loans  to   be  removed.
                         Mortgage  Loans so  designated will only  be removed
                         upon  satisfaction of  the following  conditions (i)
                         the   Rapid  Amortization  Period   shall  not  have
                         commenced; (ii)  the Transferor  Interest as  of the
                         Transfer Date (as defined herein  under "Description
                         of  the Certificates--Optional Transfers of Mortgage
                         Loans to  the Transferor") (after  giving effect  to
                         such   removal)  exceeds   the  Minimum   Transferor
                         Interest (as defined below);  (iii) the transfer  of
                         any Mortgage Loans  on any Transfer Date  during the
                         Managed Amortization Period (as defined herein under
                         "Summary--Principal    Payments    from    Principal
                         Collections") shall not, in the reasonable belief of
                         the Transferor, cause a Rapid Amortization Event  to
                         occur or an event which with notice or lapse of time
                         or both would constitute a Rapid Amortization Event;
                         (iv)  the Transferor  shall  have  delivered to  the
                         Trustee a "Mortgage Loan Schedule" containing a list
                         of all Mortgage  Loans remaining in  the Trust  Fund
                         after  such   removal;  (v)  the   Transferor  shall
                         represent  and warrant that  no selection procedures
                         which  are   adverse  to   the   interests  of   the
                         Certificateholders or  the Certificate  Insurer were
                         used by  the Transferor  in selecting  such Mortgage
                         Loans;  (vi)  in  connection  with  the  first  such
                         retransfer  of Mortgage  Loans, the  Rating Agencies
                         (as   defined  herein   under  "Summary--Certificate
                         Rating") shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate
                         Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above. See "Description of the Certificates--Optional
                         Transfers of Mortgage Loans to the Transferor" herein.

                         The "Minimum Transferor Interest" as of any date is an amount equal to the lesser of (a) __% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

          		 During the term of the Trust Fund, all Additional Balances will be transferred to and become property of the Trust Fund. The Pool Balance at any time will generally fluctuate from day to day because the amount of Additional Balances and the amount of principal payments with respect to the Mortgage Loans will usually differ from day to day. Because the Transferor Interest is equal to the Pool Balance minus the Invested Amount, the amount of the Transferor Interest will fluctuate from day to day
			 as  draws are made  with  respect   to  the  Mortgage
			 Loans  and   as  Principal Collections are received.

The Mortgage Loans       The Mortgage  Loans are secured by  first and second
                         mortgages on Mortgaged Properties located in ___ states.

                         The percentage of the Cut-Off Date Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the states of __________, ________, __________, _______, ______ and ________
                         is approximately  ____%, ____%, ____%,  ____%, ____%
                         and ____%, respectively. The "Combined Loan-to-Value Ratio" of each Mortgage Loan is the ratio of
                         (A) the sum of (i) the maximum amount the borrower was permitted to draw down under the related Credit Line Agreement (the "Credit Limit") and (ii) the amounts of any related senior mortgage loans (computed as of the date of origination of each such Mortgage Loan) to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. As of the Cut-Off Date the Combined Loan-to-Value Ratios ranged from ____% to ______% and, as of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately ____%.

                         (Interest on each Mortgage Loan is payable monthly and computed on the related daily outstanding Principal Balance for each day in the billing cycle at a variable rate per annum (the "Loan Rate") equal at any time (subject to maximum rates, as described herein under "Description of the Mortgage Loans-- Mortgage Loan Terms," and further subject to applicable usury limitations) to the sum of (i) the highest prime rate published in the "Money Rates" section of The Wall Street Journal and (ii) a Margin within the range of ____% to ____%). As of the Cut-Off Date, the weighted average Margin was approximately ____%. Loan Rates are adjusted monthly on the first business day of the calendar month preceding the Due Date. As to each Mortgage Loan, the "Due Date" is the (fifteenth) day of each month. The Cut-Off Date Principal Balances ranged from zero to $__________ and averaged approximately $__________. Credit Limits under the Mortgage Loans as of the Cut-Off Date ranged from $__________ to $__________ and averaged approximately $__________. Each Mortgage Loan was originated in the period from _______________, 199_ to ________________, 199_. As of the Cut-Off Date, the maximum Credit Limit Utilization Rate (as defined herein under "Description of the Mortgage Loans--General") was 100% and the weighted average Credit Limit Utilization Rate was approximately ____%. As of the Cut-Off Date, approximately ____% of Cut-Off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately ____% of the Mortgage Loans represented second liens. As of the Cut-Off Date, the Mortgage Loans had remaining terms to scheduled maturity ranging from ___ months to ___ months and had a weighted average of approximately ___ months. See "Description of the Mortgage Loans" herein.

Denominations            The   Certificates  will be  offered  for  purchase in
	                 denominations of $1,000 and multiples of $1 in excess thereof. The interest in the Trust Fund evidenced by a Certificate (the "Percentage Interest") will be equal to the percentage derived by dividing the denomination of such Certificate by the Original Certificate Principal Balance.

Registration of Certificates   	   The  Certificates will initially be issued
                                   in book-entry form.  Persons acquiring
                                   beneficial ownership interests in the
                                   Certificates ("Certificate Owners") may
                                   elect to hold  their Certificate interests
                                   through   The  Depository   Trust  Company
                                   ("DTC"),  in the  United States,  or Cedel
                                   Bank,  soci t  anonyme,  ("CEDEL") or  the
                                   Euroclear System ("Euroclear"), in Europe.
                                   Transfers within DTC,  CEDEL or Euroclear,
                                   as the case may be, will be  in accordance
                                   with   the   usual  rules   and  operating
                                   procedures  of the  relevant  system.   So
                                   long as  the  Certificates are  Book-Entry
                                   Certificates  (as   defined  herein  under
                                   "Description  of  the  Certificates--Book-
                                   Entry  Certificates"),  such  Certificates
                                   will  be   evidenced   by  one   or   more
                                   Certificates  registered  in  the  name of
                                   Cede & Co. ("Cede"), as the nominee of DTC
                                   or  one   of  the  relevant   depositaries
                                   (collectively,        the        "European
                                   Depositaries").    Cross-market  transfers
                                   between  persons   holding   directly   or
                                   indirectly through  DTC, on the  one hand,
                                   and  counterparties  holding  directly  or
                                   indirectly through CEDEL or  Euroclear, on
                                   the other, will be effected in DTC through
                                   Citibank N.A.  ("Citibank")  or The  Chase
                                   Manhattan  Bank  ("Chase"),  the  relevant
                                   depositaries   of   CEDEL  or   Euroclear,
                                   respectively,  and  each  a  participating
                                   member  of  DTC.   The  Certificates  will
                                   initially be  registered  in the  name  of
                                   Cede.        The    interests    of    the
                                   Certificateholders will be represented  by
                                   book entries  on the  records  of DTC  and
                                   participating   members   thereof.      No
                                   Certificate  Owner  will  be  entitled  to
                                   receive    a     definitive    certificate
                                   representing   such   person's   interest,
                                   except  in  the   event  that   Definitive
                                   Certificates  (as   defined  herein  under
                                   "Description  of  the  Certificates--Book-
                                   Entry Certificates") are  issued under the
                                   limited   circumstances  described   under
                                   "Description  of  the  Certificates--Book-
                                   Entry    Certificates"   herein.       All
                                   references in  this Prospectus  Supplement
                                   to any Certificates reflect the  rights of
                                   Certificate Owners only as such rights may
                                   be   exercised   through   DTC   and   its
                                   participating organizations for so long as
                                   such Certificates  are held  by DTC.   See
                                   "Risk  Factors--Book-Entry  Certificates",
                                   "Description  of  the  Certificates--Book-
                                   Entry Certificates" herein and "Annex I" hereto.

Provident           The  Provident   Bank,   an  Ohio   banking   corporation
                    headquartered  in   Cincinnati,  Ohio.     The  principal
                    executive offices  of Provident  are located at  One East
                    Fourth Street, Cincinnati, Ohio 45202. See "Provident" herein.


Collections         All collections on  the Mortgage Loans will  generally be
                    allocated in  accordance with the  Credit Line Agreements
                    between  amounts  collected in  respect  of interest  and
                    amounts collected  in respect  of principal.   As to  any
                    Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection
                    Period, including the portion of Net Liquidation Proceeds
                    (as defined below) allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

          As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts (as defined herein under "Description of the Certificates--Book-Entry Certificates").

          "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

          With respect  to  any Distribution  Date, the  portion of  Interest
          Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest as more fully described under "Description of the Certificates--Allocations and Collections" herein.

          On each Distribution Date, the Investor Interest Collections will be applied in the following order of priority: (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement; (ii) as payment for the premium for the Policy; (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the Certificate Principal Balance of the Certificates; (iv) to pay any Investor Loss Amount (as defined herein under "Summary--Collections") for such Distribution Date; (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections allocable to the Certificateholders,
          (b) absorbed by the Overcollateralization Amount (as defined herein under "Summary-Collection"), (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy; (vi) to reimburse prior draws made from the Policy (with interest thereon);
          (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount, each as defined herein under "Description of the Certificates--Distributions on the Certificates" (such amount, if any, paid pursuant to this clause
          (vii) being referred to herein as the "Accelerated Principal Distribution Amount"); (viii) any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and Certificateholders pursuant to the Agreement or amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and (x) to the Transferor to the extent permitted as described under "Description of the Certificates--Distributions on the Certificates" herein.

          Investor Interest Collections available after the payment of interest on the Certificates may be insufficient to cover any
          Investor Loss Amount. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

          The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such day. Payments to Certificateholders pursuant to clause (iii) above will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

          "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date. See "Description of the Certificates--Distributions on the Certificates" herein.

          Principal Collections will be allocated between the Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) in accordance with their percentage interests in the Mortgage Loans of __% and __%, respectively, as of the Cut-Off Date (the "Fixed Allocation Percentage"), but a lesser amount of Principal Collections may be distributed to Certificateholders during the Managed Amortization Period, as described below. The "Investor Fixed Allocation Percentage" shall be __%.

          The Master Servicer will deposit Interest Collections and Principal Collections in respect of the Mortgage Loans in an account established for such purpose under the Agreement (the "Collection Account"). See "Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account" herein.

Collection Period        As to  any Distribution  Date other  than the  first
                         Distribution  Date, the  "Collection Period"  is the
                         calendar   month  preceding   the   month  of   such
                         Distribution  Date.   As to  the first  Distribution
                         Date,   the  "Collection   Period"  is   the  period
                         beginning after the Cut-Off Date and ending on the last day of _____________, 199_.

Interest Interest on the Certificates will be distributed monthly on the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each, a "Distribution Date"), commencing on ______________, 199_, at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for an Interest Period will generally equal the sum of ((a) the London Interbank offered rate for one-month United States dollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750, as of the second LIBOR Business Day (as defined herein under "Description of the Certificates--Distributions on the Certificates") prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period) and (b) ____%.) Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed an amount derived from a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date. Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date") through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

          Interest payments on the Certificates will be funded from Investor Interest Collections, any funds on deposit in the Spread Account and from draws on the Policy. See "Description of the Certificates" herein.

Principal Payments from
Principal Collections         For  the   period   beginning  on   the   first
                              Distribution   Date   and,   unless   a   Rapid
                              Amortization Event shall have earlier occurred,
                              ending    on   the    Distribution   Date    in
                              _____________, 200_ (the "Managed  Amortization
                              Period"), the amount  of Principal  Collections
                              payable  to   Certificateholders  as   of  each
                              Distribution    Date    during   the    Managed
                              Amortization  Period will equal,  to the extent
                              funds are  available  therefor,  the  Scheduled
                              Principal  Collections Distribution  Amount for
                              such  Distribution Date.   On  any Distribution
                              Date during  the  Managed Amortization  Period,
                              the     "Scheduled    Principal     Collections
                              Distribution Amount" shall equal the  lesser of
                              (i) the  Maximum Principal Payment  (as defined
                              below)  and  (ii)   the  Alternative  Principal
                              Payment (as  defined below).   With respect  to
                              any Distribution  Date, the  "Maximum Principal
                              Payment" will equal the product of the Investor
                              Fixed   Allocation  Percentage   and  Principal
                              Collections for  such Distribution Date.   With
                              respect   to   any   Distribution   Date,   the
                              "Alternative Principal Payment"  will equal the
                              greater   of  (x)  ____%   of  the  Certificate
                              Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related
                              Collection Period.

          Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment. See "Description of the Certificates--Distributions on the Certificates" herein.

          In addition, to the extent funds are available therefor (including funds available under the Policy), on the Distribution Date in _____________, 20__, Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance.

          Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.


The Certificate Insurer       (Insurer) (the "Certificate Insurer") is a
                              insurance company  engaged exclusively in
                              the  business  of  writing  financial  guaranty
                              insurance, principally in respect of securities
                              offered in  domestic and foreign markets.   The
                              Certificate Insurer's  claims-paying ability is
                              rated by and by ________________________.   See
                              "The  Certificate Insurer"  in this  Prospectus
                              Supplement.

Policy On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of _____________, 199_, among Provident(, the Trustee) and the Certificate Insurer.

          The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders of (i) the Guaranteed Principal Distribution Amount (as defined below) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

          The "Guaranteed Principal Distribution Amount" for any Distribution Date shall be the amount by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution
          Date) exceeds the Invested Amount for such Distribution Date. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ____________, 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution
          Date).

          (In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. As specified in the Agreement, the Certificate Insurer will be entitled to reimbursement from funds on deposit in the Spread Account of certain amounts previously paid by it. Further, as specified in the Agreement, the Trustee will use funds on deposit in the Spread Account to make distributions to the
          Certificateholders prior to making a claim on the Policy. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.)

          In the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund. See "Description of the Certificates--The Policy" herein.

Overcollateralization
Amount The distribution of Accelerated Principal Distribution Amounts, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating the Overcollateralization Amount. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount not covered by Investor Interest Collections. Payments of Accelerated Principal Distribution Amounts are not covered by the Policy. Any Investor Loss Amounts not covered by such overcollateralization, amounts on deposit in the Spread Account or Investor Interest Collections will be covered by draws on the Policy to the extent provided therein.

(Pre-Funding Account          On the  Closing  Date, $__________  (the  "Pre-
                              Funded Amount") will be deposited in an account
                              (the  "Pre-Funding   Account"),  which  account
                              shall be in  the name of and maintained  by the
                              Trustee and shall be part of the Trust Fund and
                              will  be used  to  acquire Subsequent  Mortgage
                              Loans.    During the  period  beginning on  the
                              Closing Date  and terminating  on ____________,
                              19__  (the  "Funding  Period"),  the Pre-Funded
                              Amount  will be  maintained in  the Pre-Funding
                              Account.  The  Pre-Funding Account  will be  an
                              asset of  the  Trust Fund;  however, the  REMIC
                              election will not be  made with respect to  the
                              Pre-Funding Account.  The amounts on deposit in
                              the  Pre-Funding Account  will be  used either
                              to acquire  Subsequent Mortgage Loans (which
                              will be assets of the Trust Fund for which the
                              REMIC election is made)  during the Funding
                              Period or to make a principal prepayment to the
                              holders of the  classes  of Certificates  then
                              entitled  to distributions  of principal of  the
                              amounts on  deposit therein  at the  end of  the
                              Funding  Period.    All reinvestment  earnings
                              on the Pre-Funding Account shall be owned by, and be taxable to, the Transferor.

Capitalized Interest Account       On   the  Closing   Date  there   will  be
                                   deposited  in an account (the "Capitalized
                                   Interest Account") maintained with  and in
                                   the name  of the Trustee on  behalf of the
                                   Trust Fund  a portion  of the proceeds  of
                                   the sale of the  Certificates.  The amount
                                   deposited  therein  will  be  used  by the
                                   Trustee  on  the  Distribution   Dates  in
                                   __________  19__,  __________,  19__   and
                                   __________  19__  to  cover  shortfalls in
                                   interest  on  the  Certificates  that  may
                                   arise as  a result  of the utilization  of
                                   the Pre-Funding Account  for the  purchase
                                   by the  Trust Fund of  Subsequent Mortgage
                                   Loans after the Closing Date.  Any amounts
                                   remaining  in   the  Capitalized  Interest
                                   Account at  the end of  the Funding Period
                                   are  required  to   be  paid  directly  to
                                   Provident.)

Record Date         The  last day preceding  a Distribution  Date or,  if the
                    Certificates are no longer Book-Entry Certificates, the last day of the month preceding a Distribution Date.

Servicing      The   Master  Servicer  will  be  responsible  for  servicing,
               managing and  making collections on  the Mortgage Loans.   The
               Master Servicer will deposit all collections in respect of the
               Mortgage Loans into the  Collection Account as described under
               "Description of the Certificates--Payments on  Mortgage Loans;
               Deposits to Collection Account" herein.  On the third Business
               Day  prior  to  each  Distribution  Date  (the  "Determination
               Date"),  the Master Servicer will  calculate, and instruct the
               Trustee  regarding  the  amounts  available  to  be  paid,  as described under "Description  of the Certificates--Payments on
               Mortgage Loans; Deposits to Collection Account" herein, to the
               Certificateholders   on   such   Distribution   Date.      See
               "Description   of  the   Certificates--Distributions   on  the
               Certificates" herein.  With respect to each Collection Period, the Master  Servicer will receive from  collections in respect of interest  on the  Mortgage Loans,  on behalf  of itself,  a portion of  such collections as  a monthly servicing  fee (the
               "Servicing  Fee")  in the  amount  of approximately  ____% per annum (the  "Servicing Fee  Rate") on the  aggregate Principal
               Balances of the  Mortgage Loans as  of the  first day of  each such Collection Period.  See "Description of the Certificates-
               -Servicing Compensation and  Payment of Expenses" herein.   In
               certain limited circumstances, the Master Servicer may  resign or  be removed, in which event either  the Trustee or a third-
               party  servicer  will  be  appointed  as  a  successor  Master
               Servicer.    See  "Description  of  the  Certificates--Certain
               Matters Regarding the Master Servicer and the Transferor" herein.

Final Payment of
Principal; Termination        The   Trust   Fund   will   terminate   on  the
                              Distribution  Date following  the later  of (A)
                              payment  in full  of all  amounts owing  to the
                              Certificate Insurer and (B) the earliest of (i)
                              the Distribution Date on which  the Certificate
                              Principal  Balance has  been  reduced to  zero,
                              (ii) the final payment or other liquidation  of
                              the last Mortgage Loan in the Trust Fund, (iii)
                              the  optional retransfer  to the  Transferor of
                              the Certificates,  as described below  and (iv)
                              the Distribution Date in  ______________, 20__.
                              The  Certificates will  be subject  to optional
                              retransfer    to   the   Transferor    on   any
                              Distribution   Date   after   the   Certificate
                              Principal  Balance is reduced to an amount less
                              than or  equal to $________________ (__% of the
                              Original Certificate Principal Balance) and all
                              amounts  due  and   owing  to  the  Certificate
                              Insurer  and unreimbursed draws  on the Policy,
                              together with  interest  thereon,  as  provided
                              under the Insurance Agreement, have  been paid.
                              The retransfer  price will be equal  to the sum
                              of  the   outstanding   Certificate   Principal
                              Balance and accrued and unpaid interest thereon
                              at   the  Certificate  Rate   through  the  day
                              preceding  the final  Distribution  Date.   See
                              "Description of  The Certificates--Termination;
                              Retirement of the Certificates" herein and "The
                              Agreements--Termination; Optional Termination" in the Prospectus.

          In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "Description of the Certificates--Rapid Amortization Events" herein.

Trustee        (                       ), a ____________________________ (the
               "Trustee")   will   act   as   Trustee  on   behalf   of   the
               Certificateholders.

Mandatory Retransfer of
Certain Mortgage Loans        Provident will make certain representations and
                              warranties in the Agreement with respect to the
                              Mortgage Loans.   If Provident breaches certain
                              of  its  representations  and  warranties  with
                              respect to  any Mortgage  Loan and  such breach
                              materially and adversely  affects the interests
                              of the  Certificateholders  or the  Certificate
                              Insurer and  is not cured  within the specified
                              period,  the Mortgage Loan will be removed from
                              the  Trust   Fund  upon  the  expiration  of  a
                              specified  period   from  the  date   on  which
                              Provident  becomes aware or  receives notice of
                              such  breach  and  will  be reassigned  to  the
                              Transferor.     For   an  explanation   of  the
                              compensation   paid   in   respect    of   such
                              retransferred Mortgage Loan, see "Description of the Certificates--Assignment of Mortgage
                              Loans" herein.

Federal Income Tax
Consequences        Subject  to  the  qualifications  set  forth in  "Federal
                    Income Tax Consequences" herein, Brown & Wood LLP special
                    tax counsel  to the  Trust Fund is  of the  opinion that,
                    under existing  law, a Certificate  will be treated  as a
                    debt instrument for federal income tax purposes as of the
                    Closing  Date.   Under  the  Agreement,  the  Transferor,
                    Provident and the Certificateholders  will agree to treat
                    the Certificates  as indebtedness for federal  income tax
                    purposes.   Furthermore,  Brown  & Wood  LLP special  tax
                    counsel to the Trust Fund is of the opinion that the Trust Fund will not be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Federal Income Tax
                    Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations          The acquisition  of a Certificate  by a pension
                              or  other  employee  benefit  plan  (a  "Plan")
                              subject  to  the   Employee  Retirement  Income
                              Security Act of 1974,  as amended ("ERISA"), or
                              to Section  4975  of the  Code  could, in  some
                              instances, result in a "prohibited transaction"
                              or    other   violation   of    the   fiduciary
                              responsibility provisions of  ERISA and Section
                              4975.   Certain exemptions  from the prohibited
                              transaction  rules could  be applicable  to the
                              acquisition  of  the  Certificates.    Any Plan
                              fiduciary  considering whether to  purchase any
                              Certificate on behalf of a  Plan should consult
                              with its counsel regarding the applicability of
                              the  provisions of  ERISA  and the  Code.   See
                              "ERISA  Considerations"   herein  and   in  the
                              Prospectus.

Legal Investment
Considerations      The  Certificates will  not constitute  "mortgage related
                    securities" for purposes of the Secondary Mortgage Market
                    Enhancement Act of 1984 ("SMMEA"), because not all of the
                    Mortgages  securing   the   Mortgage  Loans   are   first
                    mortgages.   Accordingly,  many  institutions with  legal
                    authority to invest in  comparably rated securities based
                    solely on first  mortgages may not be  legally authorized
                    to  invest in  the Certificates.   See  "Legal Investment
                    Considerations" herein and "Legal Investment" in the Prospectus.

Certificate Rating       It   is  a   condition  to   the  issuance   of  the
                         Certificates that  they be rated "___"  by _____ and
                         "___"  by _________  (each a  "Rating Agency").   In
                         general,  ratings  address credit  risk  and  do not
                         address   the  likelihood   of  prepayments.     See
                         "Ratings" herein and "Risk Factors--Rating of the Securities" in the Prospectus.


                                 RISK FACTORS

     Investors should consider the following risks in connection with the purchase of Certificates.

     Risk of Reduced Liquidity Because of Owning Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

     Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

     Payment   Delay  as   a  Result   of  Owning   Book-Entry  Certificates.
Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein under "Description of the Certificates--Book-Entry Certificates") which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Cash Flow Considerations and Risks of Shortfalls. Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     Prepayment Considerations and Effect on Yield to Maturity and Weighted Average Life of Certificates. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and Provident is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Description of the Certificates" herein and "Certain Legal Aspects of Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayments on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See "Maturity and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

     Certificate Rating Based Primarily on Claims-Paying Ability of the Certificate Insurer. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations -- Lien Priority and Possible Delay in Distributions or Losses. The Mortgage Loans are secured by mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Therefore, there is generally no limit on the principal amount of prior liens that can be placed ahead of the Mortgage Loans. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. If such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment cannot be obtained or is insufficient to satisfy the Mortgage Loan. See "Certain Legal Aspects of the Loans" in the Prospectus.

     Bankruptcy and Insolvency Risks. Provident and the Trust will treat the transfer of the Mortgage Loans from Provident to the Trust as a sale for accounting purposes. However, in the event of the insolvency of Provident, it is possible that a receiver or conservator (or similar official) for Provident, may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by Provident, secured by a pledge of the Mortgage Loans. Certain provisions of the Federal Deposit Insurance Act (state law) may permit the FDIC or state regulator to avoid such security interest. This position, if argued or accepted by a court, could prevent timely payments of amounts due on the Certificates and result in a reduction of payments due on the Certificates. Provident will, however, mark its records to indicate that the Mortgage Loans have been sold to the Trust Fund.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer. In the event of the insolvency of the Master Servicer and if cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Certificates.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, that the secured indebtedness be reduced to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans and reductions in the aggregate amount of such payments.

     (Risk of Losses as a Result of Geographic Concentration. As of the Cut-Off Date, approximately _____% (by Cut-Off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________
residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.)

     Master Servicer's Ability to Change the Terms of the Mortgage Loans. The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage
Loans. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan. Any such increase in the Credit Line of a Mortgage Loan would increase the Loan-to-Value Ratio of such Mortgage Loan and, accordingly, would increase the risk of the Trust Fund's investment in such Mortgage Loan. In addition, any reduction in the Margin of a Mortgage Loan would reduce the excess cash flow available to absorb losses.

     Delinquent Mortgage Loans. The Trust Fund will include Mortgage Loans which are 89 or fewer days delinquent as of the Cut-Off Date. The Cut-Off Date Principal Balance of Mortgage Loans which are between 30 days and 89 days delinquent as of the Cut-Off Date was $_________________. If there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, the Overcollateralization Amount and the amount on deposit in the Spread Account have been reduced to zero, and the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.

     (Risk of Prepayment Due to Subsequent Mortgage Loans. The ability of the Trust to purchase mortgage loans after the date of this Prospectus Supplement and on or prior to ____________, 19__ that meet the requirements for transfer during the Funding Period under the Agreement is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. On the Distribution Date in ____________ 19__, a principal prepayment will be made to the holders of the Certificates in the amount which represents the excess of the original Pre-Funded Amount over the Principal Balance of all Subsequent Mortgage Loans as of the related Cut-Off Date (i.e., the balance on deposit in the Pre-Funding Account on such date (net of investment earnings)). Although no assurances can be given, Provident intends that no material principal prepayment will be required to be made to the holders of the Certificates on the Distribution Date in ____________ 19__. Any reinvestment risk resulting from such prepayment will be borne entirely by the Certificateholders.)

     For a discussion of additional risks pertaining to the Certificates, see "Risk Factors" in the Prospectus.


                           THE CERTIFICATE INSURER

     The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, neither Provident nor the Master Servicer makes any representation as to the accuracy and completeness of such information.

                     (Description of Certificate Insurer)


                             THE MASTER SERVICER

GENERAL

     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Not-withstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

THE MASTER SERVICER

     Provident will be responsible for servicing the Mortgage Loans for the Trust in accordance with the terms of the Agreement. (Beginning on __________, _____________ (the "Subservicer") will service the Mortgage Loans for Provident pursuant to a Subservicing Agreement, to be dated as of (______________), between Provident and the Subservicer. The terms and conditions of the Subservicing Agreement are consistent with and do not violate the provisions of the Agreement. Such subservicing does not relieve Provident from any of its obligations to service the Mortgage Loan in accordance with the terms and conditions of the Agreement.)

     Provident is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati-based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. As of ____________, Provident Financial Group, Inc. had total assets of $____
billion, net loans of $___ billion, deposits of $____ billion and total shareholders' equity of $____ million. Provident Financial Group's tier 1 and total capital ratios were ____% and _____%, respectively. For the (___) months ended ______________, Provident Financial Group had net earnings of $____ million. As of _______________, Provident Financial Group had total assets of $____ billion, net loans of $___ billion, deposits of $___ billion and total shareholders' equity of $___ million. Provident Financial Group's tier I and total capital ratios were ____% and ____%, respectively. For the fiscal year ended __________________, Provident Financial Group, Inc. had net earnings of $___ million. Provident represents approximately 91% of Provident Financial Group, Inc.'s assets.


                         THE HOME EQUITY LOAN PROGRAM

CREDIT AND UNDERWRITING GUIDELINES

     The following is a description of the underwriting guidelines customarily employed by Provident with respect to its retail originations of mortgage loans for non-purchase money purposes. Provident believes its underwriting guidelines are consistent with those utilized by home equity lenders generally.

     Provident performs underwriting procedures intended to assess a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Exceptions to the underwriting guidelines are made when compensating factors are present. Such factors include the quality and location of the property, the length of employment, credit history, current and pending debt obligations, payment habits and status of past and currently existing mortgages. Each prospective borrower is required to complete an application which lists assets, liabilities, income, credit and employment history and other demographic and personal information. If the information in the application demonstrates that there is sufficient income and equity in the real property to justify the making of the mortgage loan, Provident will conduct a further credit investigation, including obtaining and reviewing an independent credit bureau report in order to evaluate the applicant's ability to repay.

     Provident has historically used a debt-to-income ratio to determine whether a prospective borrower has sufficient monthly income available to support the payments of principal and interest on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of a borrower's total monthly payments to the borrower's gross monthly income. The monthly debt-to-income ratio, in general, does not exceed 45% when the Combined Loan-to-Value Ratio does not exceed 80%. For mortgage loans with CLTVs in excess of 80%, the monthly debt-to-income ratio generally does not exceed 40%. The foregoing CLTV and debt-to-income limitations may be exceeded if one or more of the compensating factors described above are present. In addition, these limitations may be exceeded if specific approval is obtained from an authorized officer of Provident.

     In addition to the foregoing guidelines, beginning in December, 1996, Provident instituted a credit scoring procedure as an additional guideline in evaluating applications for mortgage loans. Generally, applicants must meet a minimum score predetermined by Provident. Scores are calculated on the basis of scoring model developed by Fair-Isaacs Inc. and utilized by financial institutions which originate home equity loans.

     The maximum amount permitted to be drawn (the "Credit Limit") under the Credit Line Agreements generally range from a minimum of $5,000 to a maximum of $250,000. For CLTVs in excess of 80%, the Credit Limit is generally limited to $50,000 and mortgage loans secured by third mortgages are limited to a CLTV of 80%. These limitations may be exceeded if approval is obtained from a senior officer of Provident.

     Provident requires a valuation on all mortgaged property representing security for a loan. The mortgaged property used as collateral to secure the mortgage loans may be either primary residential (which includes second and vacation homes) or investor owned one- to four-family homes, planned unit developments and condominiums. Mobile housing, commercial or agricultural land are not accepted as collateral. In some cases, the mortgage loan may be secured by the owner-occupied residence plus additional collateral.

     Provident personnel decide whether property value will be determined by a full appraisal, a "drive-by" appraisal or an appraisal based on tax assessment valuation. A "drive-by" appraisal consists of: (i) the appraiser reviewing appropriate records concerning the tax valuation of the mortgaged property and the recent sale prices of homes in the same neighborhood; and
(ii) an inspection of the exterior of the mortgaged property. If such exterior inspection indicates that the mortgaged property is well-maintained, the appraiser determines a market value based upon the available records; if such exterior inspection reveals signs of improper maintenance, Provident requires a full appraisal, which includes an interior inspection of the mortgaged property. A current-owner title search of the mortgaged property is also obtained by Provident in addition to an appraisal. In connection with originating a mortgage loan which is in a junior lien position, Provident typically assumes that the first mortgage lender has obtained an ALTA title insurance policy although Provident does not independently verify whether such title insurance policy has been obtained. Provident generally does not require borrowers to obtain title insurance.

     Applicants are required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the mortgage loan originated by Provident exceeds replacement value, insurance equal to replacement value may be accepted. Provident ensures that its name and address is properly added to the "Mortgage Clause" of the insurance policy. In the event Provident's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is obtained.

     As a part of Provident's loan application process, each mortgage applicant is typically required to provide personal financial information. Applicants who are salaried employees may be required to provide current employment information in addition to two recent years of employment history and Provident may verify this information. Verifications are based on the two most recent pay stubs, the two most recent years' W-2 tax forms or the two most recent years' complete federal income tax returns (including schedules). Self-employed applicants should be self-employed in the same field for a minimum of two years. Self-employed applicants are typically required to provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

     Credit reports are obtained from independent credit reporting agencies reflecting each applicant's credit history. Credit reports should reflect all delinquencies of 30 days or more, repossessions, judgements, foreclosures, garnishments, bankruptcies, divorce actions and other adverse credit events that can be discovered by a search of public records. If the report is obtained more than 60 days prior to the loan closing, Provident may obtain an updated credit report to verify that the reported information has not changed. Verification is obtained of any first mortgage balance if not reported in the credit report.

     Generally, applicants are required to have an acceptable credit history, satisfactory employment history and the level of income to debt obligations to support the amount of the mortgage loan applied taking into account the value of the equity in the mortgaged property. The rescission period must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law.

SERVICING OF THE MORTGAGE LOANS

     The Master Servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to, (i) the collection and aggregation of payments relating to the Mortgage Loans; (ii) the supervision of delinquent Mortgage Loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of Mortgaged Properties; and (iii) the preparation of tax related information in connection with the Mortgage Loans.

     Billing statements are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the Master Servicer to the Mortgagor with such statements. All payments are due by the fifteenth day of the month.

     With respect to Mortgage Loans, the general policy of the Master Servicer is to initiate foreclosure in the underlying property (i) after such loan is 75 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor or (ii) if a notice of default on a senior lien is received by the Master Servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such Mortgage Loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, the foreclosure is out-sourced to a law firm specializing in the handling of the foreclosure process. The out-source agreement includes specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the Mortgage Loan.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio and applicable laws and regulations.

DELINQUENCY AND CHARGE-OFF EXPERIENCE

     The following tables set forth Provident's delinquency and charge-off experience on its servicing portfolio of home equity lines of credit similar to and including the Mortgage Loans for the periods indicated. There can be no assurance that the delinquency and charge-off experience on the Mortgage Loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust, or a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the tables set forth below are based on all of the home equity lines of credit in Provident's servicing portfolio.

     Delinquency as a percentage of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Provident's mortgage loan portfolio during the periods shown. Accordingly, delinquency as a percentage of aggregate principal balance of Mortgage Loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the mortgage loans in Provident's mortgage loan portfolio are not fully seasoned, the delinquency information for such an isolated group would also be distorted to some degree. As of July 31, 1996, there have been no losses on Provident's mortgage loan servicing portfolio.

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the Mortgage Loans for (the six months ended June 30, 1997) and the years ended (December 31, 1996) (December 31, 1995) (December 31, 1994) and (December 31, 1993).

                                   YEAR ENDED
                    DECEMBER 31, 1993      DECEMBER 31, 1994       DECEMBER 31,  1995
                   NUMBER   DOLLAR        NUMBER    DOLLAR      NUMBER     DOLLAR
                    OF      AMOUNT(4)       OF      AMOUNT(4)      OF      AMOUNT(4)
                   LOANS                  LOANS                  LOANS
Portfolio           (3)    $115,309,000    (3)    $135,794,000     (3)    $160,226,000
Delinquency
percentage(1)
 30-59 days..       (3)        (3)          (3)       (3)          (3)      (3)
 60-89 days..       (3)        (3)          (3)       (3)          (3)      (3)
 90 days
or more(2)          (3)        (3)          (3)       (3)          (3)      (3)
TOTAL . .           (3)       0.25%         (3)      0.32%         (3)     0.25%

(table continued)


   YEAR ENDED               Six Month Ended
 DECEMBER 31, 1996          June 30, 1997
  NUMBER    DOLLAR        NUMBER     DOLLAR
   OF       AMOUNT(4)       OF       AMOUNT(4)
  LOANS     LOANS         LOANS

  7,496   $173,670,000    7,647   $182,544,000
  0.45%      0.40%        0.37%       0.59%
  0.08%      0.11%        0.10%       0.07%
  0.21%      0.23%        0.16%       0.13%
  0.74%      0.74%        0.63%       0.79%


     (1) The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments which are contractually past due. Mortgage loans for which the related borrower has declared bankruptcy are not included unless or until such loans are delinquent pursuant to their repayment terms.
     (2) Includes the principal balance of loans currently in process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.
     (3)  Insufficient information available.
     (4)  Dollar amounts rounded to the nearest $1,000.


                      DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in ____ states. The
Mortgaged Properties securing the Mortgage Loans consist of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

     The Cut-Off Date Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date. As of the Cut-Off Date, the Mortgage Loans were not more than 89 days delinquent. The average Cut-Off Date Principal Balance was approximately $
     , the  minimum Cut-Off Date Principal Balance was zero, the maximum Cut-
Off Date Principal  Balance was $            , the minimum Loan  Rate and the
maximum Loan Rate  as of the Cut-Off Date were      %  and       % per annum,
respectively, and the weighted average Loan Rate as of the Cut-Off Date was approximately % per annum. As of the Cut-Off Date, the weighted average
Credit Limit Utilization Rate was  approximately       %, the minimum  Credit
Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-Off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for
the Mortgage  Loans as  of the Cut-Off  Date ranged  from      months  to
months and the weighted average remaining term to scheduled maturity was approximately months. As of the Cut-Off Date, the Combined Loan-to-Value Ratio of the Mortgage Loans ranged from % to ______% and the weighted average Combined Loan-to-Value Ratio was approximately %. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and
(ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to
(B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-Off Date ranged from $
     to  $             and averaged approximately $           .  The weighted
average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately
  %. As of the Cut-Off Date, approximately % by Cut-Off Date Principal Balance of the Mortgage Loans represented first liens on the related
Mortgaged Properties,  while  approximately         % of  the Mortgage  Loans
represented second liens.  As of the Cut-Off  Date, approximately        % of
the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and ___% were owner-occupied. As of the Cut-Off Date, approximately %, %, %, %, % and % by Cut-Off Date Principal Balance are located in __________, ________, __________, _______,
______ and ________), respectively.   In no  event will more  than 5% of  the
Cut-Off Date Pool Principal Balance of the Mortgage Pool deviate from the characteristics of the Mortgage Loans described herein.

MORTGAGE LOAN TERMS

     (A borrower may access a Mortgage Loan by writing a check in a minimum amount of $100. The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from (_____% to _____%) per annum and subject to applicable usury limitations. As of the Cut-Off
Date,  the weighted average  Maximum Rate  was approximately         %.   See
"Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between ____% and ____% and had a weighted average, as of the Cut-Off Date, of approximately %, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the 'Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.)

     Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-Off Date:

                              PRINCIPAL BALANCES

                                                                                         Percent of
                                                                                            Pool
         Range of Principal Balances                Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
$_______ to $_________  . . . . . . . . . .                      $                              %
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ and over . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                        100.00%




                          GEOGRAPHIC DISTRIBUTION(1)


                                                                                         Percent of
                                                                                            Pool
                    State                           Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
                                                                 $                              %





     Total  . . . . . . . . . . . . . . . .                      $                        100.00%


(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.



                       COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                         Percent of
              Range of Combined                                                             Pool
             Loan-to-Value Ratios                   Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
_____% to ______% . . . . . . . . . . . . .                      $                              %
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                        100.00%


(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.


                                PROPERTY TYPE


                                                                                         Percent of
                                                                                            Pool
                Property Type                       Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
Single Family . . . . . . . . . . . . . . .                      $                              %
Two- to Four-Family . . . . . . . . . . . .
Condominium . . . . . . . . . . . . . . . .
PUD . . . . . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                        100.00%



                                LIEN PRIORITY

                                                                                         Percent of
                                                                                            Pool
                Lien Priority                       Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
First Lien  . . . . . . . . . . . . . . . .                      $                              %
Second Lien . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                        100.00%


                                LOAN RATES(1)


                                                                                         Percent of
                  Range of                                                                  Pool
                  Loan Rates                        Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
_____% to _____%  . . . . . . . . . . . . .                      $                              %
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                        100.00%


(1)  Approximately     %  of the  Mortgage  Loans by  Cut-Off Date  Principal
     Balance are subject to an introductory rate of _____% per annum.

                                    MARGIN

                                                                                         Percent of
                  Range of                                                                  Pool
                   Margins                          Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
_____% to _____%  . . . . . . . . . . . . .                      $                              %
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                        100.00%




                        CREDIT LIMIT UTILIZATION RATES

                                                                                         Percent of
            Range of Credit Limit                                                           Pool
              Utilization Rates                     Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
_____% to _____%  . . . . . . . . . . . . .                      $                              %
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                        100.00%



                                CREDIT LIMITS

                                                                                         Percent of
                                                                                            Pool
            Range of Credit Limits                  Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
$__________to $_________  . . . . . . . . .                      $                              %
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ and over . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                        100.00%


                                MAXIMUM RATES


                                                                                         Percent of
                                                                                            Pool
                Maximum Rates                       Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
_____%  . . . . . . . . . . . . . . . . . .                      $                              %
_____%  . . . . . . . . . . . . . . . . . .
_____%  . . . . . . . . . . . . . . . . . .
_____%  . . . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                        100.00%



                  MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                                                                         Percent of
               Range of Months                                                              Pool
       Remaining to Scheduled Maturity              Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
___ to ___  . . . . . . . . . . . . . . . .                      $                              %
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                        100.00%


(1) Assumes that the Draw Period for Mortgage Loans with five year Draw Periods will be extended for an additional five years.

                               ORIGINATION YEAR

                                                                                         Percent of
                                                                                            Pool
               Origination Year                     Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

____  . . . . . . . . . . . . . . . . . . .                      $                              %
____  . . . . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                        100.00%


                              DELINQUENCY STATUS

                                                                                         Percent of
                                                                                            Pool
          Number of Days Delinquent                 Number                               by Cut-Off
                                                      of           Cut-Off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
0 to 29 . . . . . . . . . . . . . . . . . .                      $                              %
30 to 59  . . . . . . . . . . . . . . . . .
60 to 89  . . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                        100.00%



(CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Agreement permits the Trust Fund to purchase from Provident, subsequent to the date hereof and prior to _______, 19__, Subsequent Mortgage Loans in an amount not to exceed approximately $________ in aggregate principal balance for inclusion in the Trust Fund. Each Subsequent Mortgage Loan will have been originated or purchased by Provident in accordance with the underwriting guidelines set forth above under "The Home Equity Loan Program--Credit and Underwriting Guidelines." Accordingly, the statistical characteristics of the Mortgage Pool set forth above are based exclusively on the Initial Mortgage Loans and the statistical characteristics of the Mortgage Pool after giving effect to the acquisition of any Subsequent Mortgage Loans will likely differ from the information specified herein. The date on which Provident transfers a Subsequent Mortgage Loan to the Trust Fund shall be referred to herein as the "Subsequent Transfer Date".

     In  any  event, each  conveyance of  Subsequent  Mortgage Loans  will be subject to, among other things, the following conditions: (i) such Subsequent Mortgage Loans must (a) satisfy the eligibility criteria set forth in the Prospectus under "The Loan Program--Representations by Provident; Repurchases" and (b) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement; (ii) such Subsequent Mortgage Loan must not have been selected by Provident in a manner that it believes is adverse to the interests of the Certificateholders, (iii) no Subsequent Mortgage Loan may be ___ or more days contractually delinquent as of the applicable Cut-Off Date; (iv) no Subsequent Mortgage Loan may have a remaining term to maturity in excess of ___ years; (v) no Subsequent Mortgage Loan may have a Mortgage Rate less than ____%; (vi) following the purchase of such Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (a) will have a weighted average Mortgage Rate of at least ____%; (b) will have a weighted average Combined Loan-to-Value Ratio of not more than ____%; (c) will not have a weighted average remaining term to stated maturity of more than ____ months; and (d) will, in each case, have a principal balance in excess of $_______ as of the Cut-Off Date; (vii) Provident (and the Trustee shall not have been notified by either Rating Agency that the conveyance of such Subsequent Mortgage Loans will result in a qualification, modification or withdrawal of its then-current rating of any class of Certificates) (shall have notified each Rating Agency of such conveyance as required by the Agreement); and (viii) the Trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the transfer agreements relating to such conveyance of such Subsequent Mortgage Loans.)


                    MATURITY AND PREPAYMENT CONSIDERATIONS

     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described under "Description of the Certificates--Distributions on the Certificates" herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon their Fixed Allocation Percentage subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon their Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. In addition, Investor Interest
Collections  may  be  distributed   as  principal  to  Certificateholders  in
connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from Investor Interest Collections or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

     To the extent obligors make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders share of Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust Fund at any time during the life of the Trust Fund, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Transferor" herein.

     All of the Mortgage Loans may be prepaid in full or in part at any time. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Provident is not aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described under "Description of the Mortgage Loans--Mortgage Loan Terms" herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage
Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of The Loans--Due-on-Sale Clauses" in the Prospectus.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.


                     POOL FACTOR AND TRADING INFORMATION

     The "Pool Factor" is a seven-digit decimal which the Master Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "Description of the Certificates--Distributions on the Certificates" herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates and the Invested Amount of any unreimbursed Liquidation Loss Amounts.

     Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 199_ calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates--Book-Entry Certificates" and "--Reports to Certificateholders" herein.


                       DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following is a description of the material provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust Fund. The property of the Trust Fund will consist of, to the extent provided in the Agreement: (i) each of the Mortgage Loans that from time to time are subject to the Agreement; (ii) collections on the Mortgage Loans received after the Cut-Off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-Off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Security Account for the Certificates (excluding net earnings thereon); (v) the Policy; and (vi) the Spread Account (for the benefit of the Certificate Insurer and the Certificateholders). Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially maintain the Security Register for the Certificates. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate  undivided interest in  the Trust Fund  represented by the
Certificates as of the Closing Date will equal $               (the "Original
Invested Amount"),  which represents  __% of the  Cut-Off Date  Pool Balance.
The  "Original Certificate Principal Balance"  will equal $                 .
Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein under "--Distributions on the Certificates"). The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "--Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

     The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), which is equal to the Pool Balance less
the Invested Amount.  The  Transferor Interest will initially equal $       ,
which represents _% of the Cut-Off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be the Transferor. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the Trust Fund.

     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

     The Certificates will not be listed on any securities exchange.

BOOK-ENTRY CERTIFICATES

     The Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants") with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or, CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as, a result of sales of securities by or through a CEDEL Participant (as defined, below) or Euroclear Participant (as defined below) to a DTC Participant will be, received with value on the DTC settlement date but will be available in the, relevant CEDEL or Euroclear cash account only as of the business day following, settlement in DTC. For information with respect to tax documentation procedures, relating to the Certificates, see "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein and "Global, Clearance, Settlement And Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC ("Cede"). Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund provided by the Master Servicer to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Transferor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein under "--Events of Servicing Termination"), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, Provident will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-Off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-Off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to Provident and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-Off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

     Within 90 days of the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to Provident by the Trustee, the Transferor will be obligated to accept the transfer of such Mortgage Loan from the Trust Fund. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), Provident will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Transferor to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by Provident for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than _% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to make a deposit to the Collection Account equal to such difference.

     Provident will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, Provident will represent and warrant on the Closing Date that at the time of transfer to the Trust, Provident has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, Provident will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Transferor will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to Provident as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

     Subject to applicable law, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

     In order to permit the Transferor to remove Mortgage Loans from the Trust Fund at such times, if any, as the overcollateralization exceeds the level required to maintain the ratings on the Certificates, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the "Transfer Date") from the Trust Fund, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) the Rapid Amortization Period shall not have commenced;
(ii) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above.

     As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) _% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The Trustee shall establish and maintain on behalf of the Master Servicer an account (the "Collection Account") for the benefit of the Certificateholders and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two days of receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described below) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Collection Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _______ and "____" by ___, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

     "Eligible Investments" are specified in the Agreement and are limited to
(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the
                         --------
full faith and credit of the United States; (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt
                                 --------
obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category;
(iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt
                                  --------
obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of the Rating Agencies in its highest unsecured short-term debt rating category; (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their highest short-term rating categories; (v) short term investment funds ("STIFS") sponsored by any trust company or bank incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their respective highest rating category of long term unsecured debt; (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has the rating specified by each Rating Agency; and (vii) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from such Rating Agency and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument described hereunder shall evidence either the
--------
right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obli-gations; and provided, further, that no instrument described hereunder may
             --------  -------
be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ALLOCATIONS AND COLLECTIONS

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

     As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

     Principal Collections will be  allocated between the  Certificateholders
and  the   Transferor  ("Investor  Principal  Collections"   and  "Transferor
Principal Collections", respectively) as described herein.

     The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage
Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, plus
(i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

     Beginning with the first Distribution Date (which will occur on __________, 199_), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the (fifteenth) day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California are required or authorized by law to be closed.

     Application of  Interest Collections.   On each  Distribution Date,  the
Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

          (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;

          (ii)  as payment for the premium for the Policy;

          (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Certificate Principal Balance of the Certificates;

          (iv) to pay Certificateholders the Investor Loss Amount for such Distribution Date;

          (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount,
     (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;

          (vi) to reimburse prior draws made from the Policy (with interest thereon);

          (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

          (viii) any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and the Certificateholders or owed to the Certificate Insurer pursuant to the Insurance Agreement;

          (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and

          (x)  to the Transferor to the extent permitted as described herein.

     Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

     To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

     The "Required Overcollateralization Amount" shall be an amount set forth in the Agreement. "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

     A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

     As to any Distribution Date other than the first Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date. As to the first Distribution Date, the "Collection Period" is the period beginning after the Cut-Off Date and ending on the last day of _______________ 199_.

     Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for a Distribution Date will generally equal the sum of ((a) LIBOR, calculated as specified below, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) ____% per annum.) Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.

     Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections and, if necessary, from draws on the Policy.

     (Calculation of the LIBOR Rate. On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by Provident after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by Provident after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by Provident after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.)

     Transferor Collections. Collections allocable to the Transferor Interest that are not distributed to Certificateholders will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

     Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections.

     Distributions of Principal Collections. For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ______________ 20__ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined below) and (ii) the
Alternative Principal Payment (as defined below). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the greater of (x) 0___% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such
Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

     The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning after the Cut-Off Date through the last day of __________ 199_.

     Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

     In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in ____________ 20__, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

     The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

RAPID AMORTIZATION EVENTS

     As  described above,  the  Managed  Amortization  Period  will  continue
through the Distribution Date in           20  , unless a Rapid Amortization
                                 ----------  --
Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. "Rapid Amortization Event" refers to any of the following events:

          (a) failure on the part of the Transferor (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement, which failure continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Transferor in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Transferor has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor; or

          (d) the Trust Fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to Provident and the Master Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c) or (d), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further
Additional Balances will be transferred to the Trust Fund, the Transferor will immediately cease to transfer Additional Balances to the Trust Fund and the Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and the Investor Fixed Allocation Percentage of such remaining proceeds and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). (If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.)

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

THE POLICY

     (On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of ____________, 199_, among Provident, (the Trustee) and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined below) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

     The "Guaranteed Principal Distribution Amount" shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ______________ 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

     In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A),
(B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

     The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Transferor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of ________.

     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust Fund.)

(PRE-FUNDING ACCOUNT

     On the Closing Date, $___________ (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account"), which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Fund and will be used to acquire Subsequent Mortgage Loans. During the period beginning on the Closing Date and terminating on _____________, 19__ (the "Funding Period"), the Pre-Funded Amount will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to holders of the classes of Certificates entitled to receive principal on the Distribution Date in ______________, 19__ in reduction of the related Certificate Principal Balances (thus resulting in a partial principal prepayment of the related Certificates on such date).

     Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account.

CAPITALIZED INTEREST ACCOUNT

     On  the  Closing  Date  there  will  be  deposited  in  an  account (the
"Capitalized Interest Account") maintained with and in the name of the Trustee on behalf of the Trust Fund a portion of the proceeds of the sale of the Certificates. The amount deposited therein will be used by the Trustee on the Distribution Dates in __________________ 19__, _____________ 19__ and
______________, 19__ to cover shortfalls in interest on the Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period which are not needed to cover shortfalls on the Distribution Date in ___________ 19__ are required to be paid directly to Provident.)

REPORTS TO CERTIFICATEHOLDERS

     Concurrently  with  each  distribution  to  the  Certificateholders, the
Master  Servicer   will  forward   to  the  Trustee   for  mailing   to  such
Certificateholder a statement setting forth among other items:

          (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

          (ii)  the amount being distributed to Certificateholders;

          (iii) the amount of interest included in such distribution and the related Certificate Rate;

          (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

          (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

          (vi)    the   amount,  if  any,  of  principal   included  in  such
     distribution;

          (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

          (viii)    the  amount,  if  any,  of   the  aggregate  unreimbursed
     Liquidation Loss Amounts after giving effect to such distribution;

          (ix)  the Servicing Fee for such Distribution Date;

          (x) the Invested Amount and the Certificate Principal Balance, each after giving effect to such distribution;

          (xi)   the Pool Balance as  of the end of  the preceding Collection
     Period;

          (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xiii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure; and

          (xiv)  the amount of any draws on the Policy.

     In the case of  information furnished pursuant  to clauses (iii),  (iv),
(v), (vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year commencing in 1996, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

     The Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

     The Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Collection Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately ____% per annum ("Servicing Fee Rate") on the aggregate
Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-Off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before ___________ in each year, beginning in ___________, 199_, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On  or before _____________  of each year,  beginning ___________, 199_, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement (other than losses resulting from defaults under the Mortgage Loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Agreement provides that neither Provident, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither Provident, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of Provident, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer with the consent of holders of Investor Certificates evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, Provident, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $__________ and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

     The Agreement may be amended from time to time by Provident, the Master Servicer and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of Provident, or the Master Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor, the Trustee nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates. The Agreement may also be amended from time to time by Provident, the Master Servicer, and the Trustee, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in ____________ 20__.

     The Certificates will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 5% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust Fund created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "--Rapid Amortization Events" herein.

THE TRUSTEE

     (                  ), a ____________________________ with  its principal
place of business in ________, has been named Trustee pursuant to the Agreement.

     The commercial bank or trust company serving as Trustee may own Certificates and have normal banking relationships with Provident and the Certificate Insurer and/or their affiliates.

     The Trustee may resign at any time, in which event Provident will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Provident may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, Provident will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

     The Trust Fund will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.


                               USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by Provident towards general corporate purposes.


                       FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Trust Fund ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as "Debt Securities" as described in the Prospectus. See "Federal Income Tax Consequences" in the Prospectus.

     The Transferor and the Certificateholders express in the Agreement their intent that, for all tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, Provident and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Asset Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Federal Income Tax Consequences" in the Prospectus.

     While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences--
Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the
Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership or a publicly traded partnership treated as a corporation. Since Tax Counsel has opined that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

     If it were determined that this transaction created an entity classified as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, it is the opinion of Tax Counsel that the Trust Fund will not be treated as either an association or a partnership taxable as a corporation.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

     In general, subject to certain exceptions, Tax Counsel is of the opinion that interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the Prospectus.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally will be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt
Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     In  addition,  prospective  Certificate  Owners are  strongly  urged  to
consult  their  own  tax  advisors  with  respect   to  the  New  Withholding
Regulations.  See "FEDERAL INCOME TAX CONSEQUENCES - Foreign Investors".


                                 STATE TAXES

     Provident makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.


                             ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plans acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     The  U.S.   Department  of  Labor   has  granted  to   _________________
("Underwriter") Prohibited Transaction Exemption _____ (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1)   The acquisition  of the Certificates  by a  Plan is  on terms
     (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, or Duff & Phelps Credit Rating Co.;

          (4) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of the Underwriter, the Seller, the Master Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates; and

          (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriter believes that the Exemption as amended will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                       LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199_ (the "Underwriting Agreement"), between Provident and (Underwriter) (the "Underwriter"), Provident has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from Provident all the Certificates.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

     Provident has been advised by the Underwriter that it proposes initially to offer the Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of ____% of the Certificate denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     Provident has been advised by the Underwriter that they presently intend to make a market in the Class A Certificates offered hereby; however, the Underwriter is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

     Until the distribution of the Class A Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither Provident nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates. In addition, neither Provident nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that Provident will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     Certain expenses of the Underwriter incurred in connection with this offering will be paid by Provident.

                                LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for Provident by Brown & Wood LLP, New York, New York and Keating,
Muething & Klekamp, P.L.L., Cincinnati, Ohio and for the Underwriter by (    ).


                                   EXPERTS

     The consolidated balance sheets of (Insurer) and Subsidiaries as of ___________, 199_ and 199_ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ___________, 199_, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of ________________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                   RATINGS

     It is a condition to issuance that the Certificates be rated "___" by _____ and "___" by _________.

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     Provident has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.


                            INDEX OF DEFINED TERMS

                                                                       Page
                                                                       ----

Accelerated Principal Distribution Amount . . . . . . . . . . . . . S-8, S-39
Additional Balances . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Alternative Principal Payment . . . . . . . . . . . . . . . . . .  S-11, S-41
Beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
BIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39, S-44
Capitalized Interest Account  . . . . . . . . . . . . . . . . . .  S-13, S-45
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-35
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-32
Certificate Principal Balance . . . . . . . . . . . . . . . . . . . S-4, S-32
Certificate Rate  . . . . . . . . . . . . . . . . . . . . . . S-4, S-10, S-40
Certificateholder . . . . . . . . . . . . . . . . . . . . . . . .  S-33, S-53
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Chase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Citibank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-10, S-40
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-37
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-40
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . . . . S-5
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Credit Limit  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-19
Credit Limit Utilization Rate . . . . . . . . . . . . . . . . . . . . .  S-22
Credit Line Agreements  . . . . . . . . . . . . . . . . . . . . . . S-3, S-22
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Cut-Off Date Pool Balance . . . . . . . . . . . . . . . . . . . . . . . . S-3
Cut-Off Date Principal Balance  . . . . . . . . . . . . . . . . . . . . . S-3
Debt-to-Income Ratio  . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Defective Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . .  S-37
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-37
Dissolution Distribution Date . . . . . . . . . . . . . . . . . . . . .  S-43
Distribution Date . . . . . . . . . . . . . . . . . . . . . . S-1, S-10, S-39
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-32, S-60
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Eligible Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Eligible Substitute Mortgage Loan . . . . . . . . . . . . . . . . . . .  S-36
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15, S-54
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . .  S-34
European Depositaries . . . . . . . . . . . . . . . . . . . . . . . S-7, S-32
Events of Servicing Termination . . . . . . . . . . . . . . . . . . . .  S-48
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Fixed Allocation Percentage . . . . . . . . . . . . . . . . . . . . . . . S-9
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-45
Global Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Guaranteed Distributions  . . . . . . . . . . . . . . . . . . . .  S-11, S-43
Guaranteed Principal Distribution Amount  . . . . . . . . . . . .  S-12, S-43
Index Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Insurance Agreement . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-43
Interest Collections  . . . . . . . . . . . . . . . . . . . . . . . S-7, S-38
Interest Period . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-40
Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-32
Investor Fixed Allocation Percentage  . . . . . . . . . . . . . . . . . . S-9
Investor Floating Allocation Percentage . . . . . . . . . . . . . . S-8, S-38
Investor Interest Collections . . . . . . . . . . . . . . . . . . . S-8, S-38
Investor Loss Amount  . . . . . . . . . . . . . . . . . . . . . . . S-9, S-40
Investor Principal Collections  . . . . . . . . . . . . . . . . . . S-9, S-39
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
LIBOR Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . .  S-40
Liquidation Loss Amount . . . . . . . . . . . . . . . . . . . . . . S-9, S-40
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-23
Managed Amortization Period . . . . . . . . . . . . . . . . . . .  S-10, S-41
Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Maximum Principal Payment . . . . . . . . . . . . . . . . . . . .  S-10, S-41
Maximum Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Minimum Transferor Interest . . . . . . . . . . . . . . . . . . . . S-5, S-37
Mortgage Loan Schedule  . . . . . . . . . . . . . . . . . . . S-5, S-36, S-37
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Net Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . S-8, S-38
New Withholding Regulations . . . . . . . . . . . . . . . . . . . . . .  S-53
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Original Certificate Principal Balance  . . . . . . . . . . . . . . S-4, S-32
Original Invested Amount  . . . . . . . . . . . . . . . . . . . . . S-4, S-32
Overcollateralization Amount  . . . . . . . . . . . . . . . . . . . . . . S-9
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-39
Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-44
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-44
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Principal Collections . . . . . . . . . . . . . . . . . . . . . . . S-7, S-38
Provident . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Rapid Amortization Event  . . . . . . . . . . . . . . . . . . . . . . .  S-42
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Receipt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Received  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Reference Bank Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Relevant Depositary . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Required Overcollateralization Amount . . . . . . . . . . . . . . . . .  S-40
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
SAIF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Scheduled Principal Collections Distribution Amount . . . . . . .  S-10, S-41
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-47
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15, S-55
Spread Account  . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-43
STIFS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . .  S-30
Subservicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Telerate Screen Page 3750 . . . . . . . . . . . . . . . . . . . . . . .  S-40
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Transfer Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Transfer Deposit Amount . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Transferor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Transferor Interest . . . . . . . . . . . . . . . . . . . . .  S-1, S-4, S-32
Transferor Principal Collections  . . . . . . . . . . . . . . . . . S-9, S-39
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-14
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54, S-55
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-55



                                   ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The
Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Backed Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

     Trading between  CEDEL and/or Euroclear Participants.   Secondary market
trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear
Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons  with effectively connected income  (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption  for U.S.  Persons  (Form W-9).    U.S. Persons  can obtain  a
complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, certain trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

     In addition, prospective  investors are strongly urged to  consult their
own  tax advisors  with respect  to  the New  Withholding  Regulations.   See
"FEDERAL INCOME TAX CONSEQUENCES - Foreign Investors".

       No  dealer, salesman  or other
  person  has been authorized to give
  any  information  or  to  make  any
  representation  not  contained   in
  this  Prospectus Supplement  or the                PROVIDENT HOME
  Prospectus and,  if given  or made,          EQUITY LOAN TRUST 199__-__
  such information or  representation
  must not be  relied upon as  having
  been authorized  by the  Company or
  (Underwriter).    This   Prospectus                 $___________
  Supplement  and the  Prospectus  do                (Approximate)
  not  constitute  an  offer  of  any
  securities  other  than  those   to
  which they  relate or  an offer  to
  sell,  or  a  solicitation  of   an
  offer to buy, to  any person in any               Home Equity Loan
  jurisdiction  where  such an  offer          Asset Backed Certificates
  or solicitation would  be unlawful.                Series 199_-_
  Neither   the  delivery   of   this
  Prospectus   Supplement   and   the
  Prospectus   nor   any  sale   made              THE PROVIDENT BANK
  hereunder    shall,    under    any        Transferor and Master Servicer
  circumstances,      create      any
  implication  that  the  information
  contained herein is  correct as  of
  any   time  subsequent   to   their
  respective dates.                        __________________________________
                                          ______
           TABLE OF CONTENTS
                                 Page
                                                 PROSPECTUS SUPPLEMENT
                                 ---
                                                   ___________, 199_-
                                           __________________________________
  PROSPECTUS SUPPLEMENT
                                          ______
  Summary . . . . . . . . . . .   S-3
  Risk Factors  . . . . . . . .  S-16
  The Certificate Insurer . . .  S-18
  The Master Servicer . . . . .  S-18
                                                     (UNDERWRITER)
  The Home Equity Loan Program   S-19
  Description of the Mortgage Loans
                                 S-22
  Maturity       and       Prepayment
  Considerations  . . . . . . .  S-30
  Pool     Factor     and     Trading
  Information . . . . . . . . .  S-31
  Description of the Certificates
                                 S-31
  Use of Proceeds . . . . . . .  S-50
  Federal Income Tax Consequences
                                 S-51
  State Taxes . . . . . . . . .  S-54
  ERISA Considerations  . . . .  S-54
  Legal Investment Considerations
                                 S-55
  Underwriting  . . . . . . . .  S-55
  Legal Matters . . . . . . . .  S-56
  Experts . . . . . . . . . . .  S-56
  Ratings . . . . . . . . . . .  S-56
  Index of Defined Terms  . . .  S-57
  Annex I . . . . . . . . . . .  S-60


  PROSPECTUS
  Prospectus  Supplement  or  Current
  Report on Form 8K . . . . . . .   2
  Available Information . . . . .   2
  Incorporation of  Certain Documents
  by Reference  . . . . . . . . .   3
  Reports to Securityholders  . .   3
  Summary of Terms  . . . . . . .   4
  Risk Factors  . . . . . . . . .  12
  The Trust Fund  . . . . . . . .  17
  Use of Proceeds . . . . . . . .  22
  Loan Program  . . . . . . . . .  22
  The Provident Bank  . . . . . .  22
  Description of the Securities .  24
  Credit Enhancement  . . . . . .  35
  Yield        and         Prepayment
  Considerations  . . . . . . . .  39
  The Agreements  . . . . . . . .  41
  Certain Legal Aspects of the Loans
                                   52
  Federal Income Tax Consequences  59
  State Tax Considerations  . . .  78
  ERISA Considerations  . . . . .  78
  Legal Investment  . . . . . . .  81
  Method of Distribution  . . . .  82
  Legal Matters . . . . . . . . .  83
  Financial Information . . . . .  83
  Ratings . . . . . . . . . . . .  83
  Index of Defined Terms  . . . .  85




Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                SUBJECT TO COMPLETION, DATED JANUARY 30, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED (_____________)

                                $

                (PROVIDENT MORTGAGE PASS-THROUGH TRUST 199___)
($             CLASS A-1      % CERTIFICATES
$              CLASS A-2      % CERTIFICATES
$              CLASS A-3      % CERTIFICATES
$              CLASS A-4      % CERTIFICATES
$              CLASS A-5      % CERTIFICATES)
$              CLASS A-6 VARIABLE RATE CERTIFICATES)

                     MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 199___
                              ------------------
                             THE PROVIDENT BANK,
                        AS SELLER AND MASTER SERVICER
                              ------------------
     The Mortgage Pass-Through Certificates, Series _________ (the "Certificates"), will consist of six Classes (each, a "Class") of senior
Certificates: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and Class A-6 Certificates (collectively, the "Class A
Certificates") and one Class of subordinated Certificates (the "Class R Certificates"). Only the Class A Certificates (the "Offered Certificates") are being offered hereby.

     The Certificates will evidence in the aggregate the entire beneficial interest in a pool (the "Mortgage Pool") of fixed- and adjustable-rate mortgage loans (the "Mortgage Loans") consisting of two groups ("Loan Group 1" and "Loan Group 2", respectively, and each a "Loan Group") held by (Provident Mortgage Pass-Through Trust 199___) (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement among The Provident Bank ("Provident"), as seller (the "Seller") and as master servicer (the "Master Servicer"), and ________________________________________, as trustee (the
"Trustee"). The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the "Group 1 Certificates") will represent undivided ownership interests in Loan Group 1 which consists of Mortgage Loans with fixed interest rates. The Class A-6 Certificates (the "Group 2 Certificates") will represent undivided ownership interests in Loan Group 2 which consists of Mortgage Loans with adjustable interest rates. The assets of the Trust will also include certain other property. The Mortgage Loans are secured by first deeds of trust or mortgages primarily on one- to four-family residential properties.
                                               (Cover continued on next page)
                              ------------------
        PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH
           UNDER "RISK FACTORS" ON PAGE S-14 HEREIN AND ON PAGE 12
                       IN THE ACCOMPANYING PROSPECTUS.
                              ------------------
 THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
          INTERESTS IN OR OBLIGATIONS OF PROVIDENT, THE TRUSTEE OR
         ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN.
           NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE
              INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

     The Offered Certificates are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

     The  aggregate  proceeds to  Provident  from  the  sale of  the  Offered
Certificates  will be approximately  $       , plus accrued  interest, before
deducting expenses  payable by  Provident, estimated to  be $          in the
aggregate.
                              ------------------

     The Offered Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL Bank, soci t anonyme, and the Euroclear System on or about (__________) (the "Closing Date"). The Offered Certificates will be offered in Europe and the United States of America.

                              ------------------

                                (Underwriter)


(Date)

(Cover continued from previous page)

     Distributions on the Class A Certificates will be made on the 25th day of each month or, if such date is not a Business Day, then on the next succeeding Business Day (each, a "Distribution Date"), commencing in _____________. On each Distribution Date, holders of the Class A Certificates will be entitled to receive, from and to the limited extent of funds available in the Distribution Account (as defined herein under
"Description of the Certificates--Deposits to Collection Account and Distribution Account"), distributions with respect to interest and principal calculated as set forth herein. The Certificates are not guaranteed by Provident, the Trustee or any affiliate of any thereof. However, the Class A Certificates will have the benefit of an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") issued by (the
"Certificate Insurer") pursuant to which the Certificate Insurer will guarantee payments to the related Certificateholders as described herein. See "DESCRIPTION OF THE CERTIFICATES--The Policy" herein.

     The effective yield to the Certificateholders of each Class of Group I Certificates will be lower than the yield otherwise produced by the Certificate Rate for each such Class and the purchase price of such Certificates because distributions will not be payable to the Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay). See "PREPAYMENT AND YIELD CONSIDERATIONS--Payment Delay Feature of Group I Certificates."

     There is currently no market for the Offered Certificates and there can be no assurance that such a market will develop or if it does develop that it will continue. See "RISK FACTORS" herein.

     An election will be made to treat the assets of the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Offered Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

                     ------------------------------------

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                     ------------------------------------

     The Offered Certificates constitute part of a separate series of Mortgage Pass-Through Certificates being offered by The Provident Bank from time to time pursuant to its Prospectus dated ____________. This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                   SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

Trust (Provident Mortgage Pass-Through Trust 199___) (the "Trust") will be formed pursuant to a pooling and servicing agreement (the "Agreement") to be dated as of _________________ (the "Cut-Off Date") among The Provident Bank, ("Provident"), as seller (the "Seller") and as master servicer (together with any successor in such capacity, the "Master Servicer"), and ________________________ ________________, as trustee (the
               "Trustee"). The property of the Trust will include: a pool of fixed- and adjustable-rate mortgage loans (the "Mortgage Loans"), secured by first deeds of trust or mortgages on residential properties that are primarily one- to four-family properties (the "Mortgaged Properties"); payments in respect of the Mortgage Loans received on and after the Cut-Off Date (exclusive of payments in respect of interest on the Mortgage Loans due prior to the Cut-Off Date and received thereafter); property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property, as described more fully herein. In addition, Provident has caused the Certificate Insurer to issue an irrevocable and unconditional financial guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A Certificates, pursuant to which the Certificate Insurer will guarantee payments to such Certificateholders as described herein.

          The Trust property initially will include the unpaid principal balance of each Mortgage Loan as of the Cut-Off Date. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The "Cut-Off Date Principal Balance" with respect to each Mortgage Loan is the unpaid principal balance thereof as of the Cut-Off Date. With respect to any date, the "Loan Group 1 Principal Balance" and the "Loan Group 2 Principal Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, as of such date. The Loan Group 1 Principal Balance and the Loan Group 2 Principal Balance are each sometimes referred to herein as a "Loan Group Principal Balance." The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance minus all collections applied in reduction of the Cut-Off Date Principal Balance of such Mortgage Loan. The Principal Balance of a Liquidated Mortgage Loan (as defined herein under "Description of the Certificates--Principal") after the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan shall be zero.

Securities          The  Mortgage  Pass-Through Certificates,  Series  199___
                    (the  "Certificates")  will  consist of  six  Classes  of
                    senior  certificates:  the  Class A-1  Certificates,  the
                    Class A-2  Certificates, the Class A-3  Certificates, the
                    Class  A-4 Certificates,  the Class A-5  Certificates and
                    the Class A-6  Certificates (collectively,  the "Class  A
                    Certificates") and one Class of subordinated certificates
                    (the  "Class  R   Certificates").    Only  the   Class  A
                    Certificates  (the  "Offered Certificates")  are  offered
                    hereby.   Each Class of  Offered Certificates  represents
                    the right  to receive payments  of interest at  the rates
                    set forth on the cover  hereof (with respect to each such
                    Class,  the  "Certificate  Rate"),  payable monthly,  and
                    payments of principal to the  extent provided below.  The
                    Class A-1, Class A-2, Class  A-3, Class A-4 and Class A-5
                    Certificates (collectively,  the "Group  1 Certificates")
                    will represent  undivided  ownership  interests  in  Loan
                    Group  1  which  consists of  Mortgage  Loans  with fixed
                    interest rates.  The Class A-6 Certificates (the "Group 2
                    Certificates")   will   represent   undivided   ownership
                    interests  in Loan  Group 2  which  consists of  Mortgage
                    Loans with  adjustable  interest rates.    The  aggregate
                    undivided  interest in the Trust represented by the Class
                    A Certificates as of the Cut-Off Date will equal $
                       of  principal   (the  "Original   Aggregate  Class   A
                    Principal Balance").  The aggregate undivided interest in
                    Loan Group 1  represented by the Group  1 Certificates as
                    of the Cut-Off Date will equal $            of principal.
                    The   aggregate  undivided  interest   in  Loan  Group  2
                    represented  by  the  Class A-3  Certificates  as  of the
                    Cut-Off  Date  will  equal $         of  principal.   The
                    principal  amount  of  a Class  of  Class  A Certificates
                    (each, a "Class A Principal Balance") on any date is equal to the applicable Class A Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates. On any date, the "Aggregate Class
                    A  Principal Balance"  is,  with respect  to the  Group 1
                    Certificates,  the aggregate  of  the  Class A  Principal
                    Balances of the Group 1 Certificates and with respect to the Group 2 Certificates, the Class A-6 Principal Balance on such date.

The Mortgage Loans       The Mortgage Loans are expected to consist of $
                           in principal amount  of fixed- and adjustable-rate
                         mortgage  loans secured by  first deeds of  trust or
                         mortgages on  Mortgaged  Properties  located  in  __
                         states   and   the  District   of  Columbia.     The
                         Loan-to-Value Ratio of each  Mortgage Loan, computed
                         on  the   date   such  loan   was  originated   (the
                         "Loan-to-Value Ratio")  did not exceed       % as of
                         the   Cut-Off   Date.       The   weighted   average
                         Loan-to-Value Ratio of the Mortgage Loans was      %
                         as of  the Cut-Off  Date.   See "DESCRIPTION  OF THE
                         MORTGAGE LOANS" herein.   Interest on each  Mortgage
                         Loan is payable monthly on the outstanding Principal
                         Balance  thereof  at  a rate  per  annum  (the "Loan
                         Rate") specified in  the related Mortgage Note.   As
                         of the  Cut-Off Date, the Loan Rates  ranged from
                         % to       % per annum and the weighted average Loan
                         Rate  was          % per  annum.   The  Cut-Off Date
                         Principal Balances of the Mortgage Loans ranged from
                         $          to $            and averaged $          .
                         Each Mortgage Loan was originated in the period from
                                   to               .

          Loan Group 1. All of the Mortgage Loans in Loan Group 1 have Loan Rates which are fixed for the life of such Mortgage Loans. As of the Cut-Off Date, there are ___ Mortgage Loans in Loan Group 1. The aggregate Principal Balance of the Mortgage Loans in Loan Group 1 was $_____________ (the "Cut-Off Date Loan Group 1 Principal Balance"). As of the Cut-Off Date with respect to the Mortgage Loans in Loan Group 1, the average Principal Balance was
          $_________; the Loan Rates ranged from ____% to _____%; the weighted average Loan Rate was ______%; the weighted average Loan-to-Value Ratio was %; and the weighted average remaining term to stated maturity was ___ months. The remaining terms to stated maturity of the Mortgage Loans in Loan Group 1 ranged from ___ months to ___ months. The original term to stated maturity of each Mortgage Loan in Loan Group 1 was ___ months. The maximum
          Principal Balance of the Mortgage Loans in Loan Group 1 was $__________ and the minimum Principal Balance of the Mortgage Loans
          in  Loan Group  1 was  $________.   Approximately         %  of the
          Mortgage Loans in Loan Group 1 are Balloon Loans. All of the Balloon Loans amortize over ___ months. No Mortgage Loan in Loan
          Group 1 will mature later than               .

          Loan Group 2. All of the Mortgage Loans in Loan Group 1 have Loan Rates which are subject to adjustment based on changes in (LIBOR), as further discussed under "DESCRIPTION OF THE MORTGAGE LOANS" herein. As of the Cut-Off Date, there are _____ Mortgage Loans in Loan Group 2. The aggregate Principal Balance of the Mortgage Loans in Loan Group 2 was $______________ (the "Cut-Off Date Loan Group 2 Principal Balance"). As of the Cut-Off Date with respect to the Mortgage Loans in Loan Group 2, the average Principal Balance was $_________; the Loan Rates ranged from ____% to _____%; the weighted average Loan Rate was _____%; the weighted average
          Loan-to-Value Ratio was       %; and the weighted average remaining
          term to stated maturity was ___ months. The remaining terms to stated maturity of the Mortgage Loans in Loan Group 2 ranged from ___ months to ___ months. The original term to stated maturity each Mortgage Loan in Loan Group 2 was ___ months. The maximum Principal Balance of the Mortgage Loans in Loan Group 2 was $__________ and the minimum Principal Balance of the Mortgage Loans in Loan Group 2 was $________. None of the Mortgage Loans in Loan Group 2 are Balloon Loans. No Mortgage Loan in Loan Group 2 will
          mature later than                  .

          All of the Mortgage Loans in Loan Group 2 have minimum and maximum Loan Rates. The weighted average minimum Loan Rate of the Mortgage
          Loans in  Loan Group  2 is approximately         % per  annum, with
          minimum Loan Rates that range from approximately    % per annum to
           % per  annum.   The  weighted  average maximum  Loan Rate  of  the
          Mortgage Loans in Loan  Group 2 is approximately       % per annum,
          with maximum Loan  Rates that range from approximately        % per
          annum to % per annum. The Mortgage Loans in Loan Group 2 have a weighted average gross margin of approximately % per annum,
          with gross margins that range from approximately       % per  annum
          to % per annum. The Mortgage Loans in Loan Group 2 have a weighted average periodic cap of approximately % per annum, with
          periodic  caps that range from approximately       % per annum to
          % per annum.

          See "DESCRIPTION OF THE MORTGAGE LOANS" herein.


Denominations       The  Class A Certificates will be offered for purchase in
                    denominations of $1,000 and multiples of $1 in excess thereof.

Registration of
Class A Certificates          The Class  A  Certificates  will  initially  be
                              issued in  book-entry form.   Persons acquiring
                              beneficial ownership interests  in the Class  A
                              Certificates ("Certificate  Owners") will  hold
                              their Class A Certificate interests through The
                              Depository Trust Company ("DTC"), in the United
                              States, or Cedel Bank soci t  anonyme ("CEDEL")
                              or  the  Euroclear   System  ("Euroclear"),  in
                              Europe.    Transfers   within  DTC,  CEDEL   or
                              Euroclear,  as  the  case may  be,  will  be in
                              accordance with  the usual rules  and operating
                              procedures  of the relevant system.  So long as
                              the   Class  A   Certificates  are   Book-Entry
                              Certificates   (as    defined   herein    under
                              "Description  of  the  Certificates--Book-Entry
                              Certificates"),  such   Certificates  will   be
                              evidenced   by   one   or   more   Certificates
                              registered  in the name of Cede & Co. ("Cede"),
                              as the  nominee of DTC  or one of  the relevant
                              depositaries   (collectively,   the   "European
                              Depositaries").  Cross-market transfers between
                              persons holding directly  or indirectly through
                              DTC,  on  the   one  hand,  and  counterparties
                              holding directly or indirectly through CEDEL or
                              Euroclear, on  the other,  will be  effected in
                              DTC  through  Citibank   N.A.  ("Citibank")  or
                              Chemical   Bank   ("Chemical"),   the  relevant
                              depositaries    of    CEDEL    and   Euroclear,
                              respectively, and  each a  participating member
                              of    DTC.        The    interests   of    such
                              Certificateholders  will   be  represented   by
                              book-entries   on  the   records  of   DTC  and
                              participating members thereof.   No Certificate
                              Owner will be entitled  to receive a definitive
                              certificate    representing    such    person's
                              interest, except in  the event that  Definitive
                              Certificates   (as    defined   herein    under
                              "Description  of  the  Certificates--Book-Entry
                              Certificates")  are  issued under  the  limited
                              circumstances described herein.  All references
                              in this  Prospectus Supplement  to any  Class A
                              Certificates reflect the  rights of Certificate
                              Owners  only  as such  rights may  be exercised
                              through DTC and its participating organizations
                              for  so long as  such Class A  Certificates are
                              held  by DTC.    See "RISK  FACTORS--Book-Entry
                              Certificates",     "DESCRIPTION      OF     THE
                              CERTIFICATES--Book-Entry Certificates" herein and "ANNEX I" hereto.

Provident      The  Provident Bank, an Ohio banking corporation (the "Seller"
               or  the "Master  Servicer"  as  applicable).    The  principal
               executive  offices of  the  Seller  and  Master  Servicer  are located  at One  East Fourth  Street,  Cincinnati, Ohio  45202
               (Telephone: (513)  579-2000).  See "THE PROVIDENT BANK" in the
               Prospectus.

Certificate Rate         The "Certificate Rate" on any Distribution Date with
                         respect to  the Class A-1 Certificates  is     % per
                         annum; the Class A-2 Certificates is    % per annum;
                         the Class A-3  Certificates is     % per  annum; the
                         Class  A-4 Certificates is     %  per annum; and the
                         Class A-5  Certificates is      %  per  annum.   The
                         "Certificate  Rate" on  any  Distribution Date  with
                         respect to the Class A-6 Certificates will equal the
                         least of (A)  the sum of the LIBOR  Rate (as defined
                         herein under  "DESCRIPTION OF  THE CERTIFICATES--The
                         Certificate  Rate") plus  ____% (or  ____%  for each
                         Distribution Date occurring after the date  on which
                         the Master Servicer  has the right to  terminate the
                         Trust),  (B) the Net Funds Cap for such Distribution
                         Date and (C)  ____% per annum.  The  "Net Funds Cap"
                         for any Distribution Date shall equal the difference
                         between  (A) the average  of the  Loan Rates  of the
                         Mortgage Loans in  Loan Group 2 as of  the first day
                         of  the   month   preceding  the   month   of   such
                         Distribution  Date, weighted  on  the  basis of  the
                         related Principal Balances  as of such date  and (B)
                         the sum of (i) the Master Servicing Fee Rate and the
                         rate  at which  the  Trustee  Fee  and  the  premium
                         payable to  the Certificate  Insurer are  calculated
                         and (ii) commencing with the thirteenth Distribution
                         Date, 0.50%.   Interest on the Group  1 Certificates
                         in  respect of  any  Distribution  Date will  accrue
                         during  each Interest  Period  on  the  basis  of  a
                         360-day  year consisting  of  twelve 30-day  months.
                         Interest on the  Group 2 Certificates in  respect of
                         any  Distribution  Date  will  accrue  during   each
                         Interest Period on the basis of a 360-day year and the actual number of days elapsed.

          "Interest Period" means, with respect to each Distribution Date and the Group 1 Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. "Interest Period" means, with respect to each Distribution Date and the Group 2 Certificates, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date.

Distributions:      On the 25th day of each month, or  if such a day is not a
                    Business  Day,  then  the next  succeeding  Business Day,
                    commencing   in   ____________    (each   such   day,   a
                    "Distribution  Date"), the  Trustee will  be required  to
                    distribute   from  funds   available   therefor  in   the
                    Distribution Account (as described herein) to the holders
                    of  the  Offered   Certificates  of  record  as   of  the
                    applicable  Record  Date,  in  the  priorities  described
                    below, an  aggregate amount equal  to the sum of  (a) the
                    Class Interest  Distribution  for each  Class of  Offered
                    Certificates, and (b) the  Class A Principal Distribution
                    for  each  Certificate Group.    So  long as  an  Insurer
                    Default has not occurred  and is continuing, the  Class A
                    Principal  Distribution   relating   to   the   Group   1
                    Certificates  will be  distributed, sequentially,  to the
                    Class A-1, Class A-2, Class  A-3, Class A-4 and Class A-5
                    Certificates, in that order, such  that no Class of Group
                    1 Certificates  having a higher numerical  designation is
                    entitled  to distributions of principal until the Class A
                    Principal  Balance of  each  such  Class of  Certificates
                    having  a lower numerical designation has been reduced to
                    zero.  On any Distribution Date during the continuance of
                    an Insurer  Default, the  Class A Principal  Distribution
                    relating  to the Group 1 Certificates will be distributed
                    to the  Group 1  Certificates outstanding  on a pro  rata
                    basis in accordance with the Class A Principal Balance of
                    each  such Class.   The  Class  A Principal  Distribution
                    relating to the Group 2 Certificates will be distributed to the Class A-6 Certificates. See "DESCRIPTION OF THE
                    CERTIFICATES--Distributions" herein.

          Interest

          On each Distribution Date, to the extent of funds available therefor as described herein, interest will be distributed with respect to each Class of Class A Certificates in an amount (each, a "Class Interest Distribution") equal to the sum of (a) one month's interest at the related Certificate Rate on the related Class A Principal Balance immediately prior to such Distribution Date (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall for such Class of Class A Certificates for such Distribution Date. As to any Distribution Date and Class of Class A Certificates, Class Interest Carryover Shortfall is the sum of (i) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Rate and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate.

          On each Distribution Date, the Class Interest Distribution for each Class of Class A Certificates in a particular Certificate Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount each such Class would have been distributed in the absence of such shortfall.

          Principal

          On each Distribution Date, to the extent of funds available therefor as described herein, principal will be distributed to the holders of the Class A Certificates of a Certificate Group then entitled to distributions of principal in an amount equal to the lesser of (A) the related Aggregate Class A Principal Balance and
          (B) the related Class A Principal Distribution for such Distribution Date. "Class A Principal Distribution" means, with respect to any Distribution Date and Certificate Group, the sum of the related Class A Monthly Principal Distributable Amount for such Distribution Date and any outstanding Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date.

          "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date and Certificate Group, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan in the related Loan Group received by the Master Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in the related Loan Group with respect to such Due Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed with respect to the related Loan Group and (v) such portion (not greater than 100%) of Excess Spread (as defined below), if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization for the related Loan Group for such Distribution Date (the "Distributable Excess Spread").

          If the required level of overcollateralization for a Certificate Group is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization for such Certificate Group is satisfied, the amount of the related Class A Monthly Principal Distributable Amount on the following Distribution Date will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization for a Certificate Group after giving effect to the distribution in respect of principal with respect to such Certificate Group to be made on such Distribution Date.

          "Due Period" means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

          For a description of a "Liquidated Mortgage Loan" see "DESCRIPTION OF THE CERTIFICATES--Principal" herein.

          "Excess Spread" means, with respect to any Distribution Date and Loan Group, the positive excess, if any, of (x) Available Funds (as defined herein under "Description of the Certificates--Deposits to the Distribution Account") for the related Certificate Group for such Distribution Date over (y) the amount required to be distributed pursuant to subclause A items (i) through (iv), with respect to the Group 1 Certificates and subclause B items (i) through (iv), with respect to the Group 2 Certificates, in each case set forth under the heading "DESCRIPTION OF CERTIFICATES-- Priority of Distributions" on such Distribution Date. Distributions of Excess Spread relating to a Loan Group to the holders of Class A Certificates of the related Certificate Group will result in acceleration of principal payments to the holders of such Class A Certificates creating overcollateralization to the extent required by the Agreement. This feature will have the effect  of reducing  the  weighted  average lives  of  the Class  A
          Certificates.         See     "DESCRIPTION    OF     CERTIFICATES--
          Overcollateralization Provisions" and "PREPAYMENT AND YIELD CONSIDERATIONS" herein.

          The  last  scheduled Distribution  Date for  each Class  of Offered
          Certificates is as follows: Class A-1 Certificates,               ;
          Class A-2 Certificates,               ; Class A-3 Certificates,
                   ; Class  A-4 Certificates,                    ;  Class A-5
          Certificates,               ; and Class A-6 Certificates,
             . It is expected that the actual last Distribution Date for each Class of Offered Certificates will occur significantly earlier than such scheduled Distribution Dates. See "PREPAYMENT AND YIELD CONSIDERATIONS."

Overcollateralization         The credit enhancement provisions of the  Trust
                              result in a limited acceleration of the Class A
                              Certificates of a Certificate Group relative to
                              the  amortization of the  Mortgage Loans in the
                              related Loan Group  in the early months  of the
                              transaction.   The accelerated  amortization is
                              achieved by  the application  of Excess  Spread
                              relating   to  a   Loan   Group  to   principal
                              distributions on  the Class  A Certificates  of
                              the   related   Certificate    Group.      This
                              acceleration feature  creates, with  respect to
                              each  Certificate  Group, overcollateralization
                              (i.e., the excess of the aggregate  outstanding
                              Principal Balance of the Mortgage Loans  in the
                              related Loan Group  over the related  Aggregate
                              Class A Principal Balance).  Once the  required
                              level of overcollateralization is reached for a
                              Certificate   Group,   and   subject   to   the
                              provisions described in the next paragraph, the acceleration feature for such Certificate Group will cease, until necessary to maintain the required level of overcollateralization for such Certificate Group.

          The Agreement will provide that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Certificate Group may increase or decrease over time. An increase in the required level of overcollateralization for a Certificate Group will result if the delinquency or default experience on the Mortgage Loans in the related Loan Group exceeds certain levels set forth in the Agreement. In that event, amortization of the related Class A Certificates would be accelerated relative to the Mortgage Loans until the level of overcollateralization reaches its required level. The required level of overcollateralization may be decreased under certain circumstances, which will slow the amortization of the Class A Certificates of the related Certificate Group relative to the Mortgage Loans.

          See "PREPAYMENT AND YIELD CONSIDERATIONS" and "DESCRIPTION OF THE CERTIFICATES--Overcollateralization Provisions."

Crosscollateralization        In  addition to  the  foregoing, the  Agreement
                              provides for crosscollateralization through the application of Excess Spread generated by one
                              Loan Group  to  fund  shortfalls  in  Available
                              Funds in the other Loan Group, subject to certain prior requirements of such Available
                              Funds.  See "DESCRIPTION OF THE  CERTIFICATES--
                              Priority of Distributions"  and "PREPAYMENT AND
                              YIELD CONSIDERATIONS."

The Policy          The Policy will unconditionally and irrevocably guarantee
                    principal payments (as described in the next sentence) on
                    the Class A Certificates plus accrued and unpaid interest
                    due on  the Class A  Certificates.  On  each Distribution
                    Date, a draw will be made on  the Policy equal to the sum
                    of (a)  the amount by  which interest accrued  during the
                    applicable Interest Period  at the applicable Certificate
                    Rate for  each  Class  of Class  A  Certificates  on  the
                    related outstanding Class A Principal Balance exceeds the
                    amount on deposit in  the Distribution Account  available
                    to  be distributed therefor on such Distribution Date and
                    (b)  with respect to  each Certificate Group,  the amount
                    (each, a "Guaranteed Principal Amount"), if any, by which
                    the  Aggregate  Class  A Principal  Balance  exceeds  the
                    related Loan  Group Principal Balance  at the end  of the
                    previous  month  (after  giving  effect  to  all  amounts
                    distributable and allocable to  principal on the  related
                    Class  A Certificates  on such  Distribution  Date).   In
                    addition, the Policy  will guarantee the payment  in full
                    of  the applicable Aggregate Class A Principal Balance to
                    the Group  1 Certificates and the Group 2 Certificates on
                    the Distribution Date in               and              ,
                    respectively (after giving effect to all other amounts distributable and allocable to principal on such Classes on such Distribution Date).

          In the absence of payments under the Policy, Class A Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See "DESCRIPTION OF THE CERTIFICATES--The Policy," herein.

The Certificate Insurer       (______________________________________________
                              __________)(the  "Certificate  Insurer").   See
                              "DESCRIPTION OF THE CERTIFICATES--The Policy" and "THE CERTIFICATE INSURER" herein.

(Pre-Funding Account          On  the  Closing Date,  $__________  (the "Pre-
                              Funded Amount") will be deposited in an account
                              (the  "Pre-Funding  Account"),   which  account
                              shall be  in the name of and  maintained by the
                              Trustee and shall be part of the Trust Fund and
                              will  be used  to  acquire Subsequent  Mortgage
                              Loans.   During  the  period beginning  on  the
                              Closing Date  and terminating  on ____________,
                              19__  (the  "Funding Period"),  the  Pre-Funded
                              Amount will  be maintained  in the  Pre-Funding
                              Account.   The Pre-Funding  Account will be  an
                              asset of  the  Trust Fund;  however, the  REMIC
                              election will not  be made with respect  to the
                              Pre-Funding Account.  The amounts on deposit in
                              the Pre-Funding Account will  be used either to
                              acquire Subsequent  Mortgage Loans  (which will
                              be assets of the Trust Fund for which the REMIC
                              election is  made) during the Funding Period or
                              to  make a principal  prepayment to the holders
                              of the classes of Certificates then entitled to
                              distributions  of principal  of the  amounts on
                              deposit  therein  at  the end  of  the  Funding
                              Period.   All reinvestment earnings on the Pre-
                              Funding Account shall be owned by, and be taxable to, the Seller.)

Capitalized Interest
Account On the Closing Date there will be deposited in an account (the "Capitalized Interest Account") maintained with and in the name of the Trustee on behalf of the Trust Fund a portion of the proceeds of the sale of the Certificates. The amount deposited therein will be used by the Trustee on the Distribution Dates in __________ 19__, __________, 19__ and
               __________ 19__ to cover shortfalls in interest on the Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period are required to be paid directly to Provident.) The Capitalized Interest Account shall not be an asset of the REMIC. All reinvestment earnings on the Capitalized Interest Account shall be owned by, and be taxable to, the Seller.

Servicing      The  Master  Servicer  will  be   responsible  for  servicing,
               managing and making  collections on the  Mortgage Loans.   The
               Master Servicer will deposit all collections in respect of the
               Mortgage  Loans  into  the  Collection  Account  as  described
               herein.    On  the  eighteenth  day  of  the  month  (each,  a
               "Determination Date"), the Trustee  will calculate the amounts to be paid, as described  herein, to the Certificateholders on
               the  next  Distribution   Date.    See  "DESCRIPTION   OF  THE
               CERTIFICATES--Priority  of Distributions."    With respect  to
               each  Due  Period,  the  Master  Servicer  will  receive  from payments  in respect  of interest  on the  Mortgage  Loans, on behalf  of itself,  a portion  of such  payments as  a monthly servicing fee (the "Master Servicing Fee") in the amount of
               % per annum (the "Master Servicing Fee Rate") on the Principal
               Balance of each Mortgage Loan as of the first day of each such
               Due Period.   See "DESCRIPTION OF  THE CERTIFICATES--Servicing
               Compensation and  Payment of  Expenses."   In certain  limited
               circumstances, the Master  Servicer may resign or  be removed, in which  event either the  Trustee or a  third-party servicer
               will  be  appointed   as  successor  master  servicer.     See
               "DESCRIPTION OF THE CERTIFICATES--Certain Matters Regarding the Master Servicer" herein.

Trustee        (______________________________________),  a _________________
               (the "Trustee").

Monthly Advances         (The Master  Servicer is  required to  remit to  the
                         Trustee no  later than  two Business  Days prior  to
                         each   Distribution   Date,  for   deposit   in  the
                         Distribution  Account,   an  amount  equal   to  the
                         scheduled installment of  interest and principal due
                         on each Mortgage Loan but not received by the Master
                         Servicer during the related  Due Period (a  "Monthly
                         Advance").   Such obligation  of the Master Servicer
                         continues with  respect to each Mortgage  Loan until
                         such  Mortgage Loan  becomes  a Liquidated  Mortgage
                         Loan.  The  Master Servicer is not  required to make
                         any  Monthly Advances  which it determines  would be
                         nonrecoverable.   Monthly Advances  are reimbursable
                         to the Master Servicer subject to certain conditions
                         and  restrictions,  and  are   intended  to  provide
                         sufficient  funds for the payment of interest on the
                         Class  A Certificates.)    See "DESCRIPTION  OF  THE
                         CERTIFICATES--ADVANCES" herein.

Prepayment Interest Shortfalls
and Civil Relief Act
Interest Shortfalls      Not  later than the  Determination Date,  the Master
                         Servicer  is  required  to  remit  to  the  Trustee,
                         without any right of reimbursement, an amount  equal
                         to, with respect to each Mortgage Loan as to which a
                         principal prepayment in full was received during the
                         related Due Period, the lesser of (a) the excess, if
                         any, of 30  days' interest on the  Principal Balance
                         of such Mortgage  Loan at the Loan Rate  (or at such
                         lower rate as  may be  in effect  for such  Mortgage
                         Loan  because of  application  of the  Soldiers' and
                         Sailors' Civil Relief  Act of 1940, as  amended (the
                         "Civil Relief Act")), minus the Master Servicing Fee
                         for such Mortgage  Loan over the amount  of interest
                         actually paid by the related Mortgagor in connection
                         with such principal prepayment (with respect  to all
                         such  Mortgage   Loans,  the   "Prepayment  Interest
                         Shortfall")  and (b) the sum of the aggregate Master
                         Servicing Fee received by the Master Servicer in the most recently ended Due Period.

          Civil Relief Act Interest Shortfalls will not be covered by the Policy, although Prepayment Interest Shortfalls, after application of the Master Servicing Fee will be so covered. The Master Servicer is not obligated to offset any of the Master Servicing Fee against, or to provide any other funds to cover, any shortfalls in interest collections on the Mortgage Loans that are attributable to the application of the Civil Relief Act ("Civil Relief Act Interest Shortfalls"). See "RISK FACTORS--Payments on the Mortgage Loans" herein.

Optional Termination          The  Seller may, at  its option,  terminate the
                              Agreement on  any date  on which  the aggregate
                              Principal Balance of the Mortgage Loans is less than 5% of the Cut-Off Date Pool Principal
                              Balance at the price described herein under "DESCRIPTION OF THE CERTIFICATES--Termination;
                              Retirement of the Certificates."

Certain Federal Tax
Considerations      For federal income tax purposes, the Trust created by the
                    Agreement  will be  treated as  a  "real estate  mortgage
                    investment conduit" ("REMIC").  In the opinion of Brown &
                    Wood LLP, tax counsel to the Trust  Fund ("Tax Counsel"),
                    the  Class  A   Certificates  will  constitute   "regular
                    interests"  in the  REMIC  and will  be  treated as  debt
                    instruments  of the REMIC for federal income tax purposes
                    with  payment terms  equivalent  to  the  terms  of  such
                    Certificates.   The Class  R Certificates  (the "Residual
                    Certificates")   will  constitute   the  sole   class  of
                    "residual interests" in the REMIC and will be the Class of Residual Certificates, as described in the Prospectus.

          The holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting.

          The Offered Certificates may, depending on their issue price, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "FEDERAL INCOME TAX CONSEQUENCES" herein and "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.


ERISA Considerations          The acquisition  of an Offered Certificate by a
                              pension  or  other  employee  benefit  plan  (a
                              "Plan")  subject  to  the  Employee  Retirement
                              Income  Security  Act   of  1974,  as   amended
                              ("ERISA"),  or  to  Section 4975  of  the  Code
                              could,   in  some   instances,   result  in   a
                              "prohibited transaction" or  other violation of
                              the  fiduciary  responsibility   provisions  of
                              ERISA  and Section  4975.   Certain  exemptions
                              from the prohibited transaction  rules could be
                              applicable to  the acquisition of  such Offered
                              Certificates.   Any Plan  fiduciary considering
                              whether to purchase any Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code.

          Subject to the considerations and conditions described under "ERISA
          CONSIDERATIONS"   herein,  it   is   expected   that  the   Offered
          Certificates may be purchased by a Plan.

Legal Investment
Considerations      The  Offered   Certificates  will   constitute  "mortgage
                    related  securities"   for  purposes  of   the  Secondary
                    Mortgage Market Enhancement Act of 1984 ("SMMEA") so long
                    as  they are  rated  in  one of  the  two highest  rating
                    categories   by  at   least  one   nationally  recognized
                    statistical rating organization and, as such, are legal investments for certain entities to the extent provided in SMMEA.

          Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel  or  the  applicable authorities  to  determine  whether an investment in the Offered Certificates complies with applicable guidelines, policy statements or restrictions. See "LEGAL INVESTMENT CONSIDERATIONS" herein and "LEGAL INVESTMENT" in the Prospectus.

Certificate Rating       It is  a condition to  the issuance  of the  Offered
                         Certificates that  they receive ratings  of "AAA" by
                         __________________________   and   _____   by   ____
                         _________________________________________________.
                         In general, ratings  address credit risk and  do not
                         address  the   likelihood  of   prepayments.     See
                         "RATINGS" herein and "RISK FACTORS--Rating of the Securities" in the Prospectus.

                                 RISK FACTORS

     Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. Since transactions in the Offered Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates. Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein under "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates") which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates" herein.

     Cash Flow Considerations and Risks of Shortfall. With respect to % of the Mortgage Loans in Loan Group 1 (by Cut-Off Date Loan Group 1 Principal Balance), collections on such Mortgage Loans may vary because, among other things, borrowers are not required to make monthly payments of principal that will be sufficient to amortize such Mortgage Loans by their maturity (collectively, "Balloon Loans"). The ability of a borrower to make such a payment may depend on the ability of the borrower to obtain refinancing of the balance due on a Balloon Loan. An increase in interest rates over the Loan Rate applicable at the time a Balloon Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

     With respect to certain Balloon Loans, general credit risk may also be greater to holders of Group 1 Certificates than to holders of instruments representing interests in level payment fully amortizing first mortgage loans. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     Prepayment Considerations and Effect on Yield to Maturity and Weighted Average Life of Certificates. All of the Mortgage Loans may be prepaid in whole or in part at any time. However, approximately __% of the Mortgage Loans are subject to prepayment penalties which vary from jurisdiction to jurisdiction. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer will be required by the Agreement to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     Certificate Rating Based Primarily on Claims-Paying Ability of the Certificate Insurer. The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Offered Certificates may result in a reduction in the rating of the Offered Certificates. The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Offered Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations Resulting from Sale Treatment. The sale of the Mortgage Loans from the Seller to the Trust will be treated by the Seller and the Trust as a sale of the Mortgage Loans. The Seller will warrant that such transfer is a sale of its interest in the Mortgage Loans. In the event of an insolvency of the Seller, it is possible that a receiver or conservator for, or a creditor of, the Seller, may argue that the transaction between the Seller and the Trust, with respect to the Mortgage Loans was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Offered Certificates.

     (The terms of the Agreement provide that the Seller will maintain possession of the documentation relating to each Mortgage Loan (the "Mortgage File"), and no assignment of any Mortgage is required to be recorded in the name of the Trustee, unless an Assignment Event occurs. Within 30 days of any such occurrence, the Seller, at its expense, is required to deliver the Mortgage File to the Trustee and to either cause proper assignments of each Mortgage to be recorded, at its expense, or to deliver assignments of each Mortgage, in recordable form, to the Trustee, together with an opinion of counsel to the effect that recordation of such assignments in not necessary in order to perfect the interests of the Trust in such Mortgages. Prior to delivery and recording, the interest of the Trustee in the Mortgages, the Mortgage Notes and the proceeds thereof may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of the Seller.

     An "Assignment Event" will occur on the 30th day following either (i) the occurrence and continuance of an Event of Default, (ii) the reduction of the Seller's long-term unsecured debt rating below "Baa2" by Moody's or "BBB" by S&P or (iii) the suspension, termination or withdrawal of the Seller's long-term unsecured debt rating by Moody's or S&P.

     In an insolvency proceeding of the Seller, if the Mortgage Notes have not been delivered to the Trustee and the Mortgages have not been assigned of record in the real property recording office, the Trust may be a general unsecured creditor of the Seller. If the Trust were determined to be a general unsecured creditor of the Seller, the Mortgages, the Mortgage Notes and the proceeds thereof would not be available to make payments on the Offered Certificates.)

     Payments on the Mortgage Loans and Effect of Reduced Payments of Interest on the Mortgage Loans. When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month which may result in a Prepayment Interest Shortfall. The Master Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Class A Certificates that are attributable to Prepayment Interest Shortfalls, but only to the extent of the Master Servicing Fee for the related Due Period (any such payment, "Compensating Interest"). The Master Servicing Fee will not be available to cover any shortfalls in interest collections on the Mortgage Loans that are attributable to Civil Relief Act Interest Shortfalls. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy, although Prepayment Interest Shortfalls, after application of the Master Servicing Fee as described above, will be so covered.

     (Risk of Losses as a Result of Geographic Concentration. The Mortgaged Properties relating to the Mortgage Loans are located in __ states and the District of Columbia. However, most of the Mortgaged Properties are located in (state or region). Certain regions of the country, including (state or region), recently have experienced a severe decline in real estate values.
Approximately       % and       % (by aggregate  principal balance as of  the
Cut-Off  Date) of the Mortgaged Properties relating to the Mortgage Loans are
located in           and           , respectively.  To the extent that (state
or region) has experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, such a concentration of the Mortgage Loans may be expected to exacerbate the foregoing risks. The Seller can neither quantify the impact of any recent property value declines on the Mortgage Loans nor predict whether, to what extent or for how long such declines may continue.)

     (Risk of Prepayment Due to Subsequent Mortgage Loans. The ability of the Seller to purchase mortgage loans subsequent to the date hereof and on or prior to ____________, 19__ that meet the requirements for transfer during the Funding Period under the Agreement is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. On the Distribution Date in ____________ 19__, a principal prepayment will be made to the holders of the Certificates in the amount which represents the excess of the original Pre-Funded Amount over the Principal Balance of all Subsequent Mortgage Loans as of the related Cut-Off Date (i.e., the balance on deposit in the Pre-Funding Account on such date (net of investment earnings)). All Subsequent Mortgage Loans shall be added from a specified group of Mortgage Loans.
Although no assurances can be given, Provident intends that no material principal prepayment will be required to be made to the holders of the Certificates on the Distribution Date in ____________ 19__. Any reinvestment risk resulting from such prepayment will be borne entirely by the Certificateholders.)


                           THE CERTIFICATE INSURER

     The information set forth in this section and in the financial statements of the Certificate Insurer set forth in Appendix A and Appendix B hereto have been provided by the Certificate Insurer. No representation is made by the Underwriter, the Seller, the Master Servicer or any of their affiliates as to the accuracy or completeness of any such information.

     _____________ is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in all (50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of
Guam).

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):



                                                 SAP
                          December 31, 1996                 Quarterly Report
                               (Audited)                       (Unaudited)
                                             (in millions)



                                                 GAAP
                           December 31, 1996                 Quarterly Report
                                 (Audited)                       (Unaudited)
                                              (in millions)


     Audited financial statements of the Certificate Insurer as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 are included herein as Appendix A. Unaudited financial
statements of the Certificate Insurer for the (      )-month period ended (
             ) are included herein as Appendix B. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Certificate Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer.

     A  copy  of the  Annual  Report  on  Form  10-K is  available  from  the
Certificate Insurer or  the Securities and Exchange Commission.   The address
of the Certificate Insurer is _______________________________________.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Certificate Insurer set forth under the headings "DESCRIPTION OF THE CERTIFICATES--The Policy" and in Appendices A and B.

     Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa".

     Standard & Poor's Rating Services rates the claims paying ability of the Certificate Insurer "AAA".

     Fitch IBCA, Inc. rates the claims paying ability of the Certificate Insurer "AAA".

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.


                              THE PROVIDENT BANK

     Provident will be responsible for servicing the Mortgage Loans for the Trust in accordance with the terms of the Agreement. (Beginning on _______________, __________________________ (the "Subservicer") will service the Mortgage Loans for Provident pursuant to a Subservicing Agreement, dated as of _____________, 199__, between Provident and the Subservicer. The terms and conditions of the Subservicing Agreement are consistent with and do not violate the provisions of the Agreement. Such subservicing does not relieve Provident from any of its obligations to service the Mortgage Loan in accordance with the terms and conditions of the Agreement.) See "--Servicing and Collection Procedures."

     Provident is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky and Southeastern Indiana. As of ______________, Provident Financial Group, Inc. had total assets of $____ billion, net loans of $_____ billion, deposits of $_____ billion and total shareholders' equity of $____ million. For the fiscal year ended ________________, Provident Financial Group, Inc. had net earnings of $____ million. At _________________, Provident Financial Group, Inc.'s tier 1 and total capital ratios were _____% and _____%, respectively. Provident represents approximately 91% of Provident Financial Group, Inc.'s assets.

CREDIT AND UNDERWRITING GUIDELINES

     The   following  is  a   description  of  the   underwriting  guidelines
customarily employed by Provident with respect to Mortgage Loans which it purchases or originates. Each Mortgage Loan was underwritten according to these guidelines. Provident believes its standards are consistent with those utilized by similar lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. In certain cases, loans may be made outside of those guidelines with the prior approval of an underwriting manager of Provident.

     Provident generally originates or purchases loans which either fully amortize over a period not to exceed 360 months or provide for amortization over a 360 month schedule with a "balloon" payment required at the maturity date, which will not be less than fifteen (15) years after origination. The loan amounts generally range from a minimum of $10,000 to a maximum of $500,000 unless a higher amount is specifically approved by a senior official of Provident. Provident primarily originates or purchases non-purchase money first or second mortgage loans although Provident also originates certain purchase money first mortgages.

     The homes used for collateral to secure the loans may be either primary residential (which includes second and vacation homes) or investor owned one-for four-family homes, condominiums, townhouses or manufactured housing. Generally, each home must have a minimum appraised value as described below. Mobile housing or agricultural land are not accepted as collateral. In some cases, the loan may be secured by the owner-occupied residence plus additional collateral.

     Each property proposed as security for a loan must be appraised not more than six months prior to the date of such loan. The Combined Loan-to-Value Ratio of the first and second mortgages generally may not exceed 85%. If a prior mortgage exists, Provident first reviews the first mortgage history. If it contains open-end, advance or negative amortization provisions, the maximum potential first mortgage balance is used in calculating the combined loan-to-value ratio which determines the maximum loan amount.

     For Provident's full documentation process, each mortgage applicant must provide, and Provident must verify, personal financial information. The applicant's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 60% of the applicant's gross monthly income. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history and Provident verifies this information. Verifications are based on written confirmation from employers or a combination of the two most recent pay stubs, the two most recent years' W-2 tax forms and telephone confirmation from the employer. Self-employed applicants must be self-employed in the same field for a minimum of two years and must provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

     For Provident's non-income verifier program, proof of one year history of employment plus proof of current self-employed status is required. The applicant's debt-to-income ratio is calculated based on income as certified by the borrower on the application and must be reasonable. The maximum combined loan-to-value ratio may not exceed 80% for the non-income verifier program.

     A credit report by an independent credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit practices that can be discovered by a search of public records. If the report is obtained more than 60 days prior to the loan closing, the lender must determine that the reported information has not changed. Written verification is obtained of any first mortgage balance if not reported in the credit bureau.

     Generally, the applicant should have an acceptable credit history given the amount of equity available, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period (generally, a period of three days) must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law. Either an ALTA title insurance policy or an attorney's opinion of title is required for all loans.

     The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the home equity loan exceeds replacement value, insurance equal to replacement value may be accepted. Provident must ensure that its name and address is properly added to the "Mortgage Clause" of the insurance policy. In the event Provident's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required.

     Provident's credit underwriting guidelines require that any major deferred maintenance on any property must be cured from the proceeds of the loan.

SERVICING AND COLLECTION PROCEDURES

     The following is a description of the servicing policies and procedures customarily and currently employed by Provident with respect to the portion of its mortgage loan portfolio which it services. Provident intends to service the Mortgage Loans in accordance with these policies and procedures and in accordance with the Agreement. Provident revises such policies and procedures from time to time, based upon its business judgment, in connection with changes in economic and market conditions, the mortgage loan portfolio and applicable laws and regulations. Provident advises new borrowers of its policies and procedures and of all appropriate phone numbers and addresses for Provident's servicing personnel through an introductory courtesy call.

     Servicing of Provident's mortgage loan portfolio is conducted through its principal office in Cincinnati, Ohio. Centralized controls and standards have been established by Provident for the servicing and collection of mortgage loans in its portfolio. Servicing includes, but is not limited to, post-closing loan processing, payment processing, customer service, collections and liquidations.

     Borrowers are billed monthly in advance of the date on which mortgage payments are due. Provident's collection policy emphasizes working with borrowers in default in an effort to bring payments current and to avoid foreclosures. If timely payment is not received, collection procedures are generally initiated within 5 days after the due date. Initial collection procedures involve attempting to contact the borrower, on a two-day call schedule, by telephone to make payment arrangements. Telephone contacts continue on that schedule until the mortgage loan is brought current, other payment arrangements are made or Provident determines to take other action. A standard form letter is utilized when a mortgage loan becomes 30 days delinquent. This letter sets forth Provident's collection options as well as the borrower's options for curing the delinquency.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. Provident will decide that liquidation is the appropriate course of action only if a delinquency cannot otherwise be cured. Generally, Provident commences foreclosure proceedings when a loan becomes 60 days delinquent. If Provident determines that purchasing a property securing a mortgage loan will minimize the loss associated with it, Provident may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

     Any realization from the sale of foreclosed property is taken as a recovery. After Provident acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, an approved realtor is selected to list and advertise the property for sale.

     Provident's foreclosure on property securing a junior mortgage loan will be subject to any senior mortgages. If any senior mortgage loan is in default after Provident has initiated its foreclosure action, Provident may advance funds to keep such senior mortgage loan current until such time as Provident satisfies such senior mortgage loan. Such amounts are added to the balance of the mortgage loan. In the event that foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of Provident's foreclosure action, Provident will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the related property.

DELINQUENCY EXPERIENCE

     The following table sets forth Provident's delinquency experience on its serving portfolio of home equity loans (which includes home equity loans subserviced by others for Provident) similar to the Mortgage Loans for the periods indicated. There can be no assurance that the delinquency experience on the Mortgage Loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust, or a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the closed-end fixed and adjustable rate mortgage loans in Provident's servicing portfolio.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Provident's mortgage loan portfolio during the periods shown. Accordingly, delinquency as a percentage of aggregate principal balance of mortgage loans serviced for each period may be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the mortgage loans in Provident's mortgage loan portfolio are not fully seasoned, the delinquency information for such an isolated group would also be distorted to some degree.

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the Mortgage Loans for the quarters ended (December 31, 1996), (March 31, 1997), (June 30, 1997) and (September 30, 1997).

                                                QUARTER ENDED
                   SEPTEMBER 30 1997        JUNE 30 1997        MARCH 31 1997            DECEMBER 31 1996
                   NUMBER     DOLLAR     NUMBER     DOLLAR     NUMBER      DOLLAR      NUMBER        DOLLAR
                  OF LOANS    AMOUNT     OF LOANS   AMOUNT    OF LOANS     AMOUNT      OF LOANS      AMOUNT
Portfolio . . . . (11,211  $820,937,476    7,763               5,782     $433,107,871    3,776      $287,409,449
                                                  $582,523,598
Delinquency
percentage
     (1)(2)
     30-59 days .    3.27%     3.36%      3.12%     3.12%       2.30%      2.86%       2.44%        2.72%
     60-89 days .    1.03%     1.24%      1.04%     1.03%       1.07%      1.34%       0.79%        0.83%
     90 days or      2.81%     3.71%      2.51%     3.67%       1.82%      2.54%       1.27%        1.80%
     more . . . .
Total . . . . . .    7.11%     8.31%      6.67%     7.82%       5.19%      6.74%       4.50%        5.35%


(1) The delinquency percentage represents the number and principal balance of mortgage loans with payments contractually past due.
(2) Includes properties in foreclosure, delinquent bankruptcies and real estate owned.

                      DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The statistical information presented in this Prospectus Supplement is only with respect to the Mortgage Loans and describes the Mortgage Loans in Loan Group 1 and the Mortgage Loans in Loan Group 2 and is based on the characteristics of such Loan Group as of the Cut-Off Date.

     The Mortgage  Loans are  divided into  two Loan  Groups.   Loan Group  1
consists of Mortgage Loans with fixed interest rates. Loan Group 2 consists of Mortgage Loans with adjustable interest rates.

     The Mortgage Loans to be purchased by the Trust will be originated or purchased by Provident and sold by Provident to the Trust.

     The Mortgage Pool  consists of        Mortgage  Loans with an  aggregate
Principal Balance as of the Cut-Off Date of $              (the "Cut-Off Date
Pool Principal Balance"). The Mortgage Pool consists of fixed and adjustable rate mortgage loans with remaining terms to stated maturity of not more than months (including both fully amortizing and Balloon Loans).  Approximately
 % of the Mortgage Loans (by Cut-Off Date Pool Principal Balance) were 30 to 59 days delinquent. No Mortgage Loan was more than 59 days delinquent as of the Cut-Off Date. With respect to the Mortgage Loans, the average Cut-Off
Date Principal Balance was $            , the minimum Cut-Off Date  Principal
Balance was $        , the maximum Cut-Off Date Principal Balance was $
   , the minimum Loan Rate and the maximum Loan Rate on the Cut-Off Date were % and % per annum, respectively, and the weighted average Loan Rate
as  of  the Cut-Off  Date was          %  per  annum.   The  weighted average
Loan-to-Value Ratio of the Mortgage Loans was      % as of the Cut-Off  Date.
Approximately       % of  the Mortgage Loans (by Cut-Off  Date Pool Principal
Balance) are Balloon Loans.  Each Mortgage Loan was originated on or after
       . The remaining terms to stated maturity as of the Cut-Off Date of the Mortgage Loans range from months to months; the weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-Off Date is months. In no event will more than 5% of the Cut-Off Date Pool Principal Balance of the Mortgage Pool deviate from the characteristics of the Mortgage Loans described herein.

     The Mortgage Loans provide that interest is charged to the borrowers thereunder, and payments are due from such borrowers, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the borrowers on the Mortgage Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

LOAN GROUP 1 STATISTICS

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages set forth herein with respect to the Mortgage Loans in Loan Group 1 are percentages of the Cut-Off Date Loan Group 1 Principal Balance.

     The Mortgage Loans in Loan Group 1 consist of ___ loans, and the related Mortgaged Properties are located in __ states and the District of Columbia. As of the Cut-Off Date, the Mortgage Loans in Loan Group 1 had an aggregate Principal Balance of $__________ (the "Cut-Off Date Loan Group 1 Principal Balance"), the maximum Principal Balance of any of the Mortgage Loans in Loan Group 1 was $__________, the minimum Principal Balance thereof was $________, and the Principal Balance of such Mortgage Loans averaged $_________. As of the Cut-Off Date, the Loan Rates on the Mortgage Loans in Loan Group 1 ranged from ____% to _____% per annum, and the weighted average Loan Rate for Mortgage Loans in Loan Group 1 was ______% per annum. As of the Cut-Off Date, the original term to stated maturity of each Mortgage Loans in Loan Group 1 was ___ months, the remaining term to stated maturity ranged from ___ months to ___ months, the weighted average remaining term to stated maturity was ___ months and the Loan-to-Value Ratio (as defined below) ranged from
% to       % with a weighted average Loan-to-Value Ratio  of      %.   All of
the Mortgage Loans in Loan Group 1 are secured by first liens.       % of the
Mortgage Loans in Loan Group 1 require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates,
and      % of the Mortgage Loans in Loan Group 1 are Balloon Loans.

                 CUT-OFF DATE LOAN GROUP 1 PRINCIPAL BALANCES

                                         Cut-Off Date       % of Cut-Off Date
Range of Cut-Off         Number of       Loan Group 1       Loan Group 1
Date Principal Balances  Mortgage Loans  Principal Balance  Principal Balance
-----------------------  --------------  -----------------  -----------------


                     GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                 LOAN GROUP 1

                                      Cut-Off Date        % of Cut-Off Date
                    Number of         Loan Group 1        Loan Group 1
State               Mortgage Loans    Principal Balance   Principal Balance
-----               --------------    -----------------   -----------------


                           LOAN-TO-VALUE RATIOS(1)
                                 LOAN GROUP 1

                                       Cut-Off Date        % of Cut-Off Date
                      Number of        Loan Group 1        Loan Group 1
Loan-to-Value Ratio   Mortgage Loans   Principal Balance   Principal Balance
-------------------   --------------   -----------------   -----------------







------------------
(1) The Loan-to-Value Ratios ("Loan-to-Value Ratio") shown above are equal, with respect to each Mortgage Loan, to (i) the original principal balance of such Mortgage Loan at the date of origination divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan or (b) the purchase price of such Mortgaged Property if the Mortgage Loan proceeds from such Mortgage Loan are used to purchase such Mortgaged Property.

                                  LOAN RATES
                                 LOAN GROUP 1

                                   Cut-Off Date         % of Cut-Off Date
                  Number of        Loan Group 1         Loan Group 1
Loan Rates        Mortgage Loans   Principal Balance    Principal Balance
----------        --------------   -----------------    -----------------











                       ORIGINAL TERM TO STATED MATURITY
                                 LOAN GROUP 1

                                       Cut-Off Date        % of Cut-Off Date
Original Term to       Number of       Loan Group 1        Loan Group 1
Stated Maturity        Mortgage Loans  Principal Balance   Principal Balance
----------------       --------------  -----------------   -----------------








                     REMAINING MONTHS TO STATED MATURITY
                                 LOAN GROUP 1

                                        Cut-Off Date        % of Cut-Off Date
Remaining Term to       Number of       Loan Group 1        Loan Group 1
Stated Maturity         Mortgage Loans  Principal Balance   Principal Balance




                           MONTHS SINCE ORIGINATION
                                 LOAN GROUP 1

                                         Cut-Off Date        % of Cut-Off Date
                          Number of      Loan Group 1        Loan Group 1
Months Since Origination  Mortgage Loans Principal Balance   Principal Balance
------------------------  -------------- -----------------   -----------------






                                PROPERTY TYPE
                                 LOAN GROUP 1

                                        Cut-Off Date        % of Cut-Off Date
                    Number of           Loan Group 1        Loan Group 1
Property Type       Mortgage Loans      Principal Balance   Principal Balance
-------------       --------------      -----------------   -----------------






                                OCCUPANCY TYPE
                                 LOAN GROUP 1

                                      Cut-Off Date        % of Cut-Off Date
                    Number of         Loan Group 1        Loan Group 1
Occupancy Type      Mortgage Loans    Principal Balance   Principal Balance
--------------      --------------    -----------------   -----------------







     (CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Agreement permits the Trust Fund to purchase from Provident, subsequent to the date hereof and prior to _______, 19__, Subsequent Mortgage Loans in an amount not to exceed approximately $________ in aggregate principal balance for inclusion in the Trust Fund. Each Subsequent Mortgage Loan will have been originated or purchased by Provident in accordance with the underwriting guidelines set forth above under "Underwriting and Credit Guidelines." Accordingly, the statistical characteristics of the Mortgage Pool set forth above are based exclusively on the Initial Mortgage Loans and the statistical characteristics of the Mortgage Pool after giving effect to the acquisition of any Subsequent Mortgage Loans will likely differ from the information specified herein. The date on which Provident transfers a Subsequent Mortgage Loan to the Trust Fund shall be referred to herein as the "Subsequent Transfer Date".

     In  any event,  each conveyance  of  Subsequent Mortgage  Loans will  be subject to, among other things, the following conditions: (i) such Subsequent Mortgage Loans must (a) satisfy the eligibility criteria set forth in the Prospectus under "The Loan Program--Representations by Sellers; Repurchases" and (b) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement; (ii) such Subsequent Mortgage Loan must not have been selected by either the Seller or Provident in a manner that it believes is adverse to the interests of the Certificateholders,
(iii) no Subsequent Mortgage Loan may be ___ or more days contractually delinquent as of the applicable Cut-Off Date; (iv) no Subsequent Mortgage Loan may have a remaining term to maturity in excess of ___ years; (v) no Subsequent Mortgage Loan may have a Mortgage Rate less than ____%; (vi) following the purchase of such Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (a) will have a weighted average Mortgage Rate of at least ____%; (b) will have a weighted average Loan-to-Value Ratio of not more than
____%; (c) will not have a weighted average remaining term to stated maturity of more than ____ months; and (d) will, in each case, have a principal balance in excess of $_______ as of the Cut-Off Date; (vii) Provident (and the Trustee shall not have been notified by either Rating Agency that the conveyance of such Subsequent Mortgage Loans will result in a qualification, modification or withdrawal of its then-current rating of any class of Certificates) (shall have notified each Rating Agency of such conveyance as required by the Agreement); and (viii) the Trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the transfer agreements relating to such conveyance of such Subsequent Mortgage Loans.) All Subsequent Mortgage Loans shall be added from a specified group of Mortgage Loans.

LOAN GROUP 2 STATISTICS

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages set forth herein with respect to the Mortgage Loans in Loan Group 2 are percentages of the Cut-Off Date Loan Group 2 Principal Balance.

     The Mortgage Loans in Loan Group 2 bear interest rates that adjust based on the London interbank offered rate for six-month United States dollar deposits.

     The Mortgage Loans in Loan Group 2 consist of _____ loans, and the related Mortgaged Properties are located in 22 states and the District of Columbia. As of the Cut-Off Date, the Mortgage Loans in Loan Group 2 had an aggregate Principal Balance of $______________ (the "Cut-Off Date Loan Group 2 Principal Balance"), the maximum Principal Balance of any of the Mortgage Loans in Loan Group 2 was $__________, the minimum Principal Balance thereof was $________ and the Principal Balance of such Mortgage Loans averaged $_________. As of the Cut-Off Date, the Loan Rates on the Mortgage Loans in Loan Group 2 ranged from ____% to _____% per annum, and the weighted average Loan Rate for Mortgage Loans in Loan Group 2 was _____% per annum. As of the Cut-Off Date, the original term to stated maturity of the Mortgage Loans in Loan Group 2 was ___ months, the remaining term to stated maturity ranged from ___ months to ___ months, the weighted average remaining term to stated maturity was ___ months and the Loan-to-Value Ratio (as defined below) ranged from % to % with a weighted average Loan-to-Value Ratio of %. The Mortgage Loans in Loan Group 2 had stated maturities ranging from
   to               .   (All) of the Mortgage  Loans in Loan Group 2  require
monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates. All of the Mortgage Loans in Loan Group 2 have Loan Rates which adjust semi-annually. All of the Mortgage Loans in Loan Group 2 have minimum and maximum Loan Rates. The weighted average minimum Loan Rate of the Mortgage Loans in Loan Group 2 is approximately
% per annum, with minimum Loan Rates that range from approximately % per annum to % per annum. The weighted average maximum Loan Rate of the
Mortgage  Loans in  Loan Group  2 is approximately         % per  annum, with
maximum Loan Rates that range from approximately       % per annum to       %
per annum. The Mortgage Loans in Loan Group 2 have a weighted average gross margin of approximately % per annum, with gross margins that range from approximately % per annum to % per annum. The Mortgage Loans in Loan Group 2 have a weighted average periodic cap of approximately % per annum, with periodic caps that range from approximately % per annum to % per
annum.      % of the Mortgage Loans in Loan Group 2 adjust after (one) year;
   % of the Mortgage Loans in Loan Group 2 adjust after (three) years; % of the Mortgage Loans in Loan Group 2 adjust after (five) years. The weighted average number of months to the next reset date of the Mortgage Loans in Loan Group 2 is approximately , with a maximum number of months
of      and a minimum number of months of    .


                 CUT-OFF DATE LOAN GROUP 2 PRINCIPAL BALANCES

                                          Cut-Off Date        % of Cut-Off Date
Range of Cut-Off          Number of       Loan Group 2        Loan Group 2
Date Principal Balances   Mortgage Loans  Principal Balance   Principal Balance
-----------------------   --------------  -----------------   -----------------









                     GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                 LOAN GROUP 2

                                        Cut-Off Date        % of Cut-Off Date
                    Number of           Loan Group 2        Loan Group 2
State               Mortgage Loans      Principal Balance   Principal Balance
-----               --------------      -----------------   -----------------









------------------
(1)      Determined by  property address  designated as  such in the  related
Mortgage.


                           LOAN-TO-VALUE RATIOS(1)
                                 LOAN GROUP 2

                                    Cut-Off Date        % of Cut-Off Date
                    Number of       Loan Group 2        Loan Group 2
Loan-to-Value Ratio Mortgage Loans  Principal Balance   Principal Balance
------------------- --------------  -----------------   -----------------











------------------
(1) The Loan-to-Value Ratios ("Loan-to-Value Ratio") shown above are equal, with respect to each Mortgage Loan, to (i) the original principal balance of such Mortgage Loan at the date of origination divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan or (b) the purchase price of such Mortgaged Property if the Mortgage Loan proceeds from such Mortgage Loan are used to purchase such Mortgaged Property.


                                  LOAN RATES
                                 LOAN GROUP 2


                                   Cut-Off Date        % of Cut-Off Date
                   Number of       Loan Group 2        Loan Group 2
Loan Rates         Mortgage Loans  Principal Balance   Principal Balance
----------         --------------  -----------------   -----------------






                       ORIGINAL TERM TO STATED MATURITY
                                 LOAN GROUP 2

                                          Cut-Off Date        % of Cut-Off Date
Original Term to         Number of        Loan Group 2        Loan Group 2
Stated Maturity          Mortgage Loans   Principal Balance   Principal Balance
---------------          --------------   -----------------   -----------------





                     REMAINING MONTHS TO STATED MATURITY
                                 LOAN GROUP 2

                                          Cut-Off Date        % of Cut-Off Date
Remaining Term to        Number of        Loan Group 2        Loan Group 2
Stated Maturity          Mortgage Loans   Principal Balance   Principal Balance
-----------------        --------------   -----------------   -----------------



                           MONTHS SINCE ORIGINATION
                                 LOAN GROUP 2

                                          Cut-Off Date        % of Cut-Off Date
                          Number of       Loan Group 2        Loan Group 2
Months Since Origination  Mortgage Loans  Principal Balance   Principal Balance
------------------------  -------------   -----------------   -----------------







                                PROPERTY TYPE
                                 LOAN GROUP 2

                                    Cut-Off Date        % of Cut-Off Date
                    Number of       Loan Group 2        Loan Group 2
Property Type       Mortgage Loans  Principal Balance   Principal Balance
-------------       --------------  -----------------   -----------------






                                OCCUPANCY TYPE
                                 LOAN GROUP 2

                                    Cut-Off Date        % of Cut-Off Date
                    Number of       Loan Group 2        Loan Group 2
Occupancy Type      Mortgage Loans  Principal Balance   Principal Balance
--------------      --------------  -----------------   -----------------




                                    MARGIN
                                 LOAN GROUP 2

                                    Cut-Off Date        % of Cut-Off Date
                    Number of       Loan Group 2        Loan Group 2
Margin              Mortgage Loans  Principal Balance   Principal Balance
------              --------------  -----------------   -----------------









                                 LIFETIME CAP
                                 LOAN GROUP 2


                                     Cut-Off Date        % of Cut-Off Date
                    Number of        Loan Group 2        Loan Group 2
Lifetime Cap        Mortgage Loans   Principal Balance   Principal Balance
------------        --------------   -----------------   -----------------









                                    FLOOR
                                 LOAN GROUP 2

                                  Cut-Off Date        % of Cut-Off Date
                 Number of        Loan Group 2        Loan Group 2
Floor            Mortgage Loans   Principal Balance   Principal Balance
_____            ______________   _________________   _________________






                     PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on the Offered Certificates of each Class, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller). The Mortgage Loans may be prepaid by the Mortgagors at any time. However, approximately __% of the Mortgage Loans are subject to prepayment penalties which vary from jurisdiction to jurisdiction.

     Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group (including any optional purchase by the Master Servicer of the remaining Mortgage Loans in connection with the termination of the Trust) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which a Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Mortgage Loans.

     The rate of prepayment on the Mortgage Loans cannot be predicted. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on loans. All of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in the Loan Group 1 is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     All of the Mortgage Loans in the Loan Group 2 are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

     In addition to the foregoing factors affecting the weighted average life of the Offered Certificates, the use of Distributable Excess Spread to pay principal of the Offered Certificates of the related Certificate Group to the extent required by the Agreement will result in the acceleration of the Class A-1 and Class A-6 Certificates, as applicable, relative to the amortization of the Mortgage Loans in the related Loan Group in early months of the transaction as well as, with respect to Group 1 Certificates, accelerating the first date on which each other Class of Group 1 Certificates will begin to receive distributions of principal than would otherwise be the case. This acceleration feature creates overcollateralization which results from the excess of the aggregate Principal Balance of Mortgage Loans in a Loan Group over the Aggregate Class A Principal Balance of the related Certificate Group. Once the required level of overcollateralization for a Certificate Group is reached, the acceleration feature for such Certificate Group will cease, unless necessary to maintain the required level of overcollateralization for such Certificate Group. See "DESCRIPTION OF THE CERTIFICATES--Overcollateralization Provisions."

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including, with respect to the Group 1 Certificates, final payments made upon the maturity of Balloon Loans.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a conditional prepayment rate ("CPR") of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.45% (precisely 16/11) (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a conditional prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly,
(200)% Prepayment Assumption assumes prepayment rates equal to (200)% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Provident believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) the Closing Date for the Class A Certificates is ________________, (iii) distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in _____________ and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month (with no defaults), commencing in _______________, (v) the Mortgage Loans' prepayment rates are a multiple of the Prepayment Assumption, (vi) all prepayments are prepayments in full received on the last day of each month (commencing ______________) and include 30 days' interest thereon, (vii) no optional termination is exercised, (viii) the Class A Certificates of each Class have the respective Certificate Rates and initial Class A Principal Balances as set forth herein,
(ix) the overcollateralization levels are set initially as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement, ((x) with respect to pools of loans with an assumed Cut-Off Date of _________________, interest will be calculated at a rate of % per annum
for one month), (xi) six-month LIBOR for each Interest Period will be       %
and (xii) one-month LIBOR for each Interest Period will be      %.


                                        Original      Original       Remaining
                                        Amortization  Term to        Term to
Amortization       Principal            Term          Maturity       Maturity
Methodology        Balance   Loan Rate  (months)      (months)        (months)
------------       --------- ---------  ------------  --------       ---------

GROUP 1
  Balloon............    $
  Level Pay..........    $
  Level Pay..........    $

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each Class of Class A Certificates, and sets forth the percentages of the initial Class A Principal Balance of each such Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of Prepayment Assumption.

                                                                 Original     Original  Remaining
                             Months to         Maximum  Minimum  Amortization  Term to   Term to
Amortization Principal Loan  Rate      Gross   Interest Interest Term         Maturity  Maturity
Methodology  Balance   Rate  Change    Margin  Rate     Rate     (months)      (months) (months)
------------ --------- ----  ------    ------  -------- -------- ------------  -------- --------
GROUP 2
  Balloon......  $
  Level Pay....  $
  Level Pay....  $


            PERCENT OF INITIAL CLASS A PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                         CLASS A-1                CLASS A-2
                         ---------                ---------
DISTRIBUTION DATE        %    %    %    %         %    %    %    %
-----------------        --   --   --   --        --   --   --   --

Initial
 Percentage........      100  100  100  100       100  100  100  100

Weighted Average
 Life (years)*.....


------------------
*    The weighted average life of a Certificate of any class is determined by
     (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Principal Balance of the Certificate.


                         CLASS A-3                CLASS A-4
                         ---------                ---------
DISTRIBUTION DATE        %    %    %    %         %    %    %    %
-----------------       --    --   --   --        --   --   --   --

Initial
 Percentage........      100  100  100  100       100  100  100  100

Weighted Average
 Life (years)*.....

------------------
*    The weighted average life of a Certificate of any class is determined by
     (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Principal Balance of the Certificate.


                         CLASS A-5                CLASS A-6
                         ---------                ---------
DISTRIBUTION DATE        %    %    %    %         %    %    %    %
-----------------       --   --    --   --        --   --   --   --

Initial
 Percentage........      100  100  100  100       100  100  100  100

Weighted Average
 Life (years)*.....



------------------
*    The weighted average life of a Certificate of any class is determined by
     (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Principal Balance of the Certificate.

     These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                       DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Offered Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Mortgage Loans; (ii) payments on the Mortgage Loans received on and after the Cut-Off Date (exclusive of payments in respect of interest on the Mortgage Loans due prior to the Cut-Off Date and received thereafter); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account and funds on deposit therein (excluding net earnings thereon); and (v) rights under certain hazard insurance policies covering the Mortgaged Properties. In addition, Provident has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A Certificates, pursuant to which the Certificate Insurer will guarantee payments to such Certificateholders as described herein. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "-- Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups ("Loan Group 1" and "Loan Group 2", respectively, and each a "Loan Group"). The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the "Group 1 Certificates") will represent undivided ownership interests in the Mortgage Loans assigned to Loan Group 1, all collections thereon (exclusive of payments in respect of interest on such Mortgage Loan due prior to the Cut-Off Date and received thereafter) and the proceeds thereof. The Class A-6 Certificates (the "Group 2 Certificates") will represent undivided ownership interests in the Mortgage Loans assigned to Loan Group 2, all collections thereon (exclusive of payments in respect of interest on such Mortgage Loans due prior to the Cut-Off Date and received thereafter) and the proceeds thereof. The principal amount of a Class of Class A Certificates (each, a "Class A Principal Balance") on any Distribution Date is equal to the applicable Class A Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates. On any date, the "Aggregate Class A Principal Balance" is, with respect to the Group 1 Certificates, the aggregate of the Class A Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and with respect to the Group 2 Certificates, the Class A Principal Balance of the Class A-6 Certificates.

     The Class A Certificates will be issued in six Classes, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates") and Class A-6 (the "Class A-6 Certificates"). Only the Class A Certificates (the "Offered Certificates") are being offered hereby. Each Class of Offered Certificates represents the right to receive payments of interest at the Certificate Rate for such Class and payments of principal as described below.

     The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a "Certificateholder."

     The "Percentage Interest" of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the Class A Principal Balance for the related Class as of the Cut-Off Date.

     The Certificates will not be listed on any securities exchange.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Offered Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chemical will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European
Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate
(each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors" and "Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in
CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on  the  Book-Entry  Certificates will  be  made  on  each
Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors" and "Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or Provident advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and Provident or the Trustee is unable to locate a qualified successor, (b) Provident, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined under "--Events of Servicing Termination), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Class A Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although  DTC,  CEDEL  and  Euroclear  have  agreed   to  the  foregoing
procedures in order to facilitate transfers of Class A Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither Provident, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date Provident will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents (collectively, the "Related Documents"), including all payments received on or with respect to each such Mortgage Loan on or after the applicable Cut-Off Date (exclusive of payments in respect of interest on the Mortgage Loans due prior to the Cut-Off Date and received thereafter). The Trustee, concurrently with such transfer, will deliver the Certificates to Provident. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. The Mortgage Loan Schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, its Loan Rate as well as other information.

     (Under the terms of the Agreement, Provident will maintain possession of the documentation relating to each Mortgage Loan (the "Mortgage File") for so long as an Assignment Event has not occurred. Within 60 days of an Assignment Event, the Seller will cause as soon as practicable the Mortgage Files pertaining to each Mortgage Loan to be delivered to the Trustee. In the Agreement, the Trustee will acknowledge the assignment of the Mortgage Loans to the Trust and Provident will agree to hold the Mortgage Files for and on behalf of the Trustee.)

     Within 60 days of an Assignment Event, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate, net of the Master Servicing Fee (if Provident is the Master Servicer), plus the amount of any unreimbursed Servicing Advances made by the Master Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding
Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

     An "Eligible Substitute Mortgage Loan" is a Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of and not more than 5% less than the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) if such Defective Mortgage Loan is in Loan Group 2, have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan and have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; or
(iv) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was trans-ferred to the Trust; (v) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (vi) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution);
(vii) have an original Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; (viii) if such Defective Mortgage Loan is in Loan Group 2, have a Lifetime Rate Cap and a Periodic Rate Cap no lower than the Lifetime Rate Cap and Periodic Rate Cap, respectively, applicable to such Defective Mortgage Loan; and (ix) be of the same type of Mortgaged Property as the Defective Mortgage Loan or a detached single family residence. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Certificate Insurer.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal
Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Trust, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Trust, the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Master Servicer shall establish and maintain in the name of the Trustee a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Master Servicing Fee), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than two Business Days prior to the next succeeding date on which amounts on deposit therein are required to be deposited in the Distribution Account.

     The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit
Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of "A2" by Moody's and "A" by S&P, otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

     Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.
"Eligible  Investments"  are  limited  to  (i)  direct   obligations  of,  or
obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States; (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category; (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of the Rating Agencies in its highest unsecured short-term debt rating category; (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their highest short-term rating categories; (v) short term investment funds ("STIFS") sponsored by any trust company or bank incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their respective highest rating category of long term unsecured debt; (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has the rating specified by each Rating Agency; and (vii) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from such Rating Agency and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ADVANCES

     Not later than two Business Days prior to each Distribution Date, the Master Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued and principal due on each Mortgage Loan through the related Due Date but not received by the Master Servicer as of the close of business on the last day of the related Due Period (net of the Master Servicing Fee) (the "Monthly Advance"). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance".

     The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Master Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

DISTRIBUTION DATES

     On each Distribution Date, the Offered Certificateholders will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under "Priority of Distributions," an aggregate amount equal to the sum of (a) the Class Interest Distribution for each Class of Offered Certificates and (b) the Class A Principal Distribution for each Certificate Group. Distributions will be made (i) in immediately available funds to holders of Offered Certificates holding Certificates, the aggregate principal balance of which is at least $1,000,000, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee in accordance with the Agreement, or (ii) by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar").

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     No later than one Business Day prior to each Distribution Date, the following amounts in respect of a Loan Group and the previous Due Period shall be deposited into the Distribution Account and shall constitute the "Available Funds" for the related Certificate Group for such Distribution
Date: (i) payments of principal and interest on the Mortgage Loans in such Loan Group (net of amounts representing the Master Servicing Fee with respect to each Mortgage Loan in the related Loan Group and reimbursement for related Monthly Advances and Servicing Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans in such Loan Group (net of amounts applied to the restoration or repair of a Mortgaged Property);
(iii) the Purchase Price for repurchased Defective Mortgage Loans with respect to the Mortgage Loans in such Loan Group and any related Substitution Adjustment Amounts; (iv) payments from the Master Servicer in connection with
(a) Monthly Advances, (b) Prepayment Interest Shortfalls and (c) the termination of the Trust with respect to the Mortgage Loans in such Loan Group as provided in the Agreement; and (v) any amounts paid under the Policy in respect of the related Certificate Group.

PRIORITY OF DISTRIBUTIONS

     On each Distribution Date the Trustee shall withdraw from the Distribution Account the sum of (a) the Available Funds with respect to the Group 1 Certificates and (b) the Available Funds with respect to the Group 2 Certificates (such sum, the "Amount Available"), and make distributions thereof as described below and to the extent of the Amount Available:

          A. With respect to the Group 1 Certificates, the Available Funds with respect to such Certificate Group in the following order of priority:

               (i) to the Trustee, the Trustee fee for such Loan Group for such Distribution Date;

               (ii) to holders of each Class of Group 1 Certificates, an amount equal to the related Class Interest Distribution for such Distribution Date;

               (iii) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, the related Class A Principal Distribution (other than the portion constituting the Distributable Excess Spread) for such Distribution Date; provided, however, that after the occurrence and continuance of an Insurer Default, such portion of the Class A Principal Distribution for the Group 1 Certificates will be distributed pro rata to the holders thereof based on the respective Class A Principal Balances;

               (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group 1 Certificates; and

               (v) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, the related Distributable Excess Spread for such Distribution Date; provided, however, that after the occurrence and
                             --------  -------
continuance of an Insurer Default, such Distributable Excess Spread for the Group 1 Certificates will be distributed pro rata to the holders thereof based on the respective Class A Principal Balances.

          B. With respect to the Group 2 Certificates, the Available Funds with respect to such Certificate Group in the following order of priority:

               (i) to the Trustee, the Trustee fee for such Loan Group for such Distribution Date;

               (ii) to the holders of the Class A-6 Certificates, an amount equal to the Class Interest Distribution for the Class A-6 Certificates for such Distribution Date;

               (iii) to the holders of the Class A-6 Certificates, the Class A Principal Distribution for the Class A-6 Certificates (other than the portion constituting the Distributable Excess Spread);

               (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group 2 Certificates; and

               (v) to the holders of the Class A-6 Certificates until the Class A-6 Principal Balance is reduced to zero, the related Distributable Excess Spread for such Distribution Date.

          C. On any Distribution Date, to the extent Available Funds for a Certificate Group are insufficient to make the distributions specified above pursuant to the applicable subclause, Available Funds for the other Certificate Group remaining after making the distributions required to be made pursuant to the applicable subclause for such other Certificate Group shall be distributed to the extent of such insufficiency in accordance with the priorities for distribution set forth in the subclause above with respect to the Certificate Group experiencing such insufficiency.

          D. After making the distributions referred to in subclauses A, B and C above, the Trustee shall make distributions in the following order of priority, to the extent of the balance of the Amount Available:

               (i) to the Master Servicer, the amount of any accrued and unpaid Master Servicing Fee;

               (ii) to  the  Certificate  Insurer,   amounts  owing  to   the
          Certificate Insurer for reimbursement for prior draws made on the Policy;

               (iii) to the Master Servicer, the amount of Nonrecoverable Advances not previously reimbursed;

               (iv) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement;

               (v) to the Class A-6 Certificateholders, the Class A-6 Interest Carryover; and

               (vi) to the Class R Certificateholders, the balance.

     "Class A-6 Interest Carryover" means, with respect to any Distribution Date on which the Certificate Rate for the Class A-6 Certificates is based upon the Net Funds Cap, the excess of (i) the amount of interest the Class A-6 Certificates would be entitled to receive on such Distribution Date had such rate been calculated pursuant to the lesser of clause (A) and clause (C) of the definition of Certificate Rate over (ii) the amount of interest the Class A-6 Certificates actually receives on such Distribution Date, plus accrued interest thereon at the rate determined pursuant to clause (i) above for such Distribution Date.

THE CERTIFICATE RATE

     The "Certificate Rate" for any Interest Period with respect to: the Class A-1 Certificates will be % per annum, the Class A-2 Certificates will be % per annum, the Class A-3 Certificates will be % per annum,
the  Class A-4  Certificates will  be        % per  annum  and the  Class A-5
Certificates  will be         %  per  annum.    Interest in  respect  of  any
Distribution Date will accrue on the Group 1 Certificates during each Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

     The "Certificate Rate" with respect to the Class A-6 Certificates for an Interest Period will equal the least of (A) the sum of the LIBOR Rate plus ____% (or ____% for each Distribution Date occurring after the date on which the Master Servicer has the right to terminate the Trust), (B) the Net Funds Cap for such Distribution Date and (C) ____% per annum. With respect to the Class A-6 Certificates, interest in respect of any Distribution Date will accrue during each Interest Period on the basis of a 360-day year and the actual number of days elapsed.

     The "LIBOR Rate" is the rate for United States dollar deposits for one month which appear on the Telerate Screen LIBO Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of any Interest Period relating to the Class A-6 Certificates (or the second LIBOR Business Day prior to the Closing Date, in the case of the first Distribution
Date). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying the LIBOR Rate or comparable rates as may be reasonably selected by Provident, after consultation with the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, the LIBOR Rate will be the LIBOR Rate applicable to the preceding Distribution Date. On the second LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine the LIBOR Rate for the Interest Period commencing on such Distribution Date and inform the Master Servicer of such rate.

INTEREST

     On each Distribution Date, to the extent of funds available therefor as described herein, interest will be distributed with respect to each Class of Class A Certificates in an amount (each, a "Class Interest Distribution") equal to the sum of (a) one month's interest at the related Certificate Rate on the related Class A Principal Balance immediately prior to such Distribution Date (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall for such Class of Class A Certificates for such Distribution Date. As to any Distribution Date and Class of Class A Certificates, Class Interest Carryover Shortfall is the sum of (i) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Rate and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate. The interest entitlement described in (a) above will be reduced by such Class' pro rata share of Civil Relief Act Interest Shortfalls, if any, for such Distribution Date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy.

     On each Distribution Date, the Class Interest Distribution for each Class of Class A Certificates in a particular Certificate Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount each such Class would have been distributed in the absence of such shortfall. See "-- Crosscollateralization" below.

PRINCIPAL

     On each Distribution Date, to the extent of funds available thereof, in accordance with the priorities described above under "--Priorities of Distributions," principal will be distributed to the holders of Class A Certificates of each Certificate Group then entitled to distributions of principal in an amount equal to the lesser of (A) the related Aggregate Class A Principal Balance and (B) the related Class A Principal Distribution for such Distribution Date. "Class A Principal Distribution" means, with respect to any Distribution Date and Certificate Group, the sum of the related Class A Monthly Principal Distributable Amount for such Distribution Date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

     "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date and Certificate Group, to the extent of funds available therefor as described herein the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan in the related Loan Group received by the Master Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in the related Loan Group with respect to such Due Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed with respect to the related Loan Group and (v) such portion (not greater than 100%) of Excess Spread, if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization for the related Loan Group for such Distribution Date (the "Distributable Excess Spread").

     "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date and Certificate Group, the excess of the sum of the related Class A Monthly Principal Distributable Amount for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall with respect to such Certificate Group on such preceding Distribution Date over the amount in respect of principal that is actually distributed to the Class A Certificateholders of such Certificate Group on such preceding Distribution Date.

     If the required level of overcollateralization for a Certificate Group is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization for such Certificate Group is satisfied, the amount of the related Class A Monthly Principal Distributable Amount on the following Distribution Date will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization for a Certificate Group after giving effect to the distribution in respect of principal with respect to such Certificate Group to be made on such Distribution Date.

     The application of Distributable Excess Spread in respect of a Certificate Group is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the Mortgage Loans in the related Loan Group. If the amount of losses in a particular Due Period for such Loan Group exceeds the amount of the related Excess Spread for the related Distribution Date, subject to the provisions described below under "- -Crosscollateralization," the amount distributed in respect of principal will be reduced. A draw on the Policy in respect of principal will not be made until the Class A Principal Balance of a Certificates Group exceeds the aggregate Principal Balance of the Mortgage Loans in the related Loan Group. See "--The Policy" herein. Accordingly, there may be Distribution Dates on which Class A Certificateholders receive little or no distributions in respect of principal.

     So long as an Insurer Default has not occurred and is continuing, distributions of the Class A Principal Distribution with respect to the Group 1 Certificates will be applied, sequentially, to the distribution of principal to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, such that no Class of Group 1 Certificates having  a  higher  numerical  designation is  entitled  to  distributions  of principal until the Class A Principal Balance of each such Class of Certificates having a lower numerical designation has been reduced to zero. On any Distribution Date if an Insurer Default has occurred and is continuing, the Class A Principal Distribution with respect to the Group 1 Certificates will be applied to the distribution of principal of each such Class outstanding on a pro rata basis in accordance with the Class A Principal Balance of each such Class.

     On each Distribution Date following an Insurer Default, net losses realized in respect of Liquidated Mortgage Loans in a Loan Group (to the extent such amount is not covered by Available Funds from the related Loan Group or the crosscollateralization mechanics described herein) will reduce the amount of overcollateralization, if any, with respect to the related Certificate Group.

     "Due  Period"  means,   with  respect  to  any   Determination  Date  or
Distribution   Date,   the   calendar   month   immediately   preceding  such
Determination Date or Distribution Date, as the case may be.

     A "Liquidated Mortgage Loan", as to any Distribution Date, is a Mortgage Loan with respect to which the Master Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including disposition of the related REO Property) have been recovered.

     "Excess Spread" means, with respect to any Distribution Date and Loan Group, the positive excess, if any, of (x) Available Funds for the related Certificate Group for such Distribution Date over (y) the amount required to be distributed pursuant to subclause A items (i) through (iv), with respect to the Group 1 Certificates and subclause B items (i) through (iv), with respect to the Group 2 Certificates, in each case set forth under the heading "DESCRIPTION OF CERTIFICATES--Priority of Distributions" on such Distribution Date.

     An "Insurer Default" will occur in the event the Certificate Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

THE POLICY

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. Accordingly, neither Provident nor the Master Servicer makes any representation as to the accuracy and completeness of such information.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by __________________________, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor that made such preference payment or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owners and not any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is
                                          --------
received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

     As used in the Policy, the following terms shall have the following meanings:

          "Agreement" means the Pooling and Servicing Agreement, dated as of _________________, between The Provident Bank, as Seller and Master Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Certificate Insurer.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

          "Deficiency Amount" means for any Distribution Date (A) the excess, if any, of (i) Class Monthly Interest Distributable Amount (net of any Civil Relief Act Interest Shortfalls) plus any Class Interest Carryover Shortfall over (ii) funds on deposit in the Distribution Account (net of the Trustee's Fee and the Insurance Premium for such Distribution Date) and (B) the Guaranteed Principal Amount.

          "Guaranteed Principal Amount" means for any Distribution Date (a) the amount which is required to reduce the then outstanding Class A Principal Balance after giving effect to the distributions, if any, to the Holders in respect of principal on such Distribution Date to an amount equal to the Aggregate Principal Balance of the Mortgage Loans as of the last day of the immediately preceding Due Period and (b) on __________, ____ after all distributions have been made including distributions pursuant to clause (a) of this definition of "Guaranteed Principal Amount," an amount equal to the then outstanding Class A Principal Balance.

          "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

          "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing (in the case of a telephonic notice) by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

          "Owner" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificates to payment under the Policy.

          "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify to the Trustee in writing.

     The      notice     address     of      the     Fiscal      Agent     is
_________________________________ Attention: ________________,  or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The  insurance   provided  by   the  Policy  is   not  covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

OVERCOLLATERALIZATION

     The credit enhancement provisions of the Trust result in a limited acceleration of the Class A Certificates of a Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group in the early months of the transaction. The accelerated amortization is achieved by the application of Distributable Excess Spread relating to a Loan Group to principal distributions on the Class A Certificates of the related Certificate Group. This acceleration feature creates, with respect to each Certificate Group, overcollateralization (i.e., the excess of the aggregate outstanding Principal Balance of the Mortgage Loans in the related Loan Group over the related Aggregate Class A Principal Balance). Once the required level of overcollateralization is reached for a Certificate Group, and subject to the provisions described in the next paragraph, the acceleration feature for such Certificate Group will cease, until necessary to maintain the required level of overcollateralization for such Certificate Group.

     The Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Certificate Group may increase or decrease over time. Any decrease in the required level of overcollateralization for a Loan Group will occur only at the sole discretion of the Certificate Insurer. Any such decrease will have the effect of reducing the amortization of the Class A Certificates of the related Certificate Group below what it otherwise would have been.

CROSSCOLLATERALIZATION

     Excess Spread with respect to a Loan Group will be available to cover certain shortfalls with respect to the Offered Certificates relating to the other Loan Group as described above under the caption "--Priority of Distributions".

(PRE-FUNDING ACCOUNT

     On the Closing Date, $___________ (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account"), which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Fund and will be used to acquire Subsequent Mortgage Loans. During the period beginning on the Closing Date and terminating on _____________, 19__ (the "Funding Period"), the Pre-Funded Amount will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to holders of the classes of Certificates entitled to receive principal on the Distribution Date in ______________, 19__ in reduction of the related Certificate Principal Balances (thus resulting in a partial principal prepayment of the related Certificates on such date).

     Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account. The Pre-Funding Account shall not be an asset of the REMIC. All reinvestment earnings on the Pre-Funding Account shall be owned by, and be taxable to, the Seller.

CAPITALIZED INTEREST ACCOUNT

     On  the  Closing  Date  there  will  be  deposited  in  an account  (the
"Capitalized Interest Account") maintained with and in the name of the Trustee on behalf of the Trust Fund a portion of the proceeds of the sale of the Certificates. The amount deposited therein will be used by the Trustee on the Distribution Dates in __________________ 19__, _____________ 19__ and
______________, 19__ to cover shortfalls in interest on the Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period which are not needed to cover shortfalls on the Distribution Date in ___________ 19__ are required to be paid directly to Provident.) The Capitalized Interest Account shall not be an asset of the REMIC. All reinvestment earnings on the Capitalized Interest Account shall be owned by, and be taxable to, the Seller.)

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Trustee will forward to each Certificateholder a statement (based solely on information received from the Master Servicer) setting forth among other items with respect to each Distribution Date:

          (i) the aggregate amount of the distribution to each Class of Certificateholders on such Distribution Date;

          (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (iii) the amount of distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;

          (iv) the amount of Excess Spread for each Loan Group and the amount applied as to a distribution on the Certificates;

          (v)  the  Guaranteed  Principal   Amount  with   respect  to   each
     Certificate Group, if any, for such Distribution Date;

          (vi) the amount paid under the Policy for such Distribution Date in
     respect   of  the  Class   Interest  Distribution   to  each   Class  of
     Certificates;

          (vii)     the Master Servicing Fee;

          (viii) the Pool Principal Balance, the Loan Group 1 Principal Balance and the Loan Group 2 Principal Balance, in each case as of the close of business on the last day of the preceding Due Period;

          (ix) the Aggregate Class A Principal Balance of each Certificate Group after giving effect to payments allocated to principal above;

          (x) the amount of overcollateralization relating to each Loan Group as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

          (xi) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

          (xii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (xiii) the aggregate amount of prepayments received on the Mortgage Loans during the previous Due Period and specifying such amount for each Loan Group; and

          (xiv) the weighted average Loan Rate on the Mortgage Loans and specifying such weighted average Loan Rate for each Loan Group as of the first day of the month prior to the Distribution Date.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

LAST SCHEDULED DISTRIBUTION DATE

     The  last  scheduled  Distribution  Date  for  each  Class   of  Offered
Certificates is  as follows: Class A-1 Certificates,              ; Class A-2
Certificates,              ; Class A-3 Certificates,              ; Class A-4
Certificates,              ; Class A-5 Certificates,              ; and Class
A-6  Certificates,                   .  It  is expected that  the actual last
Distribution  Date  for  each  Class  of  Offered  Certificates  will   occur
significantly earlier than such scheduled Distribution Dates. See "PREPAYMENT AND YIELD CONSIDERATIONS".

     Such last scheduled Distribution Dates are based on a 0% Prepayment Assumption with no Distributable Excess Spread used to make accelerated payments of principal to the holders of the related Offered Certificates and the assumptions set forth above under "PREPAYMENT AND YIELD CONSIDERATIONS-- Weighted Average Lives"; provided that the last scheduled Distribution Dates for the Class A-5 Certificates and the Class A-6 Certificates have been------ -- calculated assuming that the Mortgage Loan in the related Loan Group having the latest maturity date allowed by the Agreement amortizes according to its terms, plus one year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Maser Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services.

HAZARD INSURANCE

     The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding Principal Balance on the Mortgage Loan and any related senior lien(s), (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A", such flood insurance has been made available and the Master Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the Master Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding Principal Balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Master Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Agreement.

     In the event that the Master Servicer obtains and maintains a blanket policy as provided in the Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided that the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Due Period, the Master Servicer will receive from interest payments in respect of the Mortgage Loans a portion of such interest payments as a monthly Master Servicing Fee in the amount equal to 0.50% per annum (the "Master Servicing Fee Rate") on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer's right to reimbursement for unreimbursed Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to liquidation proceeds and insurance proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders. However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be nonrecoverable from such sources, the amount of such nonrecoverable advances may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

     Civil Relief Act Interest Shortfalls will not be covered by the Policy, although Prepayment Interest Shortfalls, after application of the Master Servicing Fee, will be so covered. The Master Servicer is not obligated to offset any of the Master Servicing Fee against, or to provide any other funds to cover, any shortfalls in interest collections on the Mortgage Loans that are attributable to the application of the Civil Relief Act ("Civil Relief Act Interest Shortfalls"). See "RISK FACTORS--Payments on the Mortgage Loans" in this Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 1997, to the Trustee, Provident, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in ____, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or Provident) to the Trustee, Provident, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Master Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor master servicer to the Trustee in writing and such proposed successor master servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor master servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor master servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Master Servicer may agree to changes in the terms of a Mortgage Loan, provided, however, that such changes (i) will not cause the Trust to fail to qualify as a REMIC and do not adversely affect the interests of the Certificateholders or the Certificate Insurer, (ii) are consistent with prudent business practices and (iii) do not change the Loan Rate of such Mortgage Loan or extend the maturity date of such Mortgage Loan in excess of one year unless the related mortgager is in default, or such default is, in the judgment of the Master Servicer, imminent. Any changes to the terms of a Mortgage Loan that would cause the Trust to fail to qualify as a REMIC, however, may be agreed to by the Master Servicer, provided that the Master Servicer has determined such changes are necessary to avoid a prepayment of such Mortgage Loan, such changes are in accordance with prudent business practices and the Master Servicer purchases such Mortgage Loan in accordance with the terms of the Agreement.

     The Agreement provides that the Master Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. The Agreement provides that neither Provident nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither Provident nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of Provident or the Master Servicer, as the case may be, in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement, anything in the Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

     "Events of Default" will consist of: (i) (A) any failure of the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master
Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; (iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; or (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event").

     Upon the occurrence and continuation beyond the applicable grace period of the event described in clause (i) (A) above, if any Monthly Advance is not made by 4:00 P.M., New York City time, on the second Business Day following written notice to the Master Servicer of such event, the Trustee will make such Monthly Advance and either the Trustee or a successor master servicer will immediately assume the duties of the Master Servicer.

     Upon removal or resignation of the Master Servicer, the Trustee will be the successor master servicer (the "Successor Master Servicer"). The Trustee, as Successor Master Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 30 Business Days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF DEFAULT

     So long as an  Event of Default remains unremedied, either  the Trustee,
Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, with the consent of the Certificate Insurer, or the Certificate Insurer may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed to all the responsibilities, duties and liabilities of the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $50,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only Event of Default that has occurred is an Insolvency Event.

AMENDMENT

     The Agreement may be amended from time to time by the Seller, the Master Servicer, and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Seller or the Master Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Seller, the Trustee, the Certificate Insurer nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of
           --------
counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, further, that any
                                              --------  -------
such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Offered Certificates. The Agreement may also be amended from time to time by the Seller, the Master Servicer, and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment
                                             --------
will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Offered Certificates then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Trust will terminate on the Distribution Date following the later of
(A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Aggregate Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Master Servicer of the Mortgage Loans, as described below and (iv) the Distribution
Date  in (         ) on  which date the  Policy will be available  to pay the outstanding Aggregate Class A Principal Balance of the Class A Certificates.

     Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Master Servicer may, at its option, terminate the Agreement on any date on which the Pool Principal Balance is less than 5% of the sum of the Cut-Off Date Pool Principal Balance by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the sum of the outstanding Pool Principal Balance (subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust and such appraised value is less than the Principal Balance of the related Mortgage
Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer.

     Any such purchase shall be accomplished by deposit into the Distribution Account of the purchase price specified above.

THE TRUSTEE

     ________________________________________,   has   been   named   Trustee
pursuant to the Agreement.

     The Trustee may have normal banking relationships with Provident and the Master Servicer.

     The Trustee may resign at any time, in which event Provident will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Provident may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, Provident will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.


                               USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by Provident towards general corporate purposes.


                       FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of Tax Counsel, the Class A Certificates will be designated as "regular interests" in the REMIC and the Class R Certificates will be designated as the sole class of residual interests in the REMIC. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Holders" in the Prospectus.

     The Offered Certificates  generally will be treated as  debt instruments
issued  by  the  REMIC for  Federal  income  tax purposes.    Income  on such
Certificates must be reported under an accrual method of accounting.

     The Offered Certificates may, depending on their issue price, be issued with original issue discount ("OID") for federal income tax purposes. Holders of such Certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities such as the Offered Certificates. Until the Treasury issues guidance to the contrary, the Trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the Offered Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Mortgage Loans in Loan Group 1 will prepay in accordance with % of the Prepayment Assumption and that the Mortgage Loans in Loan Group 2 will prepay in accordance with % of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption model used in this Prospectus is based on a Constant Prepayment Rate ("CPR"). CPR represents a constant rate of prepayment on the Mortgage Loans each month relative to the aggregate outstanding principal balance of the Mortgage Loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans, and there is no assurance that the Mortgage Loans will prepay at the specified CPR. Provident does not make any representation about the appropriateness of the CPR model.

     In the opinion of Tax Counsel, the Offered Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Federal Income Tax Consequences" in the Prospectus.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

     Such amounts will be deemed distributed to the affected Certificate owner for all purposes of the Certificates, the Agreement and the Policy.

     Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally will be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Certificate Owners are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof, (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),
(iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, certain trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that
(i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

     In addition, prospective Certificate Owners are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES - Backup Withholding".

                                 STATE TAXES

     Provident makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.


                             ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code, of the Plans acquisition and ownership of such Certificates. See "ERISA CONSIDERATIONS" in the Prospectus.

     The U.S. Department of Labor has granted to _________________________ (the "Underwriter") Prohibited Transaction Exemption _____ (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which _____________ or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, or Duff & Phelps Credit Rating Co.;

          (4) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of any Underwriter, the Seller, the Master Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates; and

          (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriter believes that the Exemption as amended will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class A Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.


                       LEGAL INVESTMENT CONSIDERATIONS

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided in SMMEA.

     Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Offered Certificates complies with applicable guidelines, policy statements or restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated ____________________ (the "Underwriting Agreement"), between Provident and ______________________ (the "Underwriter"), Provident has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from Provident the Class A Certificates.

     Distributions of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to Provident from the sale of the Offered
Certificates will be  approximately $               , plus  accrued interest,
before deducting expenses payable by Provident,  estimated to be $         in
the aggregate. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from Provident in the form of underwriting discounts.

     Provident has been advised by the Underwriter that it presently intends to make a market in the Offered Certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop.

     The Underwriting Agreement provides that Provident will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                   EXPERTS

                                 (__________)

                                LEGAL MATTERS

     Certain legal matters with respect to the Class A Certificates will be passed upon for Provident by Brown & Wood LLP, New York, New York, and Keating, Muething & Klekamp, P.L.L. Cincinnati, Ohio, and for the Underwriter by ____________________.


                                   RATINGS

     It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by _______ and "Aaa" by ______.

     A securities rating addresses the likelihood of the receipt by Class A Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Class A Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

TERMS                                                                  PAGE
-----                                                                  ----

Aggregate Class A Principal Balance . . . . . . . . . . . . . . . . S-4, S-40
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Amount Available  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Assignment Event  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Balloon Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
BIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Capitalized Interest Account  . . . . . . . . . . . . . . . . . .  S-11, S-55
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-10
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-41
Certificate Rate  . . . . . . . . . . . . . . . . . . . . . .  S-4, S-6, S-49
Certificate Register  . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Certificate Registrar . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, S-3
Chemical  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Citibank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Civil Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Civil Relief Act Interest Shortfalls  . . . . . . . . . . . . . .  S-12, S-58
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class A Certificateholder . . . . . . . . . . . . . . . . . . . . . . .  S-62
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  1, S-3
Class A Monthly Principal Distributable Amount  . . . . . . . . . . S-8, S-50
Class A Principal Balance . . . . . . . . . . . . . . . . . . . . . S-4, S-40
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . .  S-51
Class A Principal Distribution  . . . . . . . . . . . . . . . . . . S-8, S-50
Class A-1 Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Class A-2 Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Class A-3 Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Class A-4 Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Class A-5 Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Class A-6 Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Class A-6 Interest Carryover  . . . . . . . . . . . . . . . . . . . . .  S-49
Class Interest Distribution . . . . . . . . . . . . . . . . . . . . S-7, S-50
Class Monthly Interest Distributable Amount . . . . . . . . . . . . S-7, S-50
Class R Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  1, S-3
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Compensating Interest . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37, S-62
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Cut-Off Date Loan Group 1 Principal Balance . . . . . . . . . . . . S-4, S-21
Cut-Off Date Loan Group 2 Principal Balance . . . . . . . . . . . . S-5, S-27
Cut-Off Date Pool Principal Balance . . . . . . . . . . . . . . . . . .  S-21
Cut-Off Date Principal Balance  . . . . . . . . . . . . . . . . . . . . . S-3
Defective Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . .  S-45
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Distributable Excess Spread . . . . . . . . . . . . . . . . . . . . S-8, S-51
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-7
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-41
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-51
Eligible Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Eligible Substitute Mortgage Loan . . . . . . . . . . . . . . . . . . .  S-45
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . .  S-42
European Depositaries . . . . . . . . . . . . . . . . . . . . . . . S-6, S-41
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Excess Spread . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-51
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Fiscal Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Foreign Investor  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Foreign Investors . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-54
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Global Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
Group 1 Certificates  . . . . . . . . . . . . . . . . . . . . .  1, S-4, S-40
Group 2 Certificates  . . . . . . . . . . . . . . . . . . . . .  1, S-4, S-40
Guaranteed Principal Amount . . . . . . . . . . . . . . . . . . . . . .  S-10
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Insurer Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Interest Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
LIBOR Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . .  S-51
Loan Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, S-40
Loan Group 1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, S-40
Loan Group 1 Principal Balance  . . . . . . . . . . . . . . . . . . . . . S-3
Loan Group 2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, S-40
Loan Group 2 Principal Balance  . . . . . . . . . . . . . . . . . . . . . S-3
Loan Group Principal Balance  . . . . . . . . . . . . . . . . . . . . . . S-3
Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . S-4, S-24, S-31
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . 1, S-3, S-6
Master Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Master Servicing Fee Rate . . . . . . . . . . . . . . . . . . . .  S-11, S-57
Monthly Advance . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-47
Mortgage File . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15, S-44
Mortgage Loan Schedule  . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, S-3
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Net Funds Cap . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
New Withholding Regulations . . . . . . . . . . . . . . . . . . . . . .  S-63
Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Offered Certificates  . . . . . . . . . . . . . . . . . . . . .  1, S-4, S-40
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Original Aggregate Class A Principal Balance  . . . . . . . . . . . . . . S-4
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-3, S-40
Pool Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-54
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-54
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . . .  S-12
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Provident . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, S-3
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Relevant Depositary . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-12, S-61
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
SAIF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
SAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, S-3, S-6
Servicing Advance . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-65
STIFS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . .  S-27
Subservicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Substitution Adjustment . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Successor Master Servicer . . . . . . . . . . . . . . . . . . . . . . .  S-59
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, S-3
Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  1, S-3, S-11, S-52
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64, S-65
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Weighted average life . . . . . . . . . . . . . . . . . . . . . . . . .  S-37

                                   ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Provident Mortgage Pass-Through Certificates, Series 199___ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

     Secondary  cross-market trading  between  CEDEL  or  Euroclear  and  DTC
Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Mortgage Pass-Through Certificates issues in same-day funds.

     Trading between CEDEL  and/or Euroclear Participants.   Secondary market
trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the
purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S.  Persons with effectively connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption  for U.S.  Persons (Form  W-9).   U.S.  Persons  can obtain  a
complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



       No  dealer, salesman  or other
  person has been  authorized to give
  any  information  or  to  make  any
  representation  not   contained  in
  this  Prospectus Supplement  or the
  Prospectus and,  if given  or made,
  such information  or representation
  must not be  relied upon as  having
  been  authorized  by  Provident  or
  the  Underwriter.  This  Prospectus
  Supplement  and  the Prospectus  do
  not  constitute  an  offer  of  any
  securities  other  than  those   to
  which  they relate  or an  offer to
  sell,  or  a   solicitation  of  an
  offer to buy, to any person in  any
  jurisdiction  where  such an  offer
  or solicitation would be  unlawful.
  Neither   the   delivery  of   this
  Prospectus   Supplement   and   the
  Prospectus   nor   any  sale   made
  hereunder    shall,    under    any
  circumstances,      create      any
  implication  that  the  information
  contained herein  is correct  as of
  any   time   subsequent  to   their
  respective dates.
        --------------------

           TABLE OF CONTENTS

                                 PAGE
                                 ----

  PROSPECTUS SUPPLEMENT
  Summary . . . . . . . . . . . . . . . S-3
  Risk Factors  . . . . . . . . . . . . S-14
  The Certificate Insurer . . . . . . . S-16
  The Provident Bank. . . . . . . . . . S-17
  Description of the Mortgage Loans . . S-21
  Prepayment and Yield Considerations . S-36
  Description of the Certificates . . . S-40
  Use of Proceeds . . . . . . . . . . . S-61
  Federal Income Tax Consequences . . . S-61
  State Taxes . . . . . . . . . . . . . S-64
  ERISA Considerations  . . . . . . . . S-64
  Legal Investment Considerations . . . S-65
  Underwriting  . . . . . . . . . . . . S-65
  Experts . . . . . . . . . . . . . . . S-66
  Legal Matters . . . . . . . . . . . . S-66
  Ratings . . . . . . . . . . . . . . . S-66
  Index of Defined Terms  . . . . . . . S-67
  Annex I . . . . . . . . . . . . . . . S-70

  PROSPECTUS
  Prospectus Supplement  or  Current
     Report on Form 8-K . . . . . . .  2
  Available Information . . . . . . .  2
  Reports to Securityholders  . . . .  2
  Incorporation of Certain  Documents
     by Reference.  . . . . . . . . .  3
  Summary of Terms  . . . . . . . . .  4
  Risk Factors  . . . . . . . . . . . 12
  The Trust Fund  . . . . . . . . . . 17
  Use of Proceeds . . . . . . . . . . 22
  The Provident Bank  . . . . . . . . 22
  Loan Program  . . . . . . . . . . . 22
  The Agreements  . . . . . . . . . . 41
  Certain Legal Aspects of Loans. . . 52
  Federal Income Tax Consequences . . 59
  State Tax Considerations  . . . . . 78
  ERISA Considerations  . . . . . . . 78
  Legal Investment  . . . . . . . . . 81
  Method of Distribution  . . . . . . 82
  Legal Matters . . . . . . . . . . . 83
  Financial Information . . . . . . . 83
  Rating  . . . . . . . . . . . . . . 83
  Index of Defined Terms  . . . . . . 85

        --------------------



    PROVIDENT MORTGAGE PASS-THROUGH
              TRUST 199___


             $



$           CLASS A-1       %  CERTIFICATES
$           CLASS A-2       %  CERTIFICATES
$           CLASS A-3       %  CERTIFICATES
$           CLASS A-4       %  CERTIFICATES
$           CLASS A-5       %  CERTIFICATES
$           CLASS A-6 VARIABLE RATE CERTIFICATES


         MORTGAGE PASS-THROUGH
              CERTIFICATES



             SERIES 199___



           THE PROVIDENT BANK
             AS SELLER AND
            MASTER SERVICER


-----------------------------------
         PROSPECTUS SUPPLEMENT
-----------------------------------

             (UNDERWRITER)





Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED JANUARY 30, 1998
PROSPECTUS

                           Asset Backed Securities
                             (Issuable in Series)

     This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be issued from time to time in one or more series (each, a "Series") by a Trust Fund created by The Provident Bank ("Provident") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by Provident (each, a "Trust Fund"), and Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will consist of the following types of single family mortgage loans (the "Loans"): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties (the "Mortgage Loans") and (ii) closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans", together with the Closed-End Loans, the "Home Equity Loans") secured by first or subordinate liens on one- to four-family residential properties. The Trust Fund Assets will be originated or be acquired by Provident and conveyed by Provident to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See "Index of Defined Terms" on Page 86 of this Prospectus for the location of the definitions of certain capitalized terms.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series on or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

     Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of Provident with respect to a Series of Securities will be to make certain representations and warranties to the Trustee for the related Series of Securities. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors--Prepayment and Yield Considerations" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements--Termination; Optional Termination" herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 12.

  THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED
    TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF
                       PROVIDENT, THE MASTER SERVICER,
       OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS WILL NOT BE
    INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
      ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY PROVIDENT OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED
                    IN THE RELATED PROSPECTUS SUPPLEMENT.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

________________, 1998

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


             PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests;
(x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Master Servicer and the Trustee.


                            AVAILABLE INFORMATION

     Provident has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All  documents subsequently  filed by  or  on behalf  of the  Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither Provident nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.


                          REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders".

                               SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Defined Terms" on Page 85 of this Prospectus for the location of the definitions of certain capitalized terms.

Title of Securities      Asset Backed  Certificates (the  "Certificates") and
                         Asset Backed  Notes (the "Notes" and,  together with
                         the  Certificates,  the   "Securities"),  which  are
                         issuable in Series.

Provident      The Provident Bank ("Provident"), an  Ohio banking corporation in its capacity as transferor of the Loans to the Trust Fund.

Trustee The trustee(s) (the "Trustee") for each Series of Securities will be specified in the related Prospectus Supplement. See "The Agreements" herein for a description of the Trustee's rights and obligations.

Master Servicer          The entity or entities named as Master Servicer (the
                         "Master   Servicer")  in   the  related   Prospectus
                         Supplement, which  may be Provident or  an affiliate
                         thereof.    See   "The  Agreements--Certain  Matters
                         Regarding the Master Servicer and Provident".

Trust Fund Assets        Assets of the Trust Fund for a  Series of Securities
                         will  include  certain   assets  (the  "Trust   Fund
                         Assets") which will  consist of the Loans,  together
                         with  payments in respect of such Trust Fund Assets,
                         as specified in  the related Prospectus  Supplement.
                         At the  time of issuance  of the  Securities of  the
                         Series, Provident  will assign the  Loans comprising
                         the  related  Trust  Fund to  the  Trustee,  without
                         recourse.   The Loans  will be  collected in  a pool
                         (each, a "Pool") as of the first day of the month of
                         the  issuance of the related Series of Securities or
                         such other date specified in the  related Prospectus
                         Supplement (the "Cut-Off Date").   Trust Fund Assets
                         also may include  insurance policies, surety  bonds,
                         cash  accounts, reinvestment  income, guaranties  or
                         letters of  credit to  the extent  described in  the
                         related   Prospectus   Supplement.     See   "Credit
                         Enhancement".     In   addition,   if  the   related
                         Prospectus Supplement so provides, the related Trust
                         Fund Assets will include the funds on deposit in  an
                         account (a "Pre-Funding Account") which will be used
                         to  purchase  additional  Loans  during  the  period
                         specified in such  Prospectus Supplement.   See "The
                         Agreements--Pre-Funding Account".

Loans The Loans will consist of (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties (each, a "Mortgage Loan") and (ii) closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans", together with the Closed-End Loans, the "Home Equity Loans"). All Loans will have been originated or purchased by Provident, either directly or through an affiliate.

          As specified in the related Prospectus Supplement, the Home Equity Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement.

Description of
  the Securities         Each Security will  represent a beneficial ownership
                         interest in, or be secured by the assets of, a Trust
                         Fund created by  Provident pursuant to an  Agreement
                         among Provident, the Master Servicer and the Trustee
                         for  the  related  Series.   The  Securities  of any
                         Series  may be  issued  in one  or  more classes  as
                         specified in  the related Prospectus  Supplement.  A
                         Series of Securities may include one or more classes
                         of  senior  Securities  (collectively,  the  "Senior
                         Securities") and one or more  classes of subordinate
                         Securities    (collectively,    the    "Subordinated
                         Securities").     Certain  Series   or  classes   of
                         Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement.

          One or more classes of Securities of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related Prospectus Supplement.

Distributions on
  the Securities         Distributions  on  the Securities  entitled  thereto
                         will be made monthly, quarterly, semi-annually or at
                         such other intervals  and on the dates  specified in
                         the   related   Prospectus   Supplement   (each,   a
                         "Distribution Date") out of the payments received in
                         respect  of the assets of  the related Trust Fund or
                         other  assets   pledged  for  the  benefit   of  the
                         Securities as  described under  "Credit Enhancement"
                         herein  to  the  extent  specified  in  the  related
                         Prospectus Supplement.    The  amount  allocable  to
                         payments   of   principal   and  interest   on   any
                         Distribution Date will be determined as specified in
                         the related  Prospectus Supplement.   The Prospectus
                         Supplement for a Series  of Securities will describe
                         the  method   for  allocating   distributions  among
                         Securities of different classes as well as the method for allocating distributions among Securities for any particular class.

          The aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such Securities will be entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the related Cut-Off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement or at such other interest rate as may be specified in such Prospectus Supplement.

          The rate at which interest will be passed through or paid to Securityholders (each, a "Pass-Through Rate") entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan basis, weighted average basis, a notional amount or other basis, in each case as described in the related Prospectus Supplement.

Credit Enhancement       The  Trust Fund Assets  or the Securities  of one or
                         more  classes in  the related  Series  may have  the
                         benefit of one  or more types of  credit enhancement
                         as described  in the related  Prospectus Supplement.
                         The protection  against losses afforded by  any such
                         credit   support  may   be   limited.     The  type,
                         characteristics  and  amount of  credit  enhancement
                         will be determined  based on the  characteristics of
                         the Loans comprising the Trust Fund Assets and other
                         factors  and will  be established  on  the basis  of
                         requirements  of  each  Rating   Agency  rating  the
                         Securities   of   such   Series.      See    "Credit
                         Enhancement."

          If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

A. Subordination         A Series  of Securities may  consist of one  or more
                         classes  of Senior    Securities  and  one  or  more
                         classes of  Subordinated Securities.  The  rights of
                         the  holders of  the  Subordinated Securities  of  a
                         Series to receive distributions  with respect to the
                         related  Trust Fund  Assets will be  subordinated to
                         such  rights of the holders of the Senior Securities
                         of  the same Series  to the extent  described in the
                         related Prospectus  Supplement.   This subordination
                         is  intended to  enhance the  likelihood of  regular
                         receipt  by holders  of  Senior Securities  of  such
                         Series of  the full  amount of  monthly payments  of
                         principal and  interest due  them.   The  protection
                         afforded  to the holders  of Senior Securities  of a
                         Series by means of the subordination feature will be
                         accomplished  by (i) the  preferential right of such
                         holders to receive, prior  to any distribution being
                         made  in   respect  of   the  related   Subordinated
                         Securities, the amounts of interest and/or principal
                         due them on each Distribution Date out  of the funds
                         available  for  distribution  on  such date  in  the
                         related  Security   Account  and,   to  the   extent
                         described in  the related Prospectus  Supplement, by
                         the  right   of  such  holders  to   receive  future
                         distributions on the related Trust Fund Assets  that
                         would  otherwise have been payable to the holders of
                         Subordinated Securities; (ii) reducing the ownership
                         interest (if applicable) of the related Subordinated
                         Securities; or  (iii) a  combination of clauses  (i)
                         and (ii)  above.   If  so specified  in the  related
                         Prospectus Supplement, subordination  may apply only
                         in the event of certain  types of losses not covered
                         by other  forms of  credit support,  such as  hazard
                         losses not  covered  by  standard  hazard  insurance
                         policies or losses due to the bankruptcy or fraud of
                         the  borrower.   The  related  Prospectus Supplement
                         will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Account       One  or more reserve accounts or other cash accounts
                         (each, a  "Reserve Account") may be  established and
                         maintained  for  each  Series  of  Securities.   The
                         related Prospectus  Supplement will  specify whether
                         or not such Reserve Accounts will be included in the
                         corpus of  the Trust Fund  for such Series  and will
                         also  specify the  manner  of  funding such  Reserve
                         Accounts  and the conditions under which the amounts
                         in any  such Reserve Accounts  will be used  to make
                         distributions   to  holders   of  Securities   of  a
                         particular  class  or  released  from  such  Reserve
                         Accounts.

C. Letter of Credit      If   so   specified   in   the  related   Prospectus
                         Supplement, credit  support  for  a  Series  may  be
                         provided by one or more letters of credit.  A letter
                         of  credit  may provide  limited  protection against
                         certain losses  in addition to  or in lieu  of other
                         credit  support,  such   as  losses  resulting  from
                         delinquent  payments on  the  Loans in  the  related
                         Trust  Fund,  losses  from   risks  not  covered  by
                         standard  hazard insurance  policies, losses  due to
                         bankruptcy of a borrower and  application of certain
                         provisions  of  the  federal  Bankruptcy  Code,  and
                         losses  due to denial  of insurance coverage  due to
                         misrepresentations  made  in   connection  with  the
                         origination or sale of a Loan. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

          The maximum liability of a L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate outstanding principal balance of the Loans in the related Trust Fund or one or more Classes of Securities of the related Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

D. Insurance Policies;
   Surety Bonds and
   Guarantees       If  so specified  in the  related Prospectus  Supplement,
                    credit  support  for a  Series  may  be  provided  by  an
                    insurance policy  and/or a surety  bond issued by  one or
                    more insurance companies or  sureties.  Such  certificate
                    guarantee insurance or surety bond will  guarantee timely
                    distributions of  interest and/or  full distributions  of
                    principal  on  the  basis  of  a  schedule  of  principal
                    distributions  set forth in  or determined in  the manner
                    specified in  the  related  Prospectus  Supplement.    If
                    specified in the related Prospectus Supplement, one or more bankruptcy bonds, special hazard insurance policies, other insurance or third-party guarantees may be used to provide coverage for the risks of default or types of losses set forth in such Prospectus Supplement.

E. Over-Collateralization          If   so   provided   in   the   Prospectus
                                   Supplement for a  Series of Securities,  a
                                   portion of  the interest  payment on  each
                                   Loan  may  be  applied  as  an  additional
                                   distribution  in respect  of principal  to
                                   reduce the principal balance of a  certain
                                   class  or   classes  of  such   Series  of
                                   Securities and, thus, accelerate the rate of payment of principal on such class or classes of such Series of Securities.

F. Mortgage Pool
   Insurance Policy      A  mortgage pool insurance policy or policies may be
                         obtained and maintained for Loans relating to any Series of Securities, which shall be limited in scope and shall cover defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the related Cut-Off Date.


G. Cross-Collateralization         If  specified  in the  related  Prospectus
                                   Supplement, separate  classes of  a Series
                                   of Securities may  evidence the beneficial
                                   ownership of,  or be secured  by, separate
                                   groups of assets included in a Trust Fund.
                                   In  such  case,  credit  support  may   be
                                   provided   by  a   cross-collateralization
                                   feature which requires  that distributions
                                   be   made  to   Securities  evidencing   a
                                   beneficial  ownership   interest  in,   or
                                   secured by, one or more asset groups prior
                                   to    distributions     to    Subordinated
                                   Securities    evidencing   a    beneficial
                                   ownership  interest  in,  or  secured  by,
                                   other asset  groups within the  same Trust
                                   Fund.    See  "Credit  Enhancement--Cross-
                                   Collateralization."

Advances The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool on behalf of the Master Servicer (each, a "Sub-Servicer") may be obligated to advance amounts (each, an "Advance") corresponding to delinquent interest and/or principal payments on such Loan until the date, as specified in the related Prospectus Supplement, on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement. Advances will be reimbursable to the extent described under "Description of the Securities--Advances" herein and in the related Prospectus Supplement.

          In the event the Master Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or Sub-Servicer. See "Description of the Securities--Advances."

Optional Termination          The Master Servicer or  the party specified  in
                              the  related  Prospectus  Supplement, including
                              the holder of the residual interest in a REMIC,
                              may have the option to effect early  retirement
                              of a Series of  Securities through the purchase
                              of  the Trust Fund Assets.  The Master Servicer
                              will deposit the proceeds of  any such purchase
                              in  the Security Account for each Trust Fund as
                              described  under  "The  Agreements--Payments on
                              Loans; Deposit to Security  Account."  Any such
                              purchase of  Trust  Fund  Assets  and  property
                              acquired  in  respect   of  Trust  Fund  Assets
                              evidenced  by a  Series of  Securities will  be
                              made at the option of the Master Servicer, such
                              other person or, if  applicable, such holder of
                              the  REMIC  residual   interest,  at  a   price
                              specified in the related Prospectus Supplement.
                              The exercise  of such  right will effect  early
                              retirement of  the Securities  of that  Series,
                              but  the right  of  the  Master Servicer,  such
                              other person or, if applicable, such holder  of
                              the REMIC residual interest,  to so purchase is
                              subject to the principal balance of the related
                              Trust   Fund  Assets   being   less  than   the
                              percentage specified in  the related Prospectus
                              Supplement of  the aggregate  principal balance
                              of  the Trust Fund  Assets at the  Cut-Off Date
                              for  the Series.   The foregoing is  subject to
                              the  provision that if a REMIC election is made
                              with respect to a Trust Fund, any such purchase
                              will  be  made   only  in  connection  with   a
                              "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal
                              Revenue Code of 1986, as amended (the "Code").

Legal Investment         The  Prospectus   Supplement  for  each   Series  of
                         Securities  will  specify  which,  if  any,  of  the
                         classes  of  Securities offered  thereby  constitute
                         "mortgage  related securities"  for purposes  of the
                         Secondary Mortgage  Market Enhancement  Act of  1984
                         ("SMMEA").   Classes of  Securities that  qualify as
                         "mortgage   related   securities"  will   be   legal
                         investments  for  certain   types  of  institutional
                         investors  to the extent provided in SMMEA, subject,
                         in  any case,  to any  other  regulations which  may
                         govern investments by  such institutional investors.
                         Institutions whose investment activities are subject
                         to  review by  federal or  state authorities  should
                         consult  with  their   counsel  or  the   applicable
                         authorities to determine whether  an investment in a
                         particular  class of Securities (whether or not such
                         class  constitutes  a "mortgage  related  security")
                         complies   with   applicable    guidelines,   policy
                         statements or restrictions.  See "Legal Investment."

Federal Income Tax
  Consequences      The  federal income  tax consequences  to Securityholders
                    will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as a REMIC under the provisions of the Code. The
                    Prospectus Supplement for each Series of Securities will specify whether such an election will be made.

          If a REMIC election is made, Securities representing regular interests in a REMIC will generally be taxable to holders in the same manner as evidences of indebtedness issued by the REMIC.
          Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. If no REMIC election is made, interest (other than original issue discount ("OID")) on Securities that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual method of accounting.

          Certain  classes  of  Securities  may   be  issued  with  OID.    A
          Securityholder should be aware that the Code and the Treasury regulations promulgated thereunder do not adequately address certain issues relevant to prepayable securities, such as the Securities.

          Securityholders that will be required to report income with respect to the related Securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Securityholder in any period could significantly exceed the amount of cash distributed to such Securityholder in that period.

          In the opinion of Brown & Wood LLP, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which such Securities are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC. A REMIC will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests. Such holders will report their proportionate share of the taxable income of the REMIC whether or not they receive cash distributions from the REMIC attributable to such income. The portion of the REMIC taxable income consisting of "excess inclusions" may not be offset against other deductions or losses of the holder, including the net operating losses.

          In the opinion of Brown & Wood LLP, if a REMIC or a partnership election is not made with respect to a Series of Securities, then the arrangement by which such Securities are issued will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. If so provided in the Prospectus Supplement for a Series, there will be no separation of the principal and interest payments on the Loans. In such circumstances, the Securityholder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases, sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

          In the opinion of Brown & Wood LLP, if a partnership election is made, the Trust Fund will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. If Notes are issued by such Trust Fund, such Notes will be treated as indebtedness for federal income tax purposes. The holders of the Certificates issued by such Trust Fund, if any, will agree to treat the Certificates as equity interests in a partnership.

          The Securities will be treated as assets described in Section 7701(a)(19)(C) of the Code and as real estate assets described in
          Section 856(c) of the Code.

          Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold.

          The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the
          Securities are set forth herein under "Federal Income Tax Consequences". The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement. See "Federal Income Tax Consequences".

ERISA Considerations          A  fiduciary  of any  employee benefit  plan or
                              other retirement plan or arrangement subject to
                              the Employee Retirement Income  Security Act of
                              1974, as amended ("ERISA"),  or Section 4975 of
                              the Code should carefully review with its legal
                              advisors  whether  the purchase  or  holding of
                              Securities  could give  rise  to a  transaction
                              prohibited or  not otherwise  permissible under
                              ERISA or the Code.  See "ERISA Considerations".
                              Certain  classes  of  Securities  may  not   be
                              transferred  unless  the Trustee  is  furnished
                              with a  letter of representation  or an opinion
                              of  counsel to  the effect  that such  transfer
                              will   not  result   in  a  violation   of  the
                              prohibited transaction provisions  of ERISA and
                              the  Code  and  will not  subject  the Trustee,
                              Provident or the  Master Servicer to additional
                              obligations.      See   "Description   of   the
                              Securities--General"         and         "ERISA
                              Considerations".

Risk Factors        For  a discussion  of certain  risks  associated with  an
                    investment  in the Securities, see "Risk Factors" on Page
                    12 herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED SOURCE OF PAYMENTS--NO RECOURSE TO PROVIDENT OR MASTER SERVICER

     As further described in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Series and will not have any claim against or security interest in any trust fund for any other Series. There will be no recourse to Provident or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to Provident, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of Provident, the Master Servicer or any of their respective affiliates. The only obligation, if any, of Provident with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements.

     Provident may be required to repurchase or substitute for any Loan with respect to which such representations and warranties or document delivery requirements are breached. There is no assurance, however, that Provident will have the financial ability to effect such repurchase or substitution.

CREDIT ENHANCEMENT AND POSSIBLE LIMITATIONS ON EFFECTIVENESS

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by Provident or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by Provident or the Seller may result from repurchases of Trust Fund Assets due to material breaches of Provident's or the Seller's representa-tions and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See "Yield and Prepayment Considerations" and "The Agreements--Pre-Funding Account."

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to
Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities--Distributions on Securities--Distributions of Interest".

BALLOON PAYMENTS AND INCREASED RISK OF DEFAULT

     Certain of the Loans as of the related Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

NATURE OF MORTGAGES

     Change in Property Values and Possible Increase in Losses. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

     Delays Due to Liquidation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. An uncontested foreclosure in Ohio will take approximately six months to complete, depending upon how quickly all interested parties are properly served with legal process to commence the action, and whether reappraisal of the property is necessary because the bid received at the sheriff's foreclosure sale is less than two-thirds of the appraised value. In Ohio, foreclosure is usually contested unless the owner of the property is contemplating bankruptcy. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. This would apply in Ohio only as to the execution sale of any personal property in which a security interest is granted by the mortgages to be foreclosed, but not the real property. Ohio law generally imposes a two year limitations period following confirmation of a judicial sale to collect a deficiency judgment. Such limitation also applies to the collection of a deficiency judgment by a junior mortgagee after foreclosure and sale of a senior mortgage. In the event of a default by a borrower, these restrictions,  among other  things,  may  impede the  ability  of the  Master
Servicer  to foreclose  on  or sell  the Property  or  to obtain  liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted Loans do not vary directly with the outstanding principal balance of the Loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted Loan having a small remaining principal balance as it would in the case of a defaulted Loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small Loan than would be the case with the defaulted Loan having a large remaining principal balance.

     Home Equity Loans; Junior Liens and Effect on Recoveries. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. Except from the sale of the mortgaged property, the Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property. As discussed above, in Ohio a junior mortgagee may be subject to a two year limitations period for the collection of the deficiency judgment if a judgment was entered in favor of the junior mortgagee in the foreclosure action of a senior mortgagee.

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

ENVIRONMENTAL RISKS TO TRUST FUND

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have actually participated in the management or operations of such property, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans--Environmental Risks".

CERTAIN OTHER LEGAL ASPECTS OF THE LOANS

     Consumer Protection  Laws.   The Loans may  also be  subject to  federal
laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii)     the  Fair Credit Reporting  Act, which regulates  the use
     and   reporting  of  information   related  to  the   borrower's  credit
     experience; and

          (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the Loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain Mortgage Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all Mortgage Loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related Loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the Mortgage Loan.

RATING OF THE SECURITIES

     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any other financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION AND REDUCTION OF LIQUIDITY OF SECURITIES

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Book-Entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Book-Entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on Book-Entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

PRE-FUNDING ACCOUNTS AND POSSIBLE PREPAYMENT RISK

     If  so provided  in the  related Prospectus  Supplement, on  the related
Closing Date Provident will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from Provident. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to Provident the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to the holders of the related Securities on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Securities.

BANKRUPTCY AND INSOLVENCY RISKS

     Provident and the Trust Fund will treat the transfer of Loans from Provident to the Trust Fund as a sale for accounting purposes. However, in the event of the insolvency of Provident, it is possible that a receiver or conservator (or similar official) for Provident, may attempt to recharacterize the sale of the Loans as a borrowing by Provident, secured by a pledge of the Loans. Certain provisions of the Federal Deposit Insurance Act may permit the FDIC to avoid such security interest. This position, if argued before and/or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities. Provident will, however, mark its records to indicate that the Trust Fund Assets relating to each Series have been sold to a Trust Fund.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Master Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

VALUE OF TRUST FUND ASSETS

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.


                                THE TRUST FUND

GENERAL

     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement./FN/ The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "Cut-Off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by Provident.

/FN/ Whenever the terms "Pool", "Certificates", "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term "Trust Fund" will refer to one specific Trust Fund.


     Each Loan will have been originated or acquired by Provident in accordance with the underwriting criteria specified below under "Loan Program--Underwriting Standards" or as otherwise described in the related Prospectus Supplement. See "Loan Program--Underwriting Standards". The
Trust Fund Assets will be conveyed without recourse by Provident to the related Trust Fund.

     Provident will assign the Trust Fund Assets to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through Sub-Servicers, pursuant to a Pooling and Servicing Agreement among Provident, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "Loan Program" and "The Agreements". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

     As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between Provident and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The only obligations of Provident with respect to a Series of Securities will be to make certain representations and warranties to the Trustee for such Series of Securities. With respect to any breach of a representation or warranty which materially and adversely affects the interests of a Securityholder, Provident will be obligated to cure such breach or repurchase or substitute for the affected Loan or Loans. See "The Agreements-- Assignment of the Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Provident, or both, as more fully described herein under "Loan Program--Representations by Provident; Repurchases" and "The Agreements--Sub-Servicing" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). In no event, however, will more than 5% (by principal balance at the Cut-Off Date) of the Mortgage Pool deviate from the characteristics of the Loans set forth in the related Prospectus Supplement. A copy of the Agreement with respect to each Series of Securities will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

     General.   Loans will  consist of Mortgage Loans  and Home Equity Loans.
As more fully described in the related Prospectus Supplement, the Loans will be "conventional" loans.

     The Loans in a Pool will have monthly payments due on the first day of each month or on such other day of the month specified in the related Prospectus Supplement. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Loan (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("Lockout Periods"). Certain Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable standards set forth in the Agreement.

     A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties". The Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. The Mortgaged Properties are referred to herein as the "Properties". The Properties relating to Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured homes and certain other dwelling units ("Single Family Properties"). Such Properties may include vacation and second homes, investment properties, and dwellings situated on leasehold estates. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied may be disclosed in the related Prospectus Supplement. The basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. As specified in the related Prospectus Supplement, the Trust Fund may include any amounts borrowed under a Revolving Credit Line Loan after the Cut-Off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity or is a Balloon Loan. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such Loan multiplied by the Loan Rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Loan, or a fraction which is 30 over 360. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans generally will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to Provident, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-Off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to Provident at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     Generally, the "Loan-to-Value Ratio" of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Generally, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.


                               USE OF PROCEEDS

     The net proceeds to be received by Provident from the sale of the Trust Fund Assets by Provident to Trust Funds will be applied by Provident to the purchase of additional trust fund assets or will be used by Provident for general corporate purposes. Provident expects to sell Securities in Series issued by the related Trust Fund from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets originated or acquired by Provident and sold to the Trust Fund, prevailing interest rates, availability of funds and general market conditions.


                              THE PROVIDENT BANK

     Provident, an Ohio banking corporation, is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati-based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. The principal executive offices of Provident are located at One East Fourth Street, Cincinnati, Ohio 45202 (Telephone: (513) 579-2000).

     Neither Provident nor any of Provident's affiliates will insure or guarantee distributions on the Securities of any Series.


                                 LOAN PROGRAM

     The Loans will have been originated or purchased by Provident, either directly or through affiliates. The Loans so originated or acquired by Provident will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" and as further described in the related Prospectus Supplement.

UNDERWRITING STANDARDS

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which will be verified by Provident. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the property. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $750,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Provident's underwriting standards generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio.

     After obtaining all applicable employment, credit and property information, Provident will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the Mortgage Loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 60%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, a portion of the Loans in a Trust Fund may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived.

     In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, Provident will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the Loan.

     Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued Loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF PROVIDENT

     Provident will be required to satisfy the following qualifications. Provident is, and each entity from which it acquires Loans must be, an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Provident is a seller/servicer approved by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Provident is a mortgagee approved by the Federal Housing Authority and is an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation ("FDIC").

REPRESENTATIONS BY PROVIDENT; REPURCHASES

     Provident will have made representations and warranties in respect of the Loans sold by Provident to the Trust Fund and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from Provident; (ii) that Provident had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement), (iv) the Property is undamaged by waste, fire, earthquake, earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Property; (v) that there were no delinquent tax or assessment liens against the Property; (vi) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vii) that each Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     The Master Servicer or the Trustee will promptly notify Provident of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. If Provident cannot cure such breach within the number of days specified in the related Prospectus Supplement following notice from the Master Servicer or the Trustee, as the case may be, then Provident will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus unpaid accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if Provident is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related
Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by Provident.

     Neither the Trustee nor the Master Servicer (unless the Master Servicer is Provident) will be obligated to purchase or substitute a Loan if Provident defaults on its obligation to do so, and no assurance can be given that Provident will carry out its respective repurchase or substitution obligations with respect to Loans.


                        DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among Provident, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-Off Date, will be among Provident, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. Provident will provide a copy of the Agreement (without exhibits) relating to any Series of Securities without charge upon written request of a holder of record of a Security of such Series addressed to The Provident Bank, One East Fourth Street, Cincinnati, Ohio 45202,
Attention: Secretary.

GENERAL

     As described in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust
Fund established by Provident. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of
Provident or any affiliate of Provident. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related
Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-Off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-Off Date (the "Cut-Off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register"); provided,
                                                                   --------
however, that the final distribution in retirement of the Securities will be
-------
made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supple-ment will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series of Securities may provide that a REMIC election may be made at the discretion of Provident or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series of Securities, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series of Securities with respect to which a REMIC election is to be made, the Master Servicer, the Trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account. As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, as described in the related Prospectus Supplement, increased by interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination".

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series) an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by Provident or a Sub-Servicer pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement", in each case as described in the related Prospectus Supplement.

     In the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer if it is acting in such capacity. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "Description of the Securities--Distributions on Securities".

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii)     the amount of any Advance;

          (iv) the   aggregate  amount   (a)  otherwise   allocable   to  the
     Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

          (v) the outstanding principal balance or notional amount of each class of the related Series of Securities after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Loans as to which the minimum monthly payment is delinquent 30-59 days, 60-89 days and 90 or more days, respectively, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, Pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record only during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Securities may identify the classes which comprise such Series by reference to the following categories:

CATEGORIES OF CLASSES              DEFINITION

                                   PRINCIPAL TYPES

Accretion Directed       A class  that receives  principal payments from  the
                         accreted interest from specified  classes of Accrual
                         Securities.   An Accretion  Directed class  also may
                         receive principal payments from principal paid on the underlying Trust Fund Assets for the related
                         Series.

Component Securities          A  class  consisting  of   "Components."    The
                              Components of  a class of  Component Securities
                              may  have different  principal and/or  interest
                              payment characteristics but together constitute
                              a single class.   Each Component of a class  of
                              Component  Securities  may   be  identified  as
                              falling into one or more of the categories in this chart.

Notional Amount
  Securities        A  class having no principal balance and bearing interest
                    on  the related notional amount.   The notional amount is
                    used for purposes of the determination of interest distributions.

Planned Principal Class
  (also sometimes
  referred to as "PACs")      A  class that is  designed to receive principal
                              payments   using   a   predetermined  principal
                              balance  schedule   derived  by   assuming  two
                              constant  prepayment rates  for the  underlying
                              Trust Fund  Assets.   These two  rates are  the
                              endpoints for  the "structuring range"  for the
                              Planned Principal Class.  The Planned Principal
                              Classes in  any  Series of  Securities  may  be
                              subdivided  into  different  categories  (e.g.,
                              Primary  Planned  Principal  Classes, Secondary
                              Planned Principal Classes and so forth)  having
                              different  effective  structuring   ranges  and
                              different  principal payment  priorities.   The
                              structuring  range  for the  Secondary  Planned
                              Principal Class of a Series of Securities will be narrower than that for the Primary Planned
                              Principal Class of such Series.

Scheduled Principal Class          A  class  that  is   designed  to  receive
                                   principal payments  using a  predetermined
                                   principal  balance  schedule  but  is  not
                                   designated as a Planned Principal Class or
                                   Targeted Principal Class.  In many  cases,
                                   the  schedule is  derived by  assuming two
                                   constant   prepayment   rates    for   the
                                   underlying Trust  Fund Assets.   These two
                                   rates   are   the    endpoints   for   the
                                   "structuring  range"  for   the  Scheduled
                                   Principal Class.

Sequential Pay      Classes that  receive principal payments  in a prescribed
                    sequence,  that  do  not  have  predetermined   principal
                    balance  schedules  and   that  under  all  circumstances
                    receive payments of principal continuously from the first
                    Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same
                    Series  of Securities may  be identified as  a Sequential
                    Pay class.

Strip A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets.

Support Class (also
  sometimes referred to
  as "Companion Classes")          A class  that receives  principal payments
                                   on any Distribution Date only if scheduled
                                   payments  have  been   made  on  specified
                                   Planned   Principal   Classes,    Targeted
                                   Principal    Classes   and/or    Scheduled
                                   Principal Classes.

Targeted Principal Class
  (also sometimes
  referred to as "TACs")      A class that  is designed to receive  principal
                              payments   using   a   predetermined  principal
                              balance schedule derived by assuming a single constant prepayment rate for the underlying
                              Trust Fund Assets.


               INTEREST TYPES

Fixed Rate          A class  with an interest  rate that is  fixed throughout
                    the life of the class.

Floating Rate       A  class with an  interest rate that  resets periodically
                    based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate         A  class  with  an  interest  rate  that resets
                              periodically based upon a designated index and that varies inversely with changes in such index.

Variable Rate       A  class with an  interest rate that  resets periodically
                    and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments
                    (e.g., the Loan Rates borne by the underlying Loans).

Interest Only       A  class  that receives  some  or  all  of  the  interest
                    payments made  on the  underlying Trust  Fund Assets  and
                    little  or  no  principal.   Interest  Only  Classes have
                    either  a nominal principal balance or a notional amount.
                    A nominal  principal balance represents  actual principal
                    that  will be paid  on the class.   It is  referred to as
                    nominal since  it is  extremely small  compared to  other
                    classes.   A  notional amount  is  the amount  used as  a
                    reference to calculate  the amount of interest due  on an
                    Interest  Only  Class   that  is  not  entitled   to  any
                    distributions in respect of principal.

Principal Only      A class  that does not  bear interest and is  entitled to
                    receive only distributions in respect of principal.

Partial Accrual          A class that  accretes a  portion of  the amount  of
                         accrued interest thereon, which amount will be added to the principal balance of such class on each applicable Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual Class is retired.

Accrual A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through DTC in the United States, or Cedel Bank, soci t anonyme ("CEDEL"), or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a
"beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholder" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement with DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian
Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, Provident or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                              CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateral-ization feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

     If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities;
(ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, Senior Securityholders would experience losses on their Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to Subordinated Securityholders on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to Senior Securityholders. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to Senior Securityholders or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement (i) of the aggregate principal balance of the Loans on the related Cut-Off Date or (ii) of one or more Classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements--Termination: Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

OVER-COLLATERALIZATION

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities relative to the principal balance of the Loans in the related Trust Fund.

RESERVE ACCOUNTS

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in
"Permitted Investments" which may include (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that
                                                                --------
such obligations are backed by the full faith and credit of the United States; (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing
--------
to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category; (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such
             --------
depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest unsecured short-term debt rating category; (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their highest short-term rating categories;
(v) short-term investment funds ("STIFS") sponsored by any trust company or bank incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their respective highest rating category of long-term unsecured debt; (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has the rating specified in the related Prospectus Supplement by each Rating Agency; and (vii) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not result in a reduction in the then current rating of the Securities, as evidenced by a letter to such effect from such Rating Agency and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument described hereunder shall evidence either the
--------
right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obli-gations; and provided, further, that no instrument described hereunder may
             --------  -------
be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-Off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. The Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The Pool Insurance Policies generally will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The Pool Insurance Policies generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or
(ii)  failure  to   construct  a  Property  in  accordance   with  plans  and
specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of Provident's representations described above, and, in such events might give rise to an obligation on the part of Provident to repurchase the defaulted Loan if the breach cannot be cured by Provident. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The  original  amount  of  coverage  under  each  Pool Insurance  Policy generally will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim or such other date set forth in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

CROSS-COLLATERALIZATION

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust
Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. The Prospectus Supplement for a Series of Securities which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.


                     YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and Provident is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses".

     The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Home Equity Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     As specified in the related Prospectus Supplement, certain of the conventional Loans will contain "due-on-sale" provisions permitting the mortgagee to accelerate the maturity of the Loan upon sale or certain transfers by the borrower of the related Property. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. See "The Agreements--
Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Generally, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to originating, servicing and collecting Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund and thereby affect earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.


                                THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the Securities of a Series, Provident will assign the Loans comprising the related Trust Fund to the Trustee, without recourse, together with all principal and interest received by or on behalf of Provident on or with respect to such Loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to Provident in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-Off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, Provident will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording  office, in  which  case  Provident will  deliver  or  cause to  be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, Provident will not promptly cause the assignments of the Mortgages to be recorded in the appropriate public office for real property records. If specified in the related Prospectus Supplement, some or all of the Loan documents may not be delivered to the Trustee until after the occurrence of certain events specified in the related Prospectus Supplement.

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and Provident. If Provident cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, Provident will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that Provident will fulfill this purchase or substitution obligation. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

     No Recourse to Provident or Master Servicer. As described above under "--Assignment of the Loans," Provident will assign the Loans comprising the related Trust Fund to the Trustee, without recourse. However, Provident will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described herein under "Assignment of the Loans" and "Loan Program--Representations by Provident; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution whose short-term debt obligations and long-term debt obligations at the time of any deposit therein and throughout the time the interest is maintained are rated as specified in the related Prospectus Supplement by the Rating Agencies, and the deposits in such account or accounts are fully insured by either the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund ("SAIF") (as successor to the Federal Savings and Loan Insurance Corporation) and which is any of (a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, or (iii) an account otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Trustee, without reduction or withdrawal of the then current ratings of the Securities. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The  Master  Servicer  will deposit  or  cause to  be  deposited  in the
Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-Off Date (other than certain payments due on or before the Cut-Off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

          (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Loan or property in respect thereof purchased by Provident as described under "Loan Program--Representations by Provident; Repurchases" or "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "-- Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The Master Servicer may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the Security Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii)     to   reimburse  the  Master  Servicer  for  any  Advances
     previously  made  which  the  Master  Servicer  has  determined  to   be
     nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to reimburse the Master Servicer or Provident for expenses incurred and reimbursable pursuant to the Agreement;

          (vii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (viii)    to  clear   and  terminate  the  Security   Account  upon
     termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

     The applicable Agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Master
Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to remit to Mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Property and to clear and terminate any of the escrow accounts. The Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which Provident will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to Provident the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Securities of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from Provident from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     In addition, if so provided in the related Prospectus Supplement, on the related Closing Date Provident will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to Provident.

SUB-SERVICING

     The Master Servicer may enter into an agreement (a "Sub-Servicing Agreement") with any servicing entity which will act as the Sub-Servicer for the related Loans, which Sub-Servicing Agreement will not contain any terms inconsistent with the related Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies consistent with the Master Servicer's policies with respect to the mortgage loans it owns and services for others. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of
(i) the maximum insurable value of the improvements securing such Loan from time to time, (ii) the combined principal balance owing on such Loan and any mortgage loan senior to such Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer may require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

     The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the "Master Servicing Fee"). As compensation for its servicing duties, a Sub-Servicer, if any, will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of the Trust Fund Assets pursuant to the Agreement was conducted in compliance therewith except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND PROVIDENT

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. Any of Provident, an affiliate of Provident or another entity may serve as Master Servicer.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from the Rating Agency that such resignation and appointment will not result in a downgrade of the Securities or (b) a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, Provident nor any director, officer, employee, or agent of the Master Servicer or Provident will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, Provident nor
          --------  -------
any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, Provident and any director, officer, employee or agent of the Master Servicer or Provident will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement may provide that neither the Master Servicer nor Provident will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or Provident may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Provident, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to service mortgage loans and meets the net worth requirement specified in the Agreement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to make any required deposit pursuant to the related Agreement (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by a holder of the Securities of the related Series; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by a holder of the Securities of the related Series; and (iv) certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The Trust Fund Assets will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may (and at the direction of holders of Securities evidencing not less than 51% of the aggregate Percentage Interests and under such other circumstances as may be specified in such Agreement, the Trustee shall) terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements; provided, however, that if the
                                               --------  -------
Event of Default results from the Master Servicer's failure to make an Advance, the Trustee shall terminate the Master Servicer. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $50,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 51% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of Provident or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of Provident or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series which continues unremedied for five days after written notice of such default is given as specified in the related Prospectus Supplement, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 662/3% of the Percentage Interests of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default in the payment of principal of or interest on the Notes of a Series which continues unremedied for five days after written notice of such default is given as specified in the related Prospectus Supplement, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by Provident, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity;
(ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Each Agreement may also be amended by Provident, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 51% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any
            --------  -------
manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC or any other party specified to have such right (see "Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will affect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-Off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

     The  Trustee  under each  Agreement  will  be  named in  the  applicable
Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with Provident, the Master Servicer and any of their respective affiliates.


                      CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. In Ohio, judicial foreclosure is mandatory for residential property. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.
After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Ohio requires judicial foreclosure, which includes the issuance of a decree in foreclosure, a statutory required appraisal process, public advertising for at least one month in a newspaper of general circulation providing adequate notice of a public auction to be conducted by the sheriff generally on one or more pre-established days each month, depending on the county in which the foreclosure occurs. In Ohio, the procedure, if uncontested, will take approximately six months assuming successful service or process (one month), motion for summary judgment (two months), decree in foreclosure and appraisal (one month), advertising (one month) and sheriff's sale and confirmation (one month). A contested case will take longer.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable
for sale.   The lender  will commonly obtain  the services  of a real  estate broker and  pay the broker's  commission in connection  with the sale  of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. Ohio law places a two year limitations period, following the sheriff's sale and confirmation order, in which a deficiency judgment may be obtained and enforced.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. How-ever, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the Property (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party) or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the Secured Creditor Exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Securityholders.

     CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for cleanup of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessments or very limited environmental assessments of the Properties were conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust. In Ohio, the right of redemption is dual in nature, arising both from equity and from statute. By customary practice in the Court of Common Pleas, the judgment of foreclosure allows a three day grace period for the defendant to pay amounts owed before foreclosure of the equity of redemption. By statute, the debtor's common law equity of redemption actually continues until the time of confirmation of sale. The judgment debtor may redeem the property by depositing the amount of the judgment plus costs with the Clerk of Court of Common Pleas where the execution was made.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Ohio law does not limit the amount of the deficiency judgment, but does impose a two year limitations period on the enforcement of such judgment. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Each conventional Loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the Loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of "window period loans". Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such Loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders) as mortgagee under any such junior mortgage are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect  the property or the  rights of the mortgagee  under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-Off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, including Ohio, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage and except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of Provident to collect all or part of the principal of or interest on the Loans and could subject Provident and in some cases its assignees to damages and administrative enforcement.


                       FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Brown & Wood LLP, special counsel to the Trust Fund. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Trust Fund shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest
(other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996, (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein under "-- Interest Weighted Securities"), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of
(a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     Provident may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust; Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein under "--Tax Status as a Grantor Trust"), as set forth below, the Loans underlying such Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, special counsel to the Trust Fund, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i)
Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify under existing Treasury regulations as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of Residual Interests. As described above, the Regular Interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on Loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual
Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such Loans will be equivalent to the method under which Holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires Loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to Loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the Loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to Loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of Loan principal.

     Prohibited  Transactions  and Contributions  Tax.    The REMIC  will  be
subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a Residual Interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year in which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to Loans will generally remain constant over time as a percentage of Loan principal.

     In any event, because the Holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of Residual Interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to  Market Rules.   Prospective purchasers  of a  Residual Interest
Security should be aware that a Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to Provident, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fees")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing Fees in excess of reasonable Servicing Fees ("Excess Servicing Fees") will be treated under the stripped bond rules. If the Excess Servicing Fees are less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable Servicing Fees be calculated on a Loan-by-Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those Loans. For tax years beginning after August 5, 1997, the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to the Strip Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Securityholders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received
(other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security. The maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest
Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to Provident, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the
Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Brown & Wood LLP, special counsel to Provident, will, except as otherwise provided in the related Prospectus Supplement, advise Provident that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes
(i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or Provident (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or Provident is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Brown & Wood LLP special counsel to the Trust Fund, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to Provident. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to a Holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the Trust Fund within a 12-month period would cause a deemed contribution of assets of the Trust Fund (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name,  address and taxpayer identification number of  the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     Provident or the Trustee will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia (unless in the case of a partnership, Treasury regulations are adopted that provide otherwise), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Holder.

     Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

     New Withholding Regulations. Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

TAXATION OF TRUST AS FASIT

     In the opinion of Brown & Wood LLP, special tax counsel to the Trust Fund, if a FASIT election is made with respect to a Series of Securities, the Trust Fund will be formed to qualify as a FASIT. The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Regular Securityholders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT Securities. With respect to each Series of FASIT Regular Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for U.S. federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

     QUALIFICATION AS A FASIT. The Trust Fund will qualify under the Code as a FASIT in which FASIT Regular Securities (the "FASIT Regular Securities") and the Ownership Interest Security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in section 851(a) of the Code.

     ASSET COMPOSITION. In order for the Trust Fund to be eligible for FASIT status, substantially all of the assets of the Trust Fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in section 860D of the Code ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("I0") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Consequences-Taxation of Trust as a FASIT-Treatment of High-Yield Interests."

     CONSEQUENCES OF DISQUALIFICATION. If the Trust Fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied. Nevertheless, in the opinion of Tax Counsel, if the Trust Fund fails to qualify as a FASIT it will qualify as a partnership. See "Taxation of the Trust Fund as Partnership."

TREATMENT OF FASIT REGULAR SECURITIES

     Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for Senior Securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--OID, Indexed Securities" below. High-Yield Securities may be held only by Eligible Corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If the FASIT Regular Security is sold, the Securityholder generally will recognize gain or loss upon the sale in the manner described below for Offered Senior Securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--Sale or other Disposition." In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of losses on the Underlying Assets, certain holders of such Security may be allowed to deduct the loss sustained.

TREATMENT OF HIGH-YIELD INTERESTS

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of High-Yield Interest. See "Certain Federal Income Tax Consequences-FASIT Regular Securities-Tax Treatment of FASIT Regular Securities-Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.


                             ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code
Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by
Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan unless specified in the related Prospectus Supplement.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. Provident believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of those particular Securities; provided that the Securities in the
                       --------
case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. Provident believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with Provident.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)  the  rights  and  interests  evidenced  by  the   certificates
     acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The trust fund must also meet the following requirements:

     (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below), (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The
Underwriter Exemptions do not apply to Plans sponsored by Provident, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and
(iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows Mortgage Loans or other secured receivables (the "Obligations") supporting payments to holders of Securities and having a value equal to no more than twenty-five percent of the total principal amount of the Securities being offered by the Trust Fund, to be transferred to the Trust within the Funding Period instead of requiring that all such Obligations be either identified or transferred on or before the applicable Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed twenty-five percent.

          (2) All Obligations transferred after the applicable Closing Date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the Trust Fund, which terms and conditions have been approved by the Rating Agency.

          (3) The transfer of such Additional Obligations to the Trust Fund during the Funding Period must not result in the Securities to be covered by the Exemption receiving a lower credit rating from the Rating Agency upon termination of Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust Fund.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the Trust Fund on the Closing Date.

          (5) In order to ensure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust Fund:

               (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the Provident; or

               (ii)   an independent  accountant retained  by Provident  must
          provide Provident with a letter (with copies provided to each Rating Agency, the related underwriter and the related Trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the Prospectus Supplement for the related Series or the related Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the Trust Fund as of the Closing Date.

          (6) The Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the related Agreement or an event of default occurs thereunder.

          (7) Amounts transferred to Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments.

          (8) The Prospectus Supplement for the related Series must describe:

               (i)  the  Pre-Funding  Account   and/or  Capitalized  Interest
          Account used in connection with the Pre-Funding Account;

               (ii) the duration of the Funding Period;

               (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust Fund; and

               (iv) that the amounts remaining in the Pre-Funding Account at the end of the Funding Period will be remitted to holders of the Securities specified in the Prospectus Supplement for the related Series as repayments of principal.

          (9) The related Agreement must describe the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and the terms and conditions for eligibility of Additional Obligations.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption (as amended), and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                               LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest "in mortgage related securities", and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for "mortgage related securities" and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in "mortgage related securities" (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security").

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

     Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

          1.    By   negotiated  firm  commitment  underwriting   and  public
     reoffering by underwriters;

          2.   By agency placements  through one  or more   placement  agents
     primarily with institutional investors and dealers; and

          3.    By   placement  directly  by  Provident   with  institutional
     investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to Provident, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between Provident and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the
Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with Provident to indemnification by Provident against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between Provident and purchasers of Securities of such Series.

                                LEGAL MATTERS

     Certain legal matters relating to the Securities of each Series will be passed upon for Provident by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Certain legal matters relating to certain federal income tax consequences with respect to the Securities will be passed upon for the Trust Fund by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York, will act as counsel for the underwriter or underwriters specified in the Prospectus Supplement.

                            FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that Holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn for other reasons, including, but not limited to, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long-term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more classes of the Securities of the related Series.

                            INDEX OF DEFINED TERMS

Term                                                                     Page
----                                                                     ----

Accrual Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Additional Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  84
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Amortizable Bond Premium Regulations  . . . . . . . . . . . . . . . . . .  63
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Average Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Balloon payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Belgian Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
BIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Book-Entry Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Buydown Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Buydown Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Capitalized Interest Account  . . . . . . . . . . . . . . . . . . . . . .  45
Cash Flow Bond Method . . . . . . . . . . . . . . . . . . . . . . . . . .  69
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Class Security Balance  . . . . . . . . . . . . . . . . . . . . . . . . .  26
Closed-End Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Collateral Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . . . .  21
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Companion Classes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Components  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Contingent Regulations  . . . . . . . . . . . . . . . . . . . . . . . . .  60
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 18
Cut-Off Date Principal Balance  . . . . . . . . . . . . . . . . . . . . .  25
DCR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Debt-to-income ratio  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Definitive Security . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Detailed Description  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Disqualified Organization . . . . . . . . . . . . . . . . . . . . . . . .  67
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Eligible Corporations . . . . . . . . . . . . . . . . . . . . . . . . . .  79
EPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  33
European Depositaries . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Excess Servicing Fees . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
FASIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
FASIT Ownership Security  . . . . . . . . . . . . . . . . . . . . . . . .  78
FASIT Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
FASIT Qualification Test  . . . . . . . . . . . . . . . . . . . . . . . .  78
FASIT Regular Securities  . . . . . . . . . . . . . . . . . . . . . . . .  78
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . . .  32
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Garn-St Germain Act . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Home Equity Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Insured Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Interest Weighted Securities  . . . . . . . . . . . . . . . . . . . . . .  62
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
L/C Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 36
Liquidation Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 19
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lockout Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Master Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . .  18
Master Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Morgan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
NCUA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
New Withholding Regulations . . . . . . . . . . . . . . . . . . . . . . .  77
Nonresidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 59
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
PACs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Pass-Through Securities . . . . . . . . . . . . . . . . . . . . . . . . .  68
Pay-Through Security  . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 18
Pool Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Pool Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .  24
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 16
Pre-Funding Limit . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Primary Mortgage Insurance Policy . . . . . . . . . . . . . . . . . . . .  20
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Provident . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
PTE 83-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
Ratio Strip Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  69
RCRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Refinance Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Regular Interest Securities . . . . . . . . . . . . . . . . . . . . . . .  59
Relevant Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 78
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Residual Interest Security  . . . . . . . . . . . . . . . . . . . . . . .  65
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Retained Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Revolving Credit Line Loans . . . . . . . . . . . . . . . . . . . . . .  1, 4
Riegle Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
SAIF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Secured Creditor Exclusion  . . . . . . . . . . . . . . . . . . . . . . .  54
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Security Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Security Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Security Register . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Securityholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . 5, 35
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Servicing Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Single Family Properties  . . . . . . . . . . . . . . . . . . . . . . . .  20
Single Family Securities  . . . . . . . . . . . . . . . . . . . . . . . .  81
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 85
STIFS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Stripped Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Sub-Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  45
Subordinated Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Subsequent Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
TACs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Thrift institutions . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
TIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  18, 24
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Fund Assets . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4, 18
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 24
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Underwriter Exemptions  . . . . . . . . . . . . . . . . . . . . . . . . .  82


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:


SEC Registration Fee                    $    340,416.06
Printing and Engraving Expenses         $    200,000.00
Legal Fees and Expenses                 $    500,000.00
Trustee Fees and Expenses               $     75,000.00
Accounting Fees and Expenses            $    250,000.00
Blue Sky Fees and Expenses              $     15,000.00
Rating Agency Fees                      $    250,000.00
Miscellaneous                           $    100,000.00
                                        ---------------
                         Total          $  1,730,416.06

____________
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of four Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000,000 of Securities registered hereby.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Code of Regulations provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by law. In particular, the Code of Regulations provides for indemnification for any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation, domestic or foreign non-profit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Registrant shall indemnify any such agent (as opposed to any director, officer or employee) of the Company to an extent that the directors may, in their discretion, so determine.


ITEM 16.  EXHIBITS.

    1.1             Form of Underwriting Agreement.*
    4.1 Form of Pooling and Servicing Agreement relating to Home Equity Loan Asset Backed Certificates.*
    4.2             Form of Trust Agreement.*
    4.3             Form of Indenture.*
    4.4             Form of Master Servicing Agreement.*
    5.1 Opinion of Keating, Muething & Klekamp, P.L.L. as to the legality of the Securities.
    8.1             Opinion of Brown & Wood LLP as to certain tax matters.
   23.1             Consent  of Brown &  Wood LLP  (included  in Exhibit  8.1
                    hereof).
   23.2             Consent of  Keating, Muething & Klekamp, P.L.L. (included
                    in Exhibit 5.1).
   24.1             Power of Attorney.
__________________________
*Incorporated by reference from the Registrant's Registration Statement (File No. 333-35275).


ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To  reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
          424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of a Trust Fund's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio on the 26th day of January, 1998.

                              THE PROVIDENT BANK

                              By     /s/ Tayfun Tuzun
                                  ----------------------------
                              Name:  Tayfun Tuzun
                              Vice President

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John R. Farrenkopf and Mark E. Magee, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURES                TITLE                                DATE
     ----------                -----                                ----

/s/ Allen L. Davis         President                           January 26, 1998
Allen L. Davis             (Principal Executive Officer)
                           and Director

/s/ John R. Farrenkopf     Senior Vice President and Chief     January 26, 1998
John R. Farrenkopf         Financial Officer (Principal
                           Accounting Officer)

/s/ Jack M. Cook           Director                            January 23, 1998
Jack M. Cook

/s/ Thomas D. Grote Jr.    Director                            January 23, 1998
Thomas D. Grote, Jr.

/s/ Joseph A. Steger       Director                            January 23, 1998
Joseph A. Steger

/s/ Philip R. Myers        Director                            January 26, 1998
Philip R. Myers

/s/ Joseph A. Pedoto       Director                            January 26, 1998
Joseph A. Pedoto

/s/ Sidney A. Peerless     Director                            January 23, 1998
Sidney A. Peerless



                                EXHIBIT INDEX


                                                                   SEQUENTIAL
EXHIBIT                                                              PAGE
  NO.                         DESCRIPTION OF EXHIBIT                 NUMBER
-------                       ----------------------             ----------

  1.1               --   Form of Underwriting Agreement.*
  4.1               --   Form of Pooling and
                         Servicing Agreement
                         relating to Home Equity
                         Loan Asset Backed
                         Certificates.*
  4.2               --   Form of Trust Agreement.*
  4.3               --   Form of Indenture.*
  4.4               --   Form of Master Servicing Agreement.*
  5.1               --   Opinion of Keating,
                         Muething & Klekamp, P.L.L.
                         as to the legality of the
                         Securities.
  8.1               --   Opinion of Brown & Wood LLP
                         as to certain tax matters.
 23.1               --   Consent of Brown & Wood LLP
                         (included in Exhibit 8.1).
 23.2               --   Consent of Keating,
                         Muething & Klekamp, P.L.L.
                         (included in Exhibit 5.1).
 24.1               --   Power of Attorney (included on page
                         II-3).


--------------------
*Incorporated by reference from the Registrant's Registration Statement (File No. 333-35275).



                                                                  EXHIBIT 5.1


                               January 30, 1998




The Provident Bank
One East Fourth Street
Cincinnati, Ohio  45202

          RE:  The Provident Bank -- Registration Statement on Form S-3
               --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for The Provident Bank, an Ohio banking corporation ("Provident"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each a "Series") of up to $1,149,873,000 aggregate principal amount of asset-backed securities (the "Securities"). The Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, master pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among Provident, a trustee (the "Trustee") and where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined the prospectus (the "Prospectus") and forms of prospectus supplement (each, a "Prospectus Supplement") related thereto contained in the Registration Statement. We have also examined the forms of each Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of each Series of Securities set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement and such other records, documents and instruments as we have deemed necessary for purposes of this opinion ("Documents").

     In arriving at the opinions expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of Provident, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by Provident, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

     In addition, in rendering the opinions set forth below, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all Documents submitted to us as originals. Our opinions are also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the documents relating to the above-mentioned transaction other than those contained in the Documents. Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof.

     Based upon the foregoing, we are of the opinion that:

     1. Each Agreement, when duly authorized, executed and delivered by Provident, the Trustee, the Servicer (where applicable) and any other party hereto, will constitute a legal, valid and binding agreement of Provident, enforceable against Provident in accordance with its terms, except as enforcement thereof may be limited by insolvency or other laws applicable to banks relating to or affecting creditors' rights or by general equity principles.

     2. When a Series of Securities has been duly authorized by all necessary action on the part of Provident (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

     This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so.

     The opinions expressed herein are limited as described above, and we do not express an opinion with respect to the laws of any jurisdiction other than the laws of the States of Ohio and New York (excluding choice of law principles therein) and the federal laws of the United States of America, although we point out to you that we are not licensed to practice law in the State of New York.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus and under the heading "Legal Matters" in each Prospectus Supplement, in each case forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              KEATING, MUETHING & KLEKAMP, P.L.L.


                              BY:    /s/ James R. Whitaker
                                  --------------------------------
                                        James R. Whitaker



                                                                  EXHIBIT 8.1


                                   January 30, 1998



The Provident Bank
One East Fourth Street
Cincinnati, Ohio 45202

          Re:  The Provident Bank
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel for The Provident Bank, an Ohio banking corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of up to $1,149,873,000 aggregate principal amount of asset-backed securities (the "Securities"). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, master pooling and servicing agreement, pooling agreement, trust agreement or indenture (each an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined the prospectus and forms of prospectus supplement related thereto contained in the Registration Statement (each, a "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion (the "Documents").

     In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by the Company, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

     In addition, in  rendering the opinions  set forth  below, we have  made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all Documents submitted to us as originals. Our opinions are also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the documents relating to the above-mentioned transaction other than those contained in the Documents. Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

     As special tax counsel to the Company, we have advised the Company with respect to certain material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences described therein, such description is accurate in all material respects.

     This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so. Because the Prospectus contemplates Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities. The opinions expressed herein are limited as described above, and we do not express an opinion with respect to any other federal or state law or the law of any other jurisdiction, except as expressly stated herein.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Federal Income Tax Consequences" in the Prospectus and under the heading "Federal Income Tax Consequences" in each Prospectus Supplement, in each case forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,


                                   /s/  BROWN & WOOD LLP